SCHEDULE 14A

PROXY STATEMENT

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Sabre Corporation

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Notice of 2019 Annual Meeting of Stockholders and

Proxy Statement

March 8, 2019

Dear Fellow Stockholders:

We are pleased to invite you to the 2019 Annual Meeting of Stockholders. The meeting will be held on Tuesday, April 23, 2019, at 9:30 a.m. local time, at our Global Headquarters, located at 3150 Sabre Drive, Southlake, Texas 76092.

Details about the business to be conducted at the Annual Meeting can be found in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting, we urge you to submit your proxy as soon as possible. You may submit your proxy using the proxy card by completing, signing, and dating it, then returning it by mail. Also, most of our stockholders can submit their proxy by telephone or through the Internet. If telephone or Internet voting is available to you, instructions will be included on your proxy card. Additional information about voting your shares is included in the proxy statement.

As in prior years, we are utilizing rules that allow companies to furnish proxy materials to stockholders on the Internet. We believe furnishing proxy materials in this manner allows us to continue to make this information available to our stockholders, while reducing printing and delivery costs and acting in a sustainable manner.

On behalf of your Board of Directors, thank you for your continued interest and support.

Sincerely,

Larry Kellner	Sean Menke
Chairman of the Board	President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

SABRE CORPORATION

3150 Sabre Drive

Southlake, Texas 76092

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders (including any adjournments or postponements, the “Annual Meeting”) of Sabre Corporation, a Delaware corporation, will be held at 9:30 a.m. local time on Tuesday, April 23, 2019, at our Global Headquarters, 3150 Sabre Drive, Southlake, Texas 76092, for the following purposes:

1.	To elect George Bravante, Jr., Joseph Osnoss, Zane Rowe and John Siciliano to our Board of Directors, each to serve a one-year term,

2.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2019,

3.

To adopt the Fourth Amended and Restated Certificate of Incorporation (the “Fourth Amended and Restated Certificate of Incorporation”), which eliminates the supermajority voting provisions and deletes certain obsolete provisions from our Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”),

4.	To approve our 2019 Omnibus Incentive Compensation Plan,

5.	To approve our 2019 Director Equity Compensation Plan, and

6.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements.

Our Board of Directors recommends you vote (1) FOR the election of the four nominees for directors named in this proxy statement, (2) FOR ratification of the appointment of our independent auditors, (3) FOR the adoption of the Fourth Amended and Restated Certificate of Incorporation, which eliminates the supermajority voting provisions and deletes certain obsolete provisions from our Certificate of Incorporation, (4) FOR the approval of our 2019 Omnibus Incentive Compensation Plan, and (5) FOR the approval of our 2019 Director Equity Compensation Plan.

Only stockholders of record at the close of business on February 25, 2019 are entitled to notice of, to attend, and to vote at the Annual Meeting and any adjournments or postponements.

Whether or not you expect to attend the Annual Meeting, we encourage you to submit your proxy promptly by using the Internet or telephone or by signing, dating and returning your proxy card.

By order of the Board of Directors.

Steve Milton

Corporate Secretary

March 8, 2019

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be Held on April 23, 2019

This proxy statement and the 2018 annual report are available at

www.proxydocs.com/SABR

Sabre Corporation 2019 Proxy Statement	i

PROPOSAL 3: ADOPTION OF THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, WHICH ELIMINATES THE SUPERMAJORITY VOTING REQUIREMENTS AND DELETES CERTAIN OBSOLETE PROVISIONS FROM OUR CERTIFICATE OF INCORPORATION	34
Current Supermajority Voting Requirements in Our Certificate of Incorporation	34
Rationale for Eliminating the Supermajority Voting Requirements	34
Provisions in Proposed Fourth Amended and Restated Certificate of Incorporation and Bylaws to Eliminate Supermajority Voting Requirements	34
Removal of Obsolete Provisions	35
PROPOSAL 4: APPROVAL OF THE SABRE CORPORATION 2019 OMNIBUS INCENTIVE COMPENSATION PLAN	37
Alignment of 2019 Omnibus Plan with Stockholders’ Interests	37
Key Data	38
Summary of Terms of the 2019 Omnibus Plan	39
New Plan Benefits	43
U.S. Federal Income Tax Consequences	43
Required Vote	45
Equity Compensation Plan Information	46
PROPOSAL 5: APPROVAL OF THE SABRE CORPORATION 2019 DIRECTOR EQUITY COMPENSATION PLAN	47
Alignment of 2019 Director Plan with Stockholders’ Interests	47
Key Data	48
Summary of Terms of the 2019 Director Plan	48
New Plan Benefits	51
U.S. Federal Income Tax Consequences	51
Required Vote	52
COMPENSATION DISCUSSION AND ANALYSIS	54
Management Changes in 2018	54
Executive Summary	54
Compensation Philosophy and Objectives	59
2018 Total Direct Compensation Mix	59
Compensation-Setting Process	60
Compensation Elements of Total Direct Compensation	64
Employment Agreements and Offer Letters	73
Post-Employment Compensation	74
Amendment to Mr. Simonson’s Employment Agreement	74
Other Compensation Policies and Programs	75
Tax and Accounting Considerations	76
Compensation Committee Report	77

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PROXY STATEMENT SUMMARY

PROXY STATEMENT SUMMARY

This summary represents only selected information. You should review the entire proxy statement before voting.

Matters for Stockholder Voting

Proposal	Description	Board Voting Recommendation
1. Election of directors	Election of George Bravante, Jr., Joseph Osnoss, Zane Rowe and John Siciliano to serve a one-year term	FOR these nominees

2. Ratification of appointment of auditors	Ratification of the appointment of Ernst & Young LLP as our independent auditors for 2019	FOR
3. Adoption of the Fourth Amended and Restated Certificate of Incorporation

Adoption of the Fourth Amended and Restated Certificate of Incorporation, which eliminates the supermajority voting provisions in favor of simple majority voting requirements and deletes certain obsolete provisions from our Certificate of Incorporation

FOR

4. Approval of our 2019 Omnibus Incentive Compensation Plan

Approval of our 2019 Omnibus Incentive Compensation Plan, to replace our 2016 Omnibus Incentive Compensation Plan and increase the number of shares authorized for   issuance under our equity-based compensation plans

FOR
5. Approval of our 2019 Director Equity Compensation Plan	Approval of our 2019 Director Equity Compensation Plan, to provide for a separate compensation plan for our non-employee directors	FOR

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PROXY STATEMENT SUMMARY

Information on Director Nominees

Information about the four nominees for director is included below. The Governance and Nominating Committee has reviewed the individual director attributes and contributions of these nominees, and the Board of Directors recommends that stockholders vote FOR the election of each of these nominees.

Name and Occupation	Committee Roles	Independent	Experience Highlights

George Bravante, Jr. Co-founder of Bravante-Curci Investors, LP, Owner of Bravante Produce and CEO of Pacific Agricultural Realty, LP	• Audit Committee	✓	• Travel industry experience, as the former Chairman of the Board of ExpressJet Holdings, Inc. • Investment experience • Financial and strategic business knowledge • Audit Committee financial expert

Joseph Osnoss Managing Director, Silver Lake	• Compensation Committee • Executive Committee • Governance and Nominating Committee • Technology Committee	✓	• Extensive experience in private equity investing, including the technology sector • Service on the boards of directors of other companies, both domestically and internationally

Zane Rowe Chief Financial Officer, VMware, Inc.	• Compensation Committee • Technology Committee	✓	• Extensive experience in the travel industry and the technology sector • Financial expertise • Experience in sales, operations and strategic roles

John Siciliano Senior Managing Director and Global Strategy Leader, Asset and Wealth Management, PricewaterhouseCoopers, LLP	• Audit Committee*	✓

• Broad, global leadership as CEO, CFO and senior advisor

• Significant experience in developing and implementing corporate strategy

• Well-versed in complexity of issues in areas of governance and ethics

* Subject	to election as a director.

Fourth Amended and Restated Certificate of Incorporation

We are proposing to amend and restate our Certificate of Incorporation to eliminate supermajority voting provisions in favor of simple majority voting requirements contained in our Certificate of Incorporation. Currently, our Certificate of Incorporation requires the affirmative vote of the holders of at least 75% of the voting power of our common stock to remove directors, to alter, amend or repeal certain provisions of our Certificate of Incorporation and for stockholders to alter, amend or repeal the Bylaws. The Board of

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PROXY STATEMENT SUMMARY

Directors has adopted resolutions approving the Fourth Amended and Restated Certificate of Incorporation which, if approved by stockholders, would eliminate these supermajority voting provisions. As a result of the deletion of these provisions, under Delaware law, directors may be removed by the holders of a majority in voting power of the shares of the outstanding common stock, all of the provisions of the certificate of incorporation may be amended by the affirmative vote of the holders of at least a majority of the voting power of the outstanding common stock, and stockholders may amend the bylaws by the affirmative vote of the holders of a majority of the voting power of the outstanding common stock entitled to vote on such matter and present, in person or by proxy, at the meeting. In addition, the Fourth Amended and Restated Certificate of Incorporation, if approved by stockholders, would delete certain obsolete provisions from our Certificate of Incorporation that no longer have any application. See “Proposal 3: Adoption of the Fourth Amended and Restated Certificate of Incorporation, Which Eliminates the Supermajority Voting Requirements and Deletes Certain Obsolete Provisions from Our Certificate of Incorporation.”

The Board of Directors recommends that stockholders vote FOR the adoption of the Fourth Amended and Restated Certificate of Incorporation.

2019 Omnibus Incentive Compensation Plan

We are seeking approval of our 2019 Omnibus Incentive Compensation Plan (the “2019 Omnibus Plan”), which our Board of Directors adopted in February 2019, subject to stockholder approval. We currently have the 2016 Omnibus Incentive Compensation Plan (the “2016 Omnibus Plan”) in place. We are proposing adoption of the 2019 Omnibus Plan to replace the 2016 Omnibus Plan, which will also increase the number of shares authorized for issuance pursuant to our equity-based compensation plans. The 2019 Omnibus Plan is a critical part of our overall compensation program and is intended to promote the interests of Sabre and our stockholders by providing our employees, who are largely responsible for the management, growth, and protection of our business, with incentives and rewards to encourage them to continue in the service of Sabre. The 2019 Omnibus Plan is designed to meet these objectives by providing these employees with a proprietary interest in pursuing the long-term growth, profitability, and financial success of Sabre.

The Board of Directors recommends that stockholders vote FOR the approval of the 2019 Omnibus Plan.

2019 Director Equity Compensation Plan

We are also seeking approval of our 2019 Director Equity Compensation Plan (the “2019 Director Plan”), which our Board of Directors adopted in February 2019, subject to stockholder approval. Currently, awards to non-employee directors are granted under the 2016 Omnibus Plan. We are proposing that awards to non-employee directors be granted under the 2019 Director Plan. The 2019 Director Plan is intended to promote the interests of Sabre and our stockholders by providing certain compensation to eligible directors to encourage the highest level of performance by providing them with a proprietary interest in Sabre’s success and progress by granting them awards under the 2019 Director Plan.

The Board of Directors recommends that stockholders vote FOR the approval of the 2019 Director Plan.

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PROXY STATEMENT

PROXY STATEMENT

for the Annual Meeting of Stockholders

to be held on April 23, 2019

INFORMATION ABOUT OUR ANNUAL MEETING

Date, Time and Place of Meeting

Our 2019 Annual Meeting will be held on Tuesday, April 23, 2019, at 9:30 a.m. local time, at our Global Headquarters, 3150 Sabre Drive, Southlake, Texas 76092.

Only stockholders as of the record date and persons holding proxies from stockholders as of the record date may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of government-issued photo identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, otherwise known as holding in “street name,” you must bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares, together with a form of government-issued photo identification, to the Annual Meeting. If you are a representative of an entity that owns shares, you must bring a form of government-issued photo identification, evidence that you are the entity’s authorized representative or proxyholder, and, if the entity holds the shares in street name, proof of the entity’s beneficial ownership to the Annual Meeting. If you are a proxyholder, you must bring a valid legal proxy and a form of government-issued photo identification to the Annual Meeting. Use of cameras and recording devices will not be permitted at the Annual Meeting.

Record Date; Mailing Date

The Board of Directors established the close of business on February 25, 2019 as the record date for determining the holders of Sabre stock entitled to notice of and to vote at the Annual Meeting.

On the record date, 275,528,356 shares of common stock were outstanding and entitled to vote at the Annual Meeting. Each share of common stock outstanding is entitled to one vote for each director nominee and one vote for each other item to be voted on at the Annual Meeting.

We are first mailing this proxy statement and the accompanying proxy materials to holders of Sabre common stock on or about March 8, 2019.

Notice of Electronic Availability of Proxy Statement and Annual Report

As permitted by rules of the Securities and Exchange Commission (“SEC”), we are making this proxy statement and our annual report available to our stockholders electronically via the Internet. This reduces printing and delivery costs and supports our sustainability efforts. You may have received in the mail a “Notice of Electronic Availability” explaining how to access this proxy statement and our annual report on the Internet and how to vote online. If you received this Notice but would like to receive a paper copy of the proxy materials, you should follow the instructions contained in the Notice for requesting these materials.

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PROXY STATEMENT

How to Vote

You may direct how your shares are voted by proxy, without attending the Annual Meeting. The manner in which your shares may be voted by proxy depends on whether you are a:

•	Registered stockholder. Your shares are represented by certificates or book entries in your name on the records of Sabre’s stock transfer agent, American Stock Transfer & Trust Company, LLC, or

•	Beneficial stockholder. You hold your shares in “street name” through a broker, trust, bank or other nominee.

You may vote your shares by proxy in any of the following three ways:

•

Using the Internet. Registered stockholders may submit their proxies using the Internet by going to www.proxypush.com/SABR and following the instructions. Beneficial stockholders may submit their proxies by accessing the website specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees. You will be required to enter the control number that is included on the voting instruction form provided by your broker, trust, bank or other nominee.

•

By Telephone. Registered stockholders may submit their proxies, from within the United States, using any touch-tone telephone by calling (866) 206-5104 and following the recorded instructions. Beneficial owners may submit their proxies, from within the United States, using any touch-tone telephone by calling the number specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees. You will be required to enter the control number that is included on the voting instruction form provided by your broker, trust, bank or other nominee.

•

By Mail. Registered stockholders that received printed proxy materials may submit proxies by mail by marking, signing and dating the printed proxy cards and mailing them in the accompanying postage-paid envelopes. Beneficial owners may submit their proxies by marking, signing and dating the voting instruction forms by their brokers, trusts, banks or other nominees provided and mailing them in the accompanying postage-paid envelopes.

Please note that if you received a Notice of Electronic Availability, you cannot vote your shares by filling out and returning the Notice. Instead, you should follow the instructions contained in the Notice on how to submit a proxy by using the Internet or telephone.

All proxies properly submitted and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies. If you are a stockholder of record and submit your signed proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote your shares as follows:

•	FOR the election of the directors named in this proxy statement,

•	FOR the ratification of the appointment of our independent auditors,

•

FOR the adoption of the Fourth Amended and Restated Certificate of Incorporation, which eliminates the supermajority voting provisions and deletes certain obsolete provisions from our Certificate of Incorporation,

•	FOR the approval of the 2019 Omnibus Plan, and

•	FOR the approval of the 2019 Director Plan.

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PROXY STATEMENT

You may also vote in person at the Annual Meeting. Votes in person will replace any previous votes you have made by mail, telephone or the Internet. We will provide a ballot to registered stockholders who request one at the meeting. Shares held in your name as the stockholder of record may be voted on that ballot. Shares held beneficially in street name may be voted on a ballot only if you bring a legal proxy from the broker, trust, bank or other nominee that holds your shares giving you the right to vote the shares. Attendance at the Annual Meeting without voting or revoking a previous proxy in accordance with the voting procedures will not in and of itself revoke a previously submitted proxy.

How to Revoke Your Vote

Any stockholder of record submitting a proxy has the power to revoke the proxy at any time prior to its exercise by (1) submitting a new proxy with a later date or time, including a proxy given over the Internet or by telephone, (2) notifying our Corporate Secretary at 3150 Sabre Drive, Southlake, Texas 76092 in writing, which notice must be received by the Corporate Secretary before the meeting or (3) voting in person at the meeting.

If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.

Quorum

Transaction of business at the Annual Meeting may occur if a quorum is present. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of capital stock entitled to be voted at the meeting, present in person or by proxy, constitutes a quorum. If a quorum is not reached, the Annual Meeting will be adjourned until a later time.

Votes Required

Item 1: Election of Directors. The election of each director will be determined by the vote of a majority of the votes cast with respect to that director’s election, requiring the number of votes cast “for” a director’s election to exceed the number of votes cast “against” that director.

Item 2: Ratification of Appointment of Our Independent Auditors. The affirmative vote of the holders of not less than a majority of the outstanding common stock entitled to vote and present, in person or by proxy, at the meeting is required.

Item 3: Adoption of the Fourth Amended and Restated Certificate of Incorporation. The affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of common stock entitled to vote at the meeting is required.

Item 4: Approval of the 2019 Omnibus Plan. The affirmative vote of the holders of not less than a majority of the voting power of the outstanding common stock entitled to vote and present, in person or by proxy, at the meeting is required.

Item 5: Approval of the 2019 Director Plan. The affirmative vote of the holders of not less than a majority of the voting power of the outstanding common stock entitled to vote and present, in person or by proxy, at the meeting is required.

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PROXY STATEMENT

Abstentions and Broker Non-Votes

Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. For Item 1, because the election of each director requires a majority of votes cast, abstentions and broker non-votes will have no effect on the outcome of the vote. For Items 2, 4 and 5, because the affirmative vote of the holders of a majority of the shares present and entitled to vote is required for approval, abstentions will be counted as votes against these proposals and, for Items 4 and 5, broker non-votes will have no effect on the outcome of the vote (and there will be no broker non-votes with respect to Item 2). For Item 3, because the affirmative vote of the holders of at least 75% of the shares entitled to vote at the meeting is required, abstentions and broker non-votes will be counted as votes against this proposal.

If you hold Sabre shares in street name, you must provide your broker, bank or other holder of record with instructions in order to vote these shares. If you do not provide these voting instructions, whether your shares can be voted by your bank, broker or other nominee depends on the type of item being considered for a vote.

•

Non-Discretionary Items. The election of directors, the adoption of the Fourth Amended and Restated Certificate of Incorporation, the approval of the 2019 Omnibus Plan and the approval of the 2019 Director Plan are non-discretionary items and may NOT be voted on by your broker, bank or other nominee absent specific voting instructions from you.

•

Discretionary Item. The ratification of Ernst & Young LLP as Sabre’s independent registered public accounting firm for the fiscal year ending December 31, 2019 is a discretionary item. Generally, brokers, banks and other nominees that do not receive voting instructions may vote on this proposal in their discretion.

Solicitation of Proxies

This solicitation is being made by our Board of Directors. We will bear all costs of this proxy solicitation, including the cost of preparing, printing and delivering materials, the cost of the proxy solicitation and the expenses of brokers, fiduciaries and other nominees who forward proxy materials to stockholders. In addition to mail and electronic means, our employees may solicit proxies by telephone or otherwise. In addition, we may enlist the help of banks, brokers, broker-dealers and similar organizations in soliciting proxies from their customers (i.e., beneficial stockholders). We have retained Alliance Advisors, LLC to aid in the solicitation at a cost of approximately $11,000 plus reimbursement of out-of-pocket expenses.

Other Business

The Board of Directors does not presently intend to bring any business before the Annual Meeting other than the proposals discussed in this proxy statement and specified in the Notice of Annual Meeting of Stockholders. If any other matters should properly come before the Annual Meeting, the persons designated in the proxy will vote on them according to their best judgment.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please take the time to submit your proxy via the Internet, by telephone or by returning your marked, signed and dated proxy card so that your shares will be represented at the Annual Meeting.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, which govern the Board of Directors’ structure and proceedings and contain its position on many governance issues. These Guidelines are available on the investors section of our website at www.sabre.com.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our Board of Directors has the right to exercise its discretion to either separate or combine the offices of the Chairman of the Board and the CEO. This decision is based upon the Board of Directors’ determination of what is in the best interests of Sabre and its stockholders, in light of the circumstances and taking into consideration succession planning, skills and experience of the individuals filling those positions and other relevant factors.

Mr. Kellner currently serves as non-executive Chairman of the Board. As Chairman of the Board, his duties include:

•	leading and overseeing the Board,

•	presiding at all meetings of the Board and the stockholders,

•	establishing, in consultation with the CEO (and any other executive officers as needed), the schedule and agendas for meetings of the Board,

•

defining the scope, quality, quantity and timeliness of the flow of information between company management and the Board, including Board meeting materials, that is necessary for the Board to effectively and responsibly perform its duties,

•	advising the Board committee chairs in fulfilling their designated roles and responsibilities to the Board,

•	facilitating discussions among directors both during and between Board meetings and serving as a liaison between the Board and the CEO,

•	advising the CEO on strategic matters, including regular discussions on key acquisitions, divestitures, significant company developments and other items requiring Board approval or oversight,

•

developing the agenda for and presiding over Board executive sessions, as well as providing feedback and perspective to the CEO regarding discussions at these sessions and working with the CEO to address any feedback,

•	overseeing the Board’s review and approval of the CEO’s annual goals and objectives for Sabre,

•	leading the Board in the annual performance evaluation of the CEO,

•	leading the Board in CEO and senior management succession planning,

•	managing the Board’s oversight and approval of Sabre’s annual plan and multi-year outlook,

•	managing, in coordination with the Compensation Committee, the Board’s oversight of company-wide talent management and diversity,

•	managing the Board’s oversight of risks and conflicts of interest, including ensuring appropriate ownership by the full Board or an appropriate Board committee,

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CORPORATE GOVERNANCE

•	leading the annual Board evaluation and, in coordination with the Governance and Nominating Committee, overseeing the process for Board committee evaluations,

•	chairing the Governance and Nominating Committee,

•	working with the Governance and Nominating Committee regarding recommendations for Board committee service, including chairing Board committees,

•

interviewing, along with appropriate members of the Governance and Nominating Committee, all Board candidates and making recommendations to the Governance and Nominating Committee and the Board regarding these candidates,

•	consulting with stockholders, in coordination with the CEO,

•	approving the retention of consultants who report directly to the Board, and

•	assuming such other responsibilities that the Board or the CEO may designate from time to time.

Mr. Menke was elected as President and CEO effective December 31, 2016. The current leadership structure is based on the leadership provided by a non-executive Chairman of the Board (currently Mr. Kellner) and a full-time CEO (currently Mr. Menke), with both positions being subject to oversight and review by Sabre’s Board of Directors. The Board of Directors recognizes that, if circumstances change in the future, other leadership structures might also be appropriate, and it has the discretion to revisit this determination of Sabre’s leadership structure.

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CORPORATE GOVERNANCE

Overview of Board Composition

The following charts provide a snapshot of the Board’s composition.

Board Composition and Director Independence

Our Board of Directors is currently comprised of ten directors, and will be comprised of eleven directors if Mr. Siciliano is elected. Our Certificate of Incorporation provides that the number of directors on our Board of Directors shall be not less than five directors nor more than thirteen directors, as determined by the affirmative vote of the majority of the Board of Directors then in office.

Our Board of Directors has determined that George Bravante, Jr., Hervé Couturier, Renée James, Lawrence W. Kellner, Gary Kusin, Judy Odom, Joseph Osnoss, Karl Peterson, Zane Rowe and John Siciliano are independent as defined under the corporate governance rules of NASDAQ. The Board also determined that Greg Mondre was independent as defined under the corporate governance rules of NASDAQ during the period in 2018 in which he served as a director. In making these determinations, the Board of Directors considered the applicable legal standards and any relevant transactions, relationships or arrangements, including that we do business with other companies affiliated with the Principal Stockholders. See “Certain Relationships and Related Party Transactions.”

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CORPORATE GOVERNANCE

Director Nominee Criteria and Process

The Board of Directors is responsible for approving candidates for membership to the Board of Directors. The Board of Directors has delegated the screening and recruitment process to the Governance and Nominating Committee, in consultation with our Chairman of the Board and our President and CEO. The Governance and Nominating Committee believes that the criteria for director nominees should support Sabre’s strategies and business, ensure effective governance, account for individual director attributes and the overall mix of those attributes and support the successful recruitment of qualified candidates for the Board of Directors.

Qualified candidates for director are those who, in the judgment of the Governance and Nominating Committee, possess all of the general attributes and a sufficient mix of the specific attributes listed below to ensure effective service on the Board of Directors.

General Attributes	Specific Attributes
• Leadership skills • Ethical character • Active participator • Relationship skills • Effectiveness • Independence • Financial literacy • Reflection of Sabre values

• Leadership experience, including executive and board experience

• Technology or travel industry knowledge

• Financial background

• Diversity, including geographical, industry, function, gender, race or ethnicity

• International experience

• Marketing or sales background

• Other functional expertise

The Governance and Nominating Committee may receive recommendations for candidates for the Board of Directors from various sources, including our directors, management and stockholders. In addition, the Governance and Nominating Committee may periodically retain a search firm to assist it in identifying and recruiting director candidates meeting the criteria specified by the Governance and Nominating Committee.

The Governance and Nominating Committee recommends nominees to the Board of Directors to fill any vacancies. As provided in our Certificate of Incorporation, the Board of Directors elects a new director when a vacancy occurs between annual meetings of stockholders. The Governance and Nominating Committee also recommends to the Board of Directors any new appointments and nominees for election as directors at our Annual Meetings.

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CORPORATE GOVERNANCE

Attributes of Current Directors

The Governance and Nominating Committee believes that each of our current director possesses all of the general attributes described above. The following chart provides an overview of the specific attributes described above we believe are applicable to our current directors.

See “Certain Information Regarding Nominees for Director” for additional information regarding director qualifications.

Board Tenure

The Governance and Nominating Committee believes that Board tenure is important, as we seek to achieve the appropriate balance in years of service. New directors provide fresh perspectives, while longer serving directors provide a deep knowledge of the company. Our current Board has an average tenure of 6 years.

Our Corporate Governance Guidelines provide that directors will not stand for re-election after reaching age 74. This guideline may be waived in individual cases by the Governance and Nominating Committee.

Board Evaluations

The Governance and Nominating Committee oversees annual performance evaluations of the Board and its committees, and the Board and each committee conducts an annual evaluation. The Governance and Nominating Committee further assesses the individual contributions of directors recommended for re-election, as well as considers the overall composition of the Board and its committees, including whether the directors have an appropriate mix of the attributes described above in order to function effectively and taking into account any anticipated future needs of the Board.

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CORPORATE GOVERNANCE

Diversity of Directors

As noted above, the Governance and Nominating Committee believes that diversity of backgrounds and viewpoints is a key attribute for directors. As a result, the Governance and Nominating Committee considers specific attributes for director candidates, including whether the individual brings an appropriate level of diversity, which may be, among others, geographical, industry, function, gender, race or ethnicity. While the Governance and Nominating Committee considers this diversity when reviewing nominees for director, the Governance and Nominating Committee has not established a formal policy regarding diversity in identifying director nominees.

Stockholder Nominations for Directors

The Governance and Nominating Committee considers nominees recommended by stockholders as candidates for election to the Board of Directors. Under our Bylaws, a stockholder wishing to nominate a candidate for election to the Board of Directors at an annual meeting is required to give timely notice in writing to Sabre’s Corporate Secretary, which notice must also fulfill the requirements of the Bylaws as described below. The stockholder must be a stockholder of record of Sabre at the time the notice is delivered to the Corporation and must be entitled to vote at the meeting. The notice must be received by Sabre’s Corporate Secretary at Sabre’s principal executive offices not earlier than the opening of business 120 days before, and not later than the close of business 90 days before, the first anniversary of the date of the preceding year’s Annual Meeting. The notice of nomination is required to contain certain information, as set forth in our Bylaws, about both the nominee and the stockholder making the nomination, the nominee’s consent to being named in the proxy statement, and a description of certain agreements, arrangements or understandings in connection with the making of the nomination. The Bylaws provide that the notice must also contain information about certain stock holdings of the stockholder making the nomination, including derivative holdings, dividend rights that are separated from or separable from the underlying shares and certain performance-related fees, as well as information that would be required to be disclosed in connection with a proxy solicitation (and whether a proxy solicitation will be conducted). We may require that the proposed nominee furnish other information to determine that person’s eligibility to serve as a director.

A nomination that does not comply with the requirements set forth in our Bylaws will not be considered for presentation at the annual meeting, but may be considered by the Governance and Nominating Committee for any vacancies arising on the Board of Directors between annual meetings in accordance with the process described in “Director Nominee Criteria and Process.”

Board Meetings and Annual Meeting Attendance

The Board of Directors met six times in 2018. All of the directors attended in excess of 75% of the total number of meetings of the Board of Directors and the committees on which they served.

Our Corporate Governance Guidelines provide that directors are expected to attend all or substantially all Board meetings and meetings of the committees of the Board on which they serve, as well as our annual meeting. Our 2018 Annual Meeting was attended by all of our directors then in office.

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CORPORATE GOVERNANCE

Board Committees

The Board of Directors has established five standing committees to assist it in carrying out its responsibilities: the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, the Technology Committee and the Executive Committee. The table below provides current membership for each committee.

Director	Audit	Compensation	Governance and Nominating	Technology	Executive
George Bravante, Jr.	Member
Hervé Couturier				Chair
Renée James	Member			Member
Lawrence W. Kellner			Chair		Chair
Gary Kusin		Chair	Member
Sean Menke				Member	Member
Judy Odom	Chair
Joseph Osnoss		Member	Member	Member	Member
Karl Peterson		Member	Member		Member
Zane Rowe		Member		Member

Mr. Siciliano is expected to serve on the Audit Committee, if elected.

Each of the committees operates under its own written charter adopted by the Board of Directors, each of which is available on the investors section of our website at www.sabre.com.

Ad hoc committees may also be designated under the direction of our Board of Directors when necessary to address specific issues.

Audit Committee

The Audit Committee assists the Board of Directors in the oversight of, among other things, the following items:

•	the integrity of Sabre’s financial statements and internal control system,

•	the performance of Sabre’s internal audit function,

•	the annual independent audit of Sabre’s financial statements,

•	the engagement of the independent auditors and the evaluation of their qualifications, independence and performance,

•	legal and regulatory compliance,

•	the evaluation of enterprise risk issues, and

•	review of our cybersecurity and other information technology risks, controls and procedures.

The members of the Audit Committee are Judy Odom (Chairman), George Bravante, Jr. and Renée James, and Mr. Siciliano is expected to serve on the Audit Committee if elected. Each of these individuals is

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CORPORATE GOVERNANCE

“independent,” as defined under NASDAQ rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board of Directors has determined that each director appointed to the Audit Committee is financially literate and meets the criteria of the rules and regulations set forth by the SEC for an “audit committee financial expert.”

The Audit Committee met six times in 2018.

Compensation Committee

The Compensation Committee assists the Board of Directors in the oversight of, among other things, the following items:

•	the operation of our executive compensation program,

•

the review and approval of the corporate goals and objectives relevant to the compensation of our CEO, the evaluation of his or her performance in light of those goals and objectives, and the determination and approval of his or her compensation based on that evaluation,

•	the establishment and annual review of any stock ownership guidelines applicable to our executive officers and management, and the non-employee members of the Board of Directors,

•	the determination and approval of the compensation level (including base and incentive compensation) and direct and indirect benefits of our executive officers, and

•	any recommendation to the Board of Directors regarding the establishment and terms of incentive-compensation and equity-based plans, and the administration of these plans.

The members of the Compensation Committee are Gary Kusin (Chairman), Joseph Osnoss, Karl Peterson and Zane Rowe, each of whom is “independent,” as defined under NASDAQ rules. The Compensation Committee met six times in 2018.

Committee Consultant

The Compensation Committee’s charter provides that the Compensation Committee has the authority to retain advisors, including compensation consultants, to assist in its work. The Compensation Committee believes that a compensation consultant can provide important market information and perspectives that can help it determine compensation programs that best meet the objectives of our compensation philosophy and policies. Pursuant to its charter, prior to selecting a compensation consultant the Compensation Committee considers factors relevant to the independence of the individual advisors, as well as the independence of the advisors’ organization.

The Compensation Committee has engaged Compensia, Inc., a national compensation consulting firm, to assist it with compensation matters. Compensia has no other business relationship with Sabre and receives no payments from us other than fees for services to the Compensation Committee. Compensia reports directly to the Compensation Committee, and the Compensation Committee may replace Compensia or hire additional consultants at any time. A representative of Compensia attends Compensation Committee meetings and communicates with the Chairman of the Compensation Committee between meetings from time to time.

The Compensation Committee has assessed the independence of Compensia taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of NASDAQ, and has

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CORPORATE GOVERNANCE

concluded that no conflict of interest exists with respect to the work that Compensia performs for the Compensation Committee.

Compensation Policies and Practices Risk Assessment

At the request of the Compensation Committee, Compensia has assessed the risk profile of Sabre’s compensation programs. Based on this review, management and the Compensation Committee have concluded that Sabre’s compensation policies and practices, taken as a whole, are not reasonably likely to have a material adverse impact on Sabre.

Governance and Nominating Committee

The Governance and Nominating Committee assists the Board of Directors in the oversight of, among other things, the following items:

•

the review of the performance of our Board of Directors and any recommendations to the Board of Directors regarding the selection of candidates, qualification and competency requirements for service on the Board of Directors and the suitability of proposed nominees as directors,

•	corporate governance principles applicable to officers, directors and employees of Sabre, and

•	the review of management’s short- and long-term leadership development and succession plans and processes.

The members of the Governance and Nominating Committee are Lawrence W. Kellner (Chairman), Gary Kusin, Joseph Osnoss and Karl Peterson, each of whom is “independent,” as defined under NASDAQ rules. The Governance and Nominating Committee met five times in 2018.

Technology Committee

The Technology Committee assists the Board of Directors in the oversight of, among other things, the following items:

•	the appraisal of major technology-related projects and recommendations to our Board of Directors regarding our technology strategies,

•	the review of the quality and effectiveness of Sabre’s information technology security, data privacy and disaster recovery capabilities, and

•	the provision of advice to our senior technology management team with respect to existing trends in information technology and new technologies, applications and systems.

The members of the Technology Committee are Hervé Couturier (Chairman), Renée James, Joseph Osnoss, Sean Menke and Zane Rowe. The Technology Committee met four times in 2018.

Executive Committee

The Executive Committee’s principal function is to exercise, when necessary between meetings of the Board of Directors, certain of the Board of Directors’ powers and authority in the management of our business and affairs and to act on behalf of the Board of Directors.

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The members of the Executive Committee are Lawrence W. Kellner (Chairman), Sean Menke, Joseph Osnoss and Karl Peterson. The Executive Committee did not meet in 2018.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Other Corporate Governance Practices and Matters

Annual Election of Directors

In 2018, stockholders approved an amendment to our Certificate of Incorporation to provide that directors will be elected on an annual basis instead of for staggered terms of three years each. Under the amendment, directors continue to serve the remainder of their elected terms, and beginning with this year’s Annual Meeting of Stockholders, the directors up for election at the Annual Meeting will be elected annually so that, by the 2021 Annual Meeting of Stockholders, all directors will be elected annually.

Majority Voting for Directors in Uncontested Elections

In 2017, the Board of Directors and our stockholders approved an amendment to our Certificate of Incorporation to facilitate the implementation of a majority vote standard in uncontested director elections. As a result, our Bylaws now provide for a majority vote standard in these elections.

Simple Majority Voting Provisions

The Board of Directors has recommended that stockholders adopt the Fourth Amended and Restated Certificate of Incorporation, which eliminates the supermajority voting provisions contained in our Certificate of Incorporation. To effect this change, the holders of 75% of the outstanding shares of common stock must vote in favor of this proposal. See “Proposal 3: Adoption of the Fourth Amended and Restated Certificate of Incorporation, Which Eliminates Supermajority Voting Provisions and Deletes Certain Obsolete Provisions from Our Certificate of Incorporation.”

Communicating with Directors

Stockholders and other interested parties may communicate with our Board of Directors by writing to the Board of Directors, c/o Corporate Secretary, Sabre Corporation, 3150 Sabre Drive, Southlake, Texas 76092. You may also find information on communicating with the Board of Directors on the investors section of our website at www.sabre.com.

Code of Business Ethics

We have adopted a Code of Business Ethics, which is the code of conduct applicable to all of our directors, officers and employees. The Code of Business Ethics is available on the investors section of our website at www.sabre.com. Any change or amendment to the Code of Business Ethics, and any waivers of the Code of Business Ethics for our directors, CEO or senior financial officers, will be available on our website at the above location. As of the date of this proxy statement, no such waivers had been posted at this location.

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CORPORATE GOVERNANCE

Board and Management Roles in Risk Oversight

Our Board of Directors has the primary responsibility for risk oversight of Sabre as a whole. The Audit Committee is responsible for overseeing risks associated with financial and accounting matters, including compliance with legal and regulatory requirements and internal control over financial reporting. In addition, the Audit Committee has oversight responsibility relating to the evaluation of enterprise risk issues, as well as for reviewing Sabre’s procedures with respect to risk management. The Audit Committee further has oversight authority to review our plans to mitigate cybersecurity risks.

The Board of Directors has also charged the Compensation Committee with evaluating Sabre’s compensation program, taking into account Sabre’s business strategy and risks to Sabre and its business implied by the compensation program. See “Compensation Policies and Practices Risk Assessment.” The Governance and Nominating Committee oversees risks associated with corporate governance, including Board leadership structure, succession planning and other matters. The Technology Committee, in coordination with the Audit Committee, is responsible for periodically reviewing, appraising and discussing with management the quality and effectiveness of Sabre’s information technology security, data privacy and disaster recovery capabilities.

We believe that the current leadership structure of the Board of Directors is designed to support effective oversight of our risk management processes described above by providing independent leadership at the Board committee level, with ultimate oversight by the full Board of Directors as led by both the Chairman of the Board and the President and CEO.

Whistleblower Procedures

The Audit Committee has established procedures for receiving, recording and addressing any complaints we receive regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission, by our employees or others, of any concerns about our accounting or auditing practices. We also maintain a toll-free Sabre Global Integrity Hotline telephone line and a website, each allowing our employees and others to voice their concerns anonymously.

Stockholders’ Agreement

We were previously a party to a second amended and restated Stockholders’ Agreement (the “Stockholders’ Agreement”) with the Silver Lake Funds, the TPG Funds and Sovereign Co-Invest II (as defined below). The Stockholders’ Agreement provided that the Silver Lake Funds and the TPG Funds had certain nomination rights to designate candidates for nomination to our Board of Directors and the ability to appoint members to each Board committee. In accordance with the Stockholders’ Agreement, the TPG Funds previously appointed Messrs. Peterson and Bravante, the Silver Lake Funds previously appointed Messrs. Mondre and Osnoss to our Board of Directors, and Ms. James was designated as the independent Joint Designee (as defined in the Stockholders’ Agreement). Notwithstanding these prior designation rights under the Stockholders’ Agreement, neither Mr. Bravante nor Ms. James are employees of, or otherwise affiliated with TPG or Silver Lake. The Principal Stockholders (as defined below) no longer own any shares of our common stock, and the Stockholders’ Agreement has terminated pursuant to its terms in November 2018.

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“TPG” refers to TPG Global, LLC and its affiliates, the “TPG Funds” refer to one or more of TPG Partners IV, L.P., TPG Partners V, L.P., TPG FOF V-A, L.P. and TPG FOF V-B, L.P., “Silver Lake” refers to Silver Lake Management Company, L.L.C. and its affiliates and “Silver Lake Funds” refer to either or both of Silver Lake Partners II, L.P. and Silver Lake Technology Investors II, L.P. “Sovereign Co-Invest II” refers to Sovereign Co-Invest II, LLC, an entity co-managed by TPG and Silver Lake. “Principal Stockholders” refer to the TPG Funds, the Silver Lake Funds and Sovereign Co-Invest II.

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PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

General Information

Our business and affairs are managed under the direction of our Board of Directors. Our Certificate of Incorporation provides that our Board of Directors shall consist of at least five directors but no more than thirteen directors. The Board of Directors, upon the recommendation of the Governance and Nominating Committee, has recommended John Siciliano for election to the Board of Directors.

The Board of Directors is currently divided into three classes, as required by our Certificate of Incorporation. Directors of one class are elected each year for a term of three years. As of the date of this proxy statement, the Board of Directors consists of ten members, and will be comprised of eleven directors if Mr. Siciliano is elected. Three of the current directors have terms that expire at this year’s Annual Meeting, three have terms that expire at the 2020 Annual Meeting and four have terms that expire at the 2021 Annual Meeting. Any additional directorships resulting from an increase in the number of directors or a vacancy will be filled by the directors then in office.

On May 23, 2018, stockholders approved an amendment to our Certificate of Incorporation to declassify the Board of Directors. Under the amendment, directors continue to serve the remainder of their elected terms, and beginning with this year’s Annual Meeting of Stockholders, directors up for election at the Annual Meeting will be elected annually so that, by the 2021 Annual Meeting of Stockholders, all directors will be elected annually.

As a result, beginning with this year’s Annual Meeting, new directors, and incumbent directors whose terms are expiring, will be elected annually for one-year terms instead of for three-year terms. The four nominees for director set forth on the following pages are proposed to be elected at this year’s Annual Meeting to serve for a term to expire at the 2020 Annual Meeting and until their successors are elected and have qualified. Should any nominee become unable to serve, proxies may be voted for another person designated by management. All nominees have advised us that they will serve if elected. The remaining seven directors will continue to serve as directors for the terms set forth on the following pages, in accordance with their previous election.

Certain Information Regarding Nominees for Director

The names of the nominees and of the other directors continuing in office, their ages as of February 28, 2019, the year they first became directors, their principal occupations during at least the past five years, information regarding director qualifications and certain other biographical information are set forth below by class, in the order of the next class to stand for election. Information is also provided on public company boards with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or registered under the Investment Company Act of 1940 on which they have served on since January 1, 2014. All of the nominees, other than Mr. Siciliano, are current directors standing for reelection.

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PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For a One-Year Term Expiring at the 2020 Annual Meeting of Stockholders

GEORGE BRAVANTE, JR.

Sabre committee membership:

Audit Committee

Professional experience:

Mr. Bravante is the co-founder and the managing member of the general partner of Bravante-Curci Investors, LP, an investment firm focusing on real estate investments in California. He has held this position since 1996. Since 2005, he has also been the owner of Bravante Produce, a grower, packer and shipper of premium California table grapes and citrus. In addition, since 2012 he has served as the CEO of Pacific Agricultural Realty, LP, a private equity fund investing in agricultural assets in California. Previously, he served as chairman of the board of ExpressJet Holdings, Inc. from 2005 to 2010 and was a member of its board from 2004 to 2010. From 1994 to 1996, Mr. Bravante was President and Chief Operating Officer of Colony Advisors, Inc., a real estate asset management company, and prior to that he was President and Chief Operating Officer of America Real Estate Group, Inc., where he led strategic management, restructuring and disposition of assets. He serves as a director of KBS Growth & Income REIT, Inc., a real estate investment trust.

Director qualifications:

We believe that Mr. Bravante should serve on the Board of Directors because of his travel industry experience, as well as his investment experience and financial and strategic business knowledge.

Public company boards served on since 2014:

KBS Growth & Income REIT, Inc. (2016 to present)

Age: 60 Director since: December 2014
Co-founder of Bravante-Curci Investors, LP, Owner of Bravante Produce and CEO of Pacific Agricultural Realty, LP

JOSEPH OSNOSS

Sabre committee membership:

Compensation Committee, Executive Committee, Governance and Nominating Committee and Technology Committee

Professional experience:

Mr. Osnoss is a Managing Director of Silver Lake, which he joined in 2002. From 2010 to 2014, before returning to the U.S., Mr. Osnoss was based in Silver Lake’s London office, where he helped oversee the firm’s activities in EMEA. Mr. Osnoss is currently on the boards of Cornerstone OnDemand, Global Blue, and LightBox. He previously served on the boards of Cast & Crew Entertainment Services, Instinet Incorporated, Interactive Data Corporation, Mercury Payment Systems, and Virtu Financial. Prior to joining Silver Lake, Mr. Osnoss worked in investment banking at Goldman, Sachs & Co., where he focused on mergers and financings in the technology and telecommunications industries. He previously held positions at Coopers & Lybrand Consulting in France and at Bracebridge Capital, a quantitative hedge fund. Mr. Osnoss also has served as a Visiting Professor at the London School of Economics.

Director qualifications:

Mr. Osnoss’ extensive experience in private equity investing, including the technology sector, and serving on the boards of directors of other companies, both domestically and internationally, positions him to contribute meaningfully to our Board of Directors.

Public company boards served on since 2014:

Virtu Financial Inc. (2015 to 2016) and Cornerstone OnDemand, Inc. (2017 to present)

Age: 41 Director since: March 2007
Managing Director, Silver Lake

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PROPOSAL 1: ELECTION OF DIRECTORS

ZANE ROWE

Sabre committee membership:

Compensation Committee and Technology Committee

Professional experience:

Mr. Rowe has served as Chief Financial Officer of VMware, Inc. since March 2016. Before joining VMware, which has been indirectly acquired by and thus may be deemed to be an affiliate of Silver Lake, he served as Executive Vice President and Chief Financial Officer of EMC Corporation from October 2014 through February 2016. Prior to joining EMC, Mr. Rowe was Vice President of North American Sales of Apple Inc. from May 2012 to May 2014. He was Executive Vice President and Chief Financial Officer of United Continental Holdings, Inc., an airline holdings company, from October 2010 until April 2012 and was Executive Vice President and Chief Financial Officer of Continental Airlines from August 2008 to September 2010. Mr. Rowe serves on the Board of Directors of Pivotal Software, Inc. and the Board of Trustees of Embry-Riddle Aeronautical University.

Director qualifications:

Mr. Rowe’s extensive experience in the travel industry and the technology sector, as well as his financial expertise and experience in sales, operations and strategic roles, provides key contributions to our Board of Directors.

Public company boards served on since 2014:

Pivotal Software, Inc. (2016 to present)

Age: 48 Director since: May 2016
Chief Financial Officer, VMware, Inc.

JOHN SICILIANO

Professional experience:

Mr. Siciliano has served as Senior Managing Director and Global Strategy Leader, Asset and Wealth Management at PricewaterhouseCoopers, LLP since 2012. Following his election to Sabre’s Board, he intends to become a consultant to PricewaterhouseCoopers, LLP. Mr. Siciliano’s primary responsibility currently is to lead and assist on global projects, including defining strategic and business challenges; outlining and assessing potential solutions; and assisting the management team as regards to the agreement on an implementation of the final business objectives. From 2011 to 2012, Mr. Siciliano served as Chairman of Avondale Strategies, which focused on providing strategic consulting services to organizations in the CLO, marketing and metrics measurement sectors. From 2008 to 2010, Mr. Siciliano served as Chief Executive Officer of the asset management firms owned by New York Life Investments. Mr. Siciliano serves as Trustee and Chair of the Audit Committee of Pacific Global Exchange Traded Funds, a wholly-owned subsidiary of Pacific Life Company.

Director qualifications:

Mr. Siciliano has broad, global leadership experience as a CEO, CFO and senior advisor, as well as significant experience in developing and implementing corporate strategy, including acquisitions, divestitures and capital raising. We believe these factors, coupled with his well-versed understanding of the complexity of issues in the areas of governance and ethics, make him an excellent candidate to contribute to our Board of Directors.

Public company boards served on since 2014:

Pacific Global ETF Trust (2018 to present)

Age: 64
Senior Managing Director and Global Strategy Leader, Asset and Wealth Management, PricewaterhouseCoopers, LLP

The Board of Directors unanimously recommends a vote FOR the election of the four nominees for director.

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PROPOSAL 1: ELECTION OF DIRECTORS

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Term Expiring at the 2020 Annual Meeting of Stockholders

RENÉE JAMES

Sabre committee membership:

Audit Committee and Technology Committee

Professional experience:

Ms. James is a strategic, technology leader with broad, international experience. Her capabilities span from setting corporate strategy to managing large scale, complex global operations and P&Ls. Ms. James is currently the CEO of Ampere Computing, a Carlyle Group owned private company. She had a lengthy career with Intel Corporation, where she was the President of the company and co-leader with the CEO in the executive office. Throughout her career at Intel, she held a variety of positions in Software R&D, P&L management, Sales and Manufacturing. Prior to becoming Intel’s President, Ms. James was the Executive Vice President of Intel and the Group General Manager of Software and Services for over a decade of her career. In addition, she has led large scale M&A and the re-structuring and served as Chairman of Intel’s subsidiaries. Early in her career, Ms. James served as chief of staff for founder and former Intel CEO, Andy Grove for several years where she was responsible for corporate strategy. In her role with Carlyle, Ms. James is evaluating new technology investments for the firm as well as advising and working with portfolio companies on their strategic direction and operational efficiency. Ms. James currently serves as the Chairman of the National Security Telecommunications Advisory Committee to the President of the United States. Ms. James serves as a non-executive director on the board of Vodafone Group Plc, a multinational telecommunications company, and is a member of the Remuneration Committee. She also serves on the board of Oracle Corporation, a cloud applications and platform services company, and is a member of the Compensation Committee. Ms. James serves on the board of Citigroup, Inc., a global bank, and is a member of the Technology, AML and Risk Committees. She is also a Trustee of the University of Oregon Foundation.

Director qualifications:

We believe that Ms. James’ deep enterprise software and industry insights, as well as her extensive strategy and operating experience in the technology sector, serve an important role for our Board of Directors.

Public company boards served on since 2014:

Vodafone, PLC (2011 to present), Oracle Corporation (2015 to present) and Citigroup, Inc. (2016 to present)

Age: 54 Director since: August 2015
Former President, Intel Corporation

Sabre Corporation 2019 Proxy Statement	23

PROPOSAL 1: ELECTION OF DIRECTORS

GARY KUSIN

Sabre committee membership:

Compensation Committee (chair) and Governance and Nominating Committee

Professional experience:

Mr. Kusin is a private investor, business advisor and entrepreneur. Mr. Kusin has advised an array of public companies, private companies and private equity firms, including TPG Capital, Leonard Green Partners and Hicks Holdings, on strategic, management and growth issues. He co-founded two companies, Babbage’s, operating now as GameStop, and Laura Mercier Cosmetics which today are well known global brands. Mr. Kusin served from 2001 to 2006 as president and chief executive officer of Kinko’s, today operating as FedEx Office. He was responsible for the turnaround, strategic growth and transformation of Kinko’s and oversaw its ultimate sale to FedEx. An Inc. magazine “Entrepreneur of the Year,” Mr. Kusin also has served on the board of directors of Petco, Savers, Inc., FleetPride, Taco Bueno and as chairman of the board for Treehouse. Mr. Kusin’s community activities include positions held with St. Mark’s School of Texas Board of Trustees, Dallas Young Presidents’ Organization (YPO) chairman, Dallas Citizen’s Council board of directors, the Southwestern Medical School Foundation and as chairman of the Advisory Council for the University of Texas McComb’s School of Business. A member of the University of Texas McComb’s School of Business Hall of Fame, Mr. Kusin earned a BA from the University of Texas at Austin and a MBA from the Harvard Business School.

Director qualifications:

We believe that Mr. Kusin should serve on our Board of Directors because of his substantial expertise in executive management and corporate governance as a result of his extensive experience as an investor, director and an executive officer of major corporations.

Age: 67 Director since: March 2007
Private investor, business advisor and entrepreneur

SEAN MENKE

Sabre committee membership:

Executive Committee and Technology Committee

Professional experience:

Mr. Menke was elected President and CEO of Sabre effective December 31, 2016. Prior to that, he served as Sabre’s executive vice president and president of Travel Network. Before joining Sabre in October 2015, Mr. Menke served as executive vice president and chief operating officer of Hawaiian Airlines from October 2014 to October 2015. From 2013 to 2014, he was executive vice president of resources at IHS Inc., a global information technology company. He served as managing partner of Vista Strategic Group, LLC, a consulting firm, from 2012 to 2013 and from 2010 to 2011. From 2011 to 2012, he served as president and chief executive officer of Pinnacle Airlines, and from 2007 to 2010 as president and chief executive officer of Frontier Airlines. Frontier Airlines and Pinnacle Airlines filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code in 2008 and 2012, respectively.

Director qualifications:

Mr. Menke’s extensive travel technology sector experience and his substantial leadership experience as an executive officer of airline companies make him a valuable asset to our management and our Board of Directors.

Age: 50 Director since: December 2016
President and CEO, Sabre Corporation

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PROPOSAL 1: ELECTION OF DIRECTORS

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Term Expiring at the 2021 Annual Meeting of Stockholders

HERVÉ COUTURIER

Sabre committee membership:

Technology Committee (chair)

Professional experience:

Mr. Couturier is a private investor and product strategy consultant. Mr. Couturier currently serves as President of Kerney Partners, a consulting firm. From 2012 to 2016, he was Executive Vice President, R&D, at Amadeus, an airline reservation systems provider. From 2007 to 2012, he was Executive Vice President of SAP AG’s Technology Group and Head of Research. He also serves as a board member for SimCorp A/S, a public Danish software company, and Infovista Inc., and has held management positions at a number of IT companies including Business Objects, the worldwide leader of business intelligence solutions, now part of SAP, S1 Corporation, a provider of payment software for financial institutions, and XRT, a leading European treasury management software company, now part of the Sage Group PLC. Mr. Couturier holds both an engineering degree and a Master of Science degree from the École Centrale Paris in France. He began his career at IBM in 1982, where he held various engineering and business positions until 1997.

Director qualifications:

Mr. Couturier has significant experience in the areas of solutions strategy, product strategy, product development and business management at software-based companies, as well as domain experience in the travel, banking and manufacturing segments. We believe this international and industry expertise provides valuable insights for the Board of Directors.

Age: 60 Director since: December 2017
President, Kerney Partners

LAWRENCE W. KELLNER

Sabre committee membership:

Executive Committee (chair) and Governance and Nominating Committee (chair)

Professional experience:

Mr. Kellner has served as President of Emerald Creek Group, LLC, a private equity firm that he founded, since 2010. In addition, he has served as Sabre’s Chairman of the Board from 2013 to 2016 and since December 31, 2017. Mr. Kellner previously served as Sabre’s Executive Chairman of the Board on an interim basis from December 31, 2016 to December 31, 2017. He served as Chairman and Chief Executive Officer of Continental Airlines, Inc., an international airline company, from December 2004 through December 2009. He served as President and Chief Operating Officer of Continental Airlines from March 2003 to December 2004, as President from May 2001 to March 2003 and was a member of Continental Airlines’ board of directors from May 2001 to December 2009. Mr. Kellner serves on the board of directors of The Boeing Company and Marriott International, Inc.

Director qualifications:

We believe that Mr. Kellner is a valuable asset and well qualified to sit on our Board of Directors as a result of his significant experience and relationships in the commercial aviation and travel industries, including oversight of technology utilized in these industries, significant corporate governance experience and financial expertise. In addition, as Chairman of the Board, Mr. Kellner provides key strategic guidance to both our Board and management, and spends a significant amount of time engaging in matters related to our Board.

Public company boards served on since 2014:

The Boeing Company (2011 to present), Marriott International, Inc. (2002 to present), and Chubb Limited (including its predecessor company, The Chubb Corporation) (2011 to 2016)

Age: 60 Director since: August 2013
President, Emerald Creek Group, LLC Chairman of the Board, Sabre Corporation

Sabre Corporation 2019 Proxy Statement	25

PROPOSAL 1: ELECTION OF DIRECTORS

JUDY ODOM

Sabre committee membership:

Audit Committee (chair)

Professional experience:

From 1985 until her retirement in 2002, Ms. Odom held numerous positions, most recently chief executive officer and chairman of the board, at Software Spectrum, Inc., a global business to business software services company, which she co-founded in 1983. Prior to founding Software Spectrum, Ms. Odom was a partner with the international accounting firm, Grant Thornton. Ms. Odom currently serves on the board of directors of Leggett & Platt, Inc., a diversified manufacturing company. She previously served on the boards of Harte Hanks, a marketing services firm and Storage Technology Corporation, a provider of data storage hardware and software products and services.

Director qualifications:

We believe that Ms. Odom’s qualifications to serve on our Board of Directors include her board service with several companies allowing her to offer a broad leadership perspective on strategic and operating issues facing companies today. Ms. Odom’s experience cofounding Software Spectrum, growing it to a large public company before selling it to another public company and serving as board chair provides the insight and perspective of a successful entrepreneur and long serving chief executive officer with international operating experience.

Public company boards served on since 2014:

Harte-Hanks, Inc. (2003 to 2018) and Leggett & Platt, Incorporated (2002 to present)

Age: 66 Director since: March 2014
Retired Chief Executive Officer and Chairman of the Board, Software Spectrum, Inc.

KARL PETERSON

Sabre committee membership:

Compensation Committee, Executive Committee and Governance and Nominating Committee

Professional experience:

Mr. Peterson is a Senior Partner of TPG and Managing Partner of TPG Pace Group, the firm’s newly formed effort to sponsor Special Purpose Acquisition Companies (“SPACs”) and other permanent capital solutions for companies. He also serves as President and CEO of TPG Pace Holdings. Since rejoining TPG in 2004, Mr. Peterson has led investments for the firm in technology, media, financial services and travel sectors and oversaw TPG’s European operations from 2010 until 2017. Prior to 2004, he was a co-founder and the president and CEO of Hotwire.com. He led the business from its launch in 2000 through its sale to InterActiveCorp in 2003. Before Hotwire, Mr. Peterson was a principal at TPG in San Francisco, and from 1992 to 1995 he was a financial analyst at Goldman, Sachs & Co. Mr. Peterson is currently a director of Playa Hotels and Resorts, TPG Pace Holdings, TES Global, and Saxo Bank.

Director qualifications:

We believe that as a result of his experience as a director of several travel and technology companies, as a former executive of an online travel company, and as a private equity investor with significant experience working with public companies, Mr. Peterson brings a keen strategic understanding of our industry and of the competitive landscape for our company.

Public company boards served on since 2014:

Pace Holdings Corp. (2015 to 2017), Playa Hotels and Resorts (2017 to present), Caesars Acquisition Company (2013 to 2017), Norwegian Cruise Line Holdings Ltd. (2008 to 2016) and TPG Pace Holdings (2017 to present)

Age: 48 Director since: March 2007
Senior Partner of TPG and Managing Partner, TPG Pace Group

26	Sabre Corporation 2019 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Director Compensation Program

2018 Compensation

Our Board of Directors, based on recommendations by the Compensation Committee, has adopted a formal compensation program for the non-employee members of our Board of Directors (other than our Chairman). This compensation program is designed to pay directors an appropriate amount for their services required as a director, while also seeking to align their interests with the long-term interests of our stockholders. When assessing the director compensation program, the Compensation Committee, with the assistance of Compensia, compares the design and the compensation elements of the program to that of our compensation peer group. For information regarding our compensation peer group, see “Compensation Discussion and Analysis—Competitive Positioning” below.

For 2018, this compensation program consisted of the following elements:

Type of Compensation	Dollar Value of Compensation Element
Annual cash retainer	$90,000(1), paid quarterly
Annual grant of restricted stock unit awards (vests in full on first anniversary of date of grant)	$160,000 value, awarded on March 15

Audit Committee chairman annual cash retainer	additional $30,000, paid quarterly
Audit Committee member annual cash retainer	additional $15,000, paid quarterly

Compensation Committee chairman annual cash retainer	additional $20,000, paid quarterly
Compensation Committee member annual cash retainer	additional $10,000, paid quarterly

Governance and Nominating Committee chairman annual cash retainer	additional $15,000, paid quarterly
Governance and Nominating Committee member annual cash retainer	additional $10,000, paid quarterly

Technology Committee chairman annual cash retainer	additional $15,000(2), paid quarterly
Technology Committee member annual cash retainer	additional $10,000(2), paid quarterly

(1)	Increased from $75,000, effective April 1, 2018.

(2)	Increased from no additional compensation, effective April 1, 2018.

In addition, the non-employee members of our Board of Directors are also eligible to receive a one-time restricted stock unit award with a grant date value of $400,000 in connection with their appointment to the Board of Directors, which vests ratably on a quarterly basis over four years from the date of grant.

Our Chairman of the Board is compensated under a separate program. For 2018, he received an annual cash retainer of $250,000, payable quarterly in arrears and received no additional fees for being a committee chairman or member, and he received an annual restricted stock unit award with a grant date value of $350,000, which vests in full on the first anniversary of the date of grant.

Approval of 2018 Compensation

In February 2018, the Compensation Committee, with the assistance of Compensia, reviewed the compensation program for the non-employee members of our Board of Directors who are also not employees of TPG or Silver Lake. In its assessment, the Compensation Committee compared the design and the compensation elements of the program to that of the directors’ compensation programs of our

Sabre Corporation 2019 Proxy Statement	27

PROPOSAL 1: ELECTION OF DIRECTORS

compensation peer group. Based on its review, the Compensation Committee recommended to our Board of Directors, and the Board approved, changes to our director compensation program.

Accordingly, effective April 1, 2018, the annual cash retainer was increased from $75,000 to $90,000, payable quarterly, and effective March 15, 2018, the annual grant of restricted stock unit awards was increased from $150,000 to $160,000. The Compensation Committee recommended these changes based on its review of the compensation peer data and anticipated trends in non-employee director compensation. Also effective April 1, 2018, the annual retainers for the Technology Committee chairman and its members were set at $15,000 and $10,000, respectively, paid quarterly. The Compensation Committee recommended this change in order to provide compensation for members of the Technology Committee, who were previously not compensated for their service, in recognition of the increasing importance of this committee’s role with respect to Sabre’s strategy and operations.

Also in February 2018, with the assistance of Compensia, the Compensation Committee reviewed the compensation of the non-executive Chairman of the Board, including a review of compensation peer group data. Based on this review, the Compensation Committee recommended to our Board of Directors, and the members of the Board (other than Mr. Kellner) approved, effective March 15, 2018, an annual restricted stock unit award to the non-executive Chairman of the Board with a grant date value of $350,000, which vests in full on the first anniversary of the date of grant. The non-executive Chairman did not receive the $150,000 annual restricted stock unit award in addition to this award. The non-executive Chairman also received an annual cash retainer of $250,000, payable quarterly in arrears, and received no additional fees for being a committee chairman or member. The Compensation Committee recommended this in recognition of the critical role that our Chairman plays, as well as the significant time he spends engaging in matters relating to his position on the Board. In addition, the Compensation Committee noted that our Chairman provides regular valuable strategic guidance to management and our Board of Directors that the Board believes contributes materially to Sabre’s success, including with respect to the recent management transitions at Sabre.

Non-Employee Directors Compensation Deferral Plan

We maintain the Sabre Corporation Non-Employee Directors Compensation Deferral Plan, a non-qualified deferred compensation plan that allows non-employee directors to defer receipt of all or a portion of the shares of our common stock subject to their restricted stock unit awards. Each participating non-employee director has a notional account established to reflect the vesting of his or her restricted stock unit awards and associated notional dividend equivalents. Non-employee directors are fully vested in their accounts. Deferrals are distributed in the form of Sabre common stock after the director terminates his or her service on the Board of Directors or in the event of a change in control of Sabre.

2018 Director Compensation Table

The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors during 2018. Other than as set forth in the table and described more fully below, in 2018 we did not pay any compensation to any person who served as a non-employee member of our Board of Directors who is affiliated with our Principal Stockholders or pay any fees to, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to any of the other non-employee members of our Board of Directors. Mr. Menke, who is our President and CEO, does not receive any compensation for his service as a director and is not included

28	Sabre Corporation 2019 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

in this table. The compensation received by Mr. Menke as an employee is presented in the “2018 Summary Compensation Table” below.

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)(4)	Total ($)
George Bravante, Jr.	$101,250	$160,004	$261,254
Hervé Couturier	$101,780	$160,004	$261,784
Renée James	$108,750	$160,004	$268,754
Lawrence W. Kellner(1)	$259,615	$349,991	$609,606
Gary Kusin	$116,250	$160,004	$276,254
Greg Mondre(2)	–	–	–
Judy Odom	$116,250	$160,004	$276,254
Joseph Osnoss	–	–	–
Karl Peterson	–	–	–
Zane Rowe	$103,750	$160,004	$263,754

(1)	Includes $9,615 of compensation for services provided in 2017 and paid in 2018.

(2)	Mr. Mondre retired from the Board effective December 31, 2018.

(3)

The amounts reported in the Stock Awards column represent the grant date fair value of the restricted stock unit award for shares of our common stock granted during 2018, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), disregarding the impact of estimated forfeitures. The assumptions used in calculating the grant date fair value of these stock-based awards are set forth in Note 12, Equity-Based Awards, to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. The amounts reported in this column reflect the accounting cost for these stock-based awards, and do not correspond to the actual economic value that may be received by the non-employee members of our Board of Directors from their awards.

(4)

The following table sets forth information on the restricted stock unit awards for shares of our common stock granted in 2018 and the aggregate number of shares of our common stock subject to such outstanding restricted stock unit awards held at December 31, 2018 by the non-employee members of our Board of Directors.

Director	Grant Date	Restricted Stock Units Awarded in 2018 (#)		Restricted Stock Units Held at December 31, 2018 (#)
George Bravante, Jr.	03/15/2018	7,263	(a)	7,263
Hervé Couturier	03/15/2018	7,263		22,617
Renée James	03/15/2018	7,263	(a)	10,097
Lawrence W. Kellner	03/15/2018	15,887	(a)	101,557
Gary Kusin	03/15/2018	7,263		7,263
Greg Mondre	–	–		–
Judy Odom	03/15/2018	7,263	(a)	7,263
Joseph Osnoss	–	–		–
Karl Peterson	–	–		–
Zane Rowe	03/15/2018	7,263		12,596

(a)

Per election made by the non-employee director under the Non-Employee Directors Compensation Deferral Plan, receipt of this restricted stock unit award for shares of our common stock was deferred until the end of the respective board member’s service. Mr. Bravante, Ms. James, Mr. Kellner and Ms. Odom also earned an aggregate of 470, 298, 3,470 and 470 dividend equivalent shares in 2018 on previously deferred shares, respectively.

Sabre Corporation 2019 Proxy Statement	29

PROPOSAL 1: ELECTION OF DIRECTORS

The non-employee members of our Board of Directors are reimbursed for their actual travel and other out-of-pocket expenses in connection with their service on our Board of Directors and Board committees. Non-employee directors are not otherwise provided perquisites or retirement benefits.

2019 Compensation

In November 2018, the Principal Stockholders divested all of their remaining shares in Sabre. In light of this divestiture, and given Messrs. Osnoss’ and Peterson’s continuing Board service, the Compensation Committee reviewed the compensation program for the non-employee members of the Board of Directors, with the assistance of Compensia. Based on this review, in February 2019, a sub-committee of the Compensation Committee (which excluded Messrs. Osnoss and Peterson) recommended to our Board of Directors, and the members of the Board (other than Messrs. Osnoss and Peterson) approved, Messrs. Osnoss’ and Peterson’s eligibility to participate in the non-employee director compensation program, effective January 1, 2019. As a result of this determination, beginning January 1, 2019, Messrs. Osnoss and Peterson will receive the annual cash retainer and annual restricted stock unit award, as well as the retainers for their Board committee service, as described above. Messrs. Osnoss and Peterson did not receive the initial one-time restricted stock unit award granted to new directors. In addition, they will be subject to the director stock ownership guidelines and will be required to meet these ownership requirements within five years.

In February 2019, with the assistance of Compensia, the Compensation Committee reviewed the compensation of the non-executive Chairman of the Board, including a review of compensation peer group data. Based on this review, the Compensation Committee recommended to our Board of Directors, and the members of the Board (other than Mr. Kellner) approved, effective March 15, 2019, that the non-executive Chairman will receive the same compensation as other non-employee directors ($90,000 annual cash retainer and $160,000 value annual restricted stock unit award) plus an annual cash retainer equal to $160,000, payable quarterly in arrears, for service as Chairman of the Board. The Chairman of the Board will continue to receive no additional fees for being a committee chairman or member. The Compensation Committee recommended this reduction in compensation in recognition of the evolution of the role that our Chairman plays. See “Corporate Governance—Board Leadership Structure.”

30	Sabre Corporation 2019 Proxy Statement

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP (“Ernst & Young”) as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2019, and is requesting ratification by our stockholders. If our stockholders do not approve the selection of Ernst & Young, the selection of other independent auditors for the fiscal year ending December 31, 2020 will be considered by the Audit Committee.

Representatives of Ernst & Young are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to questions.

Principal Accounting Firm Fees

Our aggregate fees (excluding value added taxes) with respect to the fiscal years ended December 31, 2018 and 2017 to our principal accounting firm, Ernst & Young, were as follows (in thousands):

	2018	2017

Audit Fees(1)	$6,867	$5,669

Audit-Related Fees(2)	$998	$1,373

Tax Fees(3)	$619	$549

All Other Fees(4)	$7	$2

(1)

Audit fees consist of fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or which include services provided in connection with our filings with the SEC under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Audit-related fees consist primarily of service organization control examinations and other attestation services.

(3)	Tax fees comprise fees for a variety of permissible services relating to international tax compliance, tax planning, and tax advice.

(4)	All other fees were paid for an online technical accounting research tool.

Audit Committee Approval of Audit and Non-Audit Services

All audit and non-audit services provided by Ernst & Young to Sabre are pre-approved by the Audit Committee using the following procedures. At the first in-person meeting of the Audit Committee each year, the Audit Committee reviews a proposal, together with the related fees, to engage Ernst & Young for audit services. In addition, also at the first in-person meeting of the year, our Audit Committee reviews non-audit services to be provided by Ernst & Young during the year. At each subsequent in-person meeting, the Audit Committee reviews, if applicable, updated information regarding approved services and highlights any new audit and non-audit services to be provided by Ernst & Young. All new non-audit services to be provided are described in individual requests for services. The Audit Committee reviews the individual requests for non-audit services and approves the services if acceptable to the Audit Committee.

Predictable and recurring covered services and their related fee estimates or fee arrangements are considered for general pre-approval by the full Audit Committee on an annual basis at the first in-person meeting of the year, based on information that is sufficiently detailed to identify the scope of the services

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PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

to be provided. General pre-approval of any covered services is effective for the applicable fiscal year. A covered service and its related fee estimate or fee arrangement that has not received general pre-approval must be pre-approved by the Audit Committee or the Chairman of the Audit Committee.

In considering whether to pre-approve a covered service, the Audit Committee considers the nature and scope of the proposed service in light of applicable law, as well as the principles and other guidance enunciated by the SEC and the Public Company Accounting Oversight Board (“PCAOB”) with respect to auditor independence, including that an auditor cannot (1) function in the role of management, (2) audit his or her own work, or (3) serve in an advocacy role for his or her client. The Audit Committee also considers whether the independent auditors are best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk, or improve audit quality. All these factors are considered as a whole, and no one factor is necessarily determinative. The Audit Committee is also mindful of the ratio of fees for audit to non-audit services in determining whether to grant pre-approval for any service, and considers whether the level of non-audit services, even if permissible under applicable law, is appropriate in light of the independence of the auditor.

To ensure prompt handling of unexpected matters, the Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve any individual covered services that are not the subject of general pre-approval and for which the aggregate estimated fees do not exceed $250,000. Actions taken are reported to the Audit Committee at its next Committee meeting. All services and fees in 2018 were pre-approved by the Audit Committee or the Chairman of the Audit Committee.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2019.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board of Directors. In accordance with this charter, the Audit Committee assists the Board in fulfilling its oversight responsibility relating to the integrity of Sabre’s financial statements and internal control system. Management and the independent auditors are responsible for the planning and conduct of audits, as well as for any determination that Sabre’s financial statements are complete, accurate and in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Audit Committee is responsible for the oversight of management and the independent auditors in connection with this process.

In addition, the Audit Committee is responsible for monitoring the independence of and the risk assessment procedures used by the independent auditors, selecting and retaining the independent auditors, and overseeing compliance with various laws and regulations.

In discharging its oversight responsibilities, the Audit Committee reviewed and discussed Sabre’s audited financial statements with management and Ernst & Young, Sabre’s independent auditors. The Audit Committee also discussed with Ernst & Young all communications required by the auditing standards of the PCAOB, including those required by PCAOB AS 1301, “Communications with Audit Committees.”

32	Sabre Corporation 2019 Proxy Statement

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee received the written disclosures and letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence and has discussed Ernst & Young’s independence with them.

The Audit Committee has relied on management’s representation that the financial statements have been prepared in accordance with GAAP and on the opinion of Ernst & Young included in their report on Sabre’s financial statements.

Based on the above-mentioned review and discussions with management and the auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Sabre’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

Judy Odom, Chair

George Bravante, Jr.

Renée James

Sabre Corporation 2019 Proxy Statement	33

PROPOSAL 3: ADOPTION OF THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, WHICH ELIMINATES THE SUPERMAJORITY VOTING REQUIREMENTS AND DELETES CERTAIN OBSOLETE PROVISIONS FROM OUR CERTIFICATE OF INCORPORATION

PROPOSAL 3: ADOPTION OF THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, WHICH ELIMINATES THE SUPERMAJORITY VOTING REQUIREMENTS AND DELETES CERTAIN OBSOLETE PROVISIONS FROM OUR CERTIFICATE OF INCORPORATION

On February 6, 2019, our Board of Directors declared advisable and voted to approve, and to recommend that our stockholders adopt, the Fourth Amended and Restated Certificate of Incorporation, which eliminates the supermajority voting requirements in our Certificate of Incorporation, as well as deletes certain obsolete provisions from our Certificate of Incorporation, as set forth in Appendix A and incorporated by reference.

Current Supermajority Voting Requirements in Our Certificate of Incorporation

Our Certificate of Incorporation currently provides that (i) directors may be removed only upon the affirmative vote of the holders of at least 75% of the voting power of our outstanding common stock, (ii) certain provisions of our Certificate of Incorporation may not be amended, unless the amendment is approved by the holders of at least 75% of the voting power of our outstanding common stock and (iii) the provisions of the Bylaws may not be amended by the stockholders unless the amendment is approved by the holders of at least 75% of the voting power of our outstanding common stock.

Rationale for Eliminating the Supermajority Voting Requirements

The Board has periodically considered the advantages and disadvantages of maintaining the supermajority voting provisions and concluded that this structure was in the best interests of Sabre and its stockholders. While the protections afforded by supermajority voting provisions can be beneficial to stockholders, the Board is aware that stockholders generally oppose supermajority voting provisions such as the provisions in our Certificate of Incorporation and now believes that these provisions in certain circumstances can limit the ability of stockholders to effectively participate in corporate governance. As a result, the Board has declared advisable and approved, and recommends that stockholders adopt, the Fourth Amended and Restated Certificate of Incorporation, which eliminates the supermajority voting requirements.

Provisions in Proposed Fourth Amended and Restated Certificate of Incorporation and Bylaws to Eliminate Supermajority Voting Requirements

Eliminating the supermajority voting requirements in favor of simple majority voting requirements in our Certificate of Incorporation requires changes to our governing documents. If the Fourth Amended and Restated Certificate of Incorporation is adopted by our stockholders and is filed with the Secretary of State of the State of Delaware, Section 3 of Article VI of our Certificate of Incorporation would be amended to provide that any director may be removed from office at any time, with or without cause, by the

34	Sabre Corporation 2019 Proxy Statement

PROPOSAL 3: ADOPTION OF THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, WHICH ELIMINATES THE SUPERMAJORITY VOTING REQUIREMENTS AND DELETES CERTAIN OBSOLETE PROVISIONS FROM OUR CERTIFICATE OF INCORPORATION

affirmative vote of the holders of at least a majority of the voting power of the outstanding common stock. The last sentence of Article X of our Certificate of Incorporation, which provides that certain provisions of our Certificate of Incorporation may only be amended upon approval of the holders of at least 75% of the voting power of our outstanding common stock, would be deleted. The last sentence of Article XI of our Certificate of Incorporation, which restricts stockholders’ ability to adopt, amend or repeal Bylaw provisions unless approved by the holders of at least 75% of the voting power of our outstanding common stock, would also be deleted. As a result of the deletion of these provisions, under Delaware law, all of the provisions of the Certificate of Incorporation may be amended by the affirmative vote of the holders of at least a majority of the voting power of the outstanding common stock, and stockholders may amend the bylaws by the affirmative vote of the holders of a majority of the voting power of the outstanding common stock entitled to vote on such matter and present, in person or by proxy, at the meeting.

The Fourth Amended and Restated Certificate of Incorporation, which includes the text of revised Article VI, Article X and Article XI of our Certificate of Incorporation, marked to show the proposed changes, is attached as Appendix A to this proxy statement. The Fourth Amended and Restated Certificate of Incorporation is subject to adoption by stockholders.

Subject to stockholder approval and the effectiveness of the Fourth Amended and Restated Certificate of Incorporation, the Board has also unanimously approved an amendment to our Bylaws that would delete the last sentence of Section 8.5 of the Bylaws, which provides that any amendment to the Bylaws by the stockholders requires approval of the holders of at least 75% of the voting power of our outstanding common stock. As a result of the deletion of this provision, stockholders may amend the Bylaws by the affirmative vote of the holders of a majority of the voting power of the outstanding common stock entitled to vote on such matter and present, in person or by proxy, at the meeting. The text of the amended Bylaws, marked to show the proposed changes is attached as Appendix B to this proxy statement. The amendment to our Bylaws is not subject to stockholder approval.

If adopted by our stockholders, the Fourth Amended and Restated Certificate of Incorporation will become effective upon the filing of the Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware (which the Company anticipates would occur promptly following the 2019 Annual Meeting), whereupon the change to the Bylaws described above would also become effective.

Removal of Obsolete Provisions

Our Certificate of Incorporation currently refers to Series A Cumulative Preferred Stock (“Series A Preferred Stock”). There are currently no shares of Series A Preferred Stock outstanding, and we do not currently have any plans or intentions to issue any shares of Series A Preferred Stock. In addition, our Certificate of Incorporation includes provisions regarding the “Trigger Date” (as defined in the Certificate of Incorporation), as well as certain references to the Stockholders’ Agreement, which are no longer relevant. The Fourth Amended and Restated Certificate of Incorporation is also intended to remove these obsolete provisions, as well as to incorporate previously approved amendments to our Certificate of Incorporation and to make other minor clarifying changes. See Appendix A.

Sabre Corporation 2019 Proxy Statement	35

PROPOSAL 3: ADOPTION OF THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, WHICH ELIMINATES THE SUPERMAJORITY VOTING REQUIREMENTS AND DELETES CERTAIN OBSOLETE PROVISIONS FROM OUR CERTIFICATE OF INCORPORATION

The foregoing description of the amendments to the Certificate of Incorporation as set forth in the Fourth Amended and Restated Certificate of Incorporation is a summary of the amendments and is qualified in its entirety by the Fourth Amended and Restated Certificate of Incorporation as set forth in Appendix A.

The Board of Directors unanimously recommends a vote FOR the adoption of the Fourth Amended and Restated Certificate of Incorporation, which eliminates the supermajority voting requirements and deletes certain obsolete provisions from our Certificate of Incorporation.

36	Sabre Corporation 2019 Proxy Statement

PROPOSAL 4: APPROVAL OF THE SABRE CORPORATION 2019 OMNIBUS INCENTIVE COMPENSATION PLAN

PROPOSAL 4: APPROVAL OF THE SABRE CORPORATION 2019 OMNIBUS INCENTIVE COMPENSATION PLAN

In February 2019, our Board of Directors adopted the Sabre Corporation 2019 Omnibus Incentive Compensation Plan (the “2019 Omnibus Plan”), subject to approval by our stockholders at the 2019 Annual Meeting.

We currently have the 2016 Omnibus Plan in place, and as of December 31, 2018, there were 10,357,631 shares of our common stock available for issuance under the 2016 Omnibus Plan. We expect to utilize an additional approximately 5,400,000 shares of common stock under the 2016 Omnibus Plan through the date of the 2019 Annual Meeting, which will result in approximately 4,957,631 shares of common stock available for issuance as the date of the 2019 Annual Meeting. Subject to approval of the 2019 Omnibus Plan by stockholders, the 2019 Omnibus Plan will replace the 2016 Omnibus Plan for grants made after the 2019 Annual Meeting, which will also increase the number of shares authorized for issuance pursuant to our equity-based compensation plans.

The 2019 Omnibus Plan is a critical part of Sabre’s overall compensation program and is intended to promote the interests of Sabre and its stockholders by providing Sabre’s employees, who are largely responsible for the management, growth, and protection of Sabre’s business, with incentives and rewards to encourage them to continue in the service of Sabre. The 2019 Omnibus Plan is designed to meet these objectives by providing these employees with a proprietary interest in pursuing the long-term growth, profitability, and financial success of Sabre.

Under the 2016 Omnibus Plan, eligible non-employee directors are eligible to participate in the plan; however, these directors will not be eligible to participate under the 2019 Omnibus Plan. Instead, they would participate in the 2019 Director Plan. See “Proposal 5: Approval of the Sabre Corporation 2019 Director Equity Compensation Plan.”

Alignment of 2019 Omnibus Plan with Stockholders’ Interests

The 2019 Omnibus Plan is designed to reinforce the alignment of our equity compensation opportunities for officers and employees with stockholders’ interests and, as highlighted below, includes a number of provisions that we believe are consistent with good compensation practices.

•	No Discounted Stock Options. Stock options may not be granted with an exercise price lower than the fair market value of the underlying shares on the date of grant.

•

No Repricings/Cash Buyouts without Stockholder Approval. The 2019 Omnibus Plan prohibits, without stockholder approval, a stock option or a stock appreciation right from being repurchased for cash at a time when the exercise or strike price, as applicable, is equal to or greater than the fair market value of the underlying shares. The 2019 Omnibus Plan also prohibits any stock option or stock appreciation right from being re-priced, replaced, re-granted through cancellation, or modified without stockholder approval if the effect would be to reduce the exercise or strike price, as applicable, for the shares underlying the option or stock appreciation right.

•	No “Evergreen” Provision. There is no “evergreen” feature pursuant to which the shares available for issuance under the 2019 Omnibus Plan can be automatically replenished.

Sabre Corporation 2019 Proxy Statement	37

PROPOSAL 4: APPROVAL OF THE SABRE CORPORATION 2019 OMNIBUS INCENTIVE COMPENSATION PLAN

•

No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, unless approved by the Compensation Committee.

•	No Automatic Grants. The 2019 Omnibus Plan does not provide for “reload” or other automatic grants to participants.

•	No Tax Gross-ups. The 2019 Omnibus Plan does not provide for any tax gross-ups.

•

Compensation Recovery (“Clawback”). The 2019 Omnibus Plan provides that Sabre is entitled, to the extent permitted or required by applicable law, Sabre policy (including our Executive Compensation Recovery Policy), or the requirements of any national securities exchange on which Sabre’s shares are listed for trading, to claw back compensation paid by Sabre to a participant under the 2019 Omnibus Plan.

•

No Single Trigger Vesting Upon a Change in Control. The 2019 Omnibus Plan provides that all outstanding equity awards will become exercisable and/or vest in the event of a change in control of Sabre only if these awards are not assumed, continued, or substituted by the surviving corporation, or if the holder undergoes a qualifying termination of employment following a change in control of Sabre.

•

No Liberal Share Recycling. Shares of our common stock used to pay the exercise price (whether through actual or constructive transfer) or tax withholding requirements related to any award granted under the 2019 Omnibus Plan may not be regranted, issued, or transferred under the 2019 Omnibus Plan.

•	Minimum Vesting Period. 95% of the shares of our common stock issued pursuant to an equity award granted under the 2019 Omnibus Plan are subject to a minimum one-year vesting requirement.

Key Data

The following table includes information regarding outstanding equity awards, shares available for grants of future equity awards and total shares outstanding under the Prior Plans as of December 31, 2018 (and without giving effect to approval of this Proposal 4):

Total shares underlying outstanding options	4,197,243

Weighted average exercise price of outstanding options	$20.80

Weighted average remaining contractual life of outstanding options	7.6 years

Total shares underlying outstanding unvested restricted stock unit awards	7,332,631

Total shares available for grant	10,357,631

Total shares available for grant as full-value awards	10,357,631

Total shares outstanding	11,529,874

Based on our historical practice, the Board of Directors believes the shares available for grant under the 2019 Omnibus Plan will be sufficient to cover awards for at least the next two to three years, depending on circumstances such as significant market value fluctuations, vesting levels of performance-based restricted stock unit awards, or acquisitions. Since our initial public offering in April 2014, we granted equity awards (gross equity grants, which do not reflect the impact of cancellations) representing a total of approximately 4,996,677 shares in 2014, 2,824,579 shares in 2015, 4,777,809 shares in 2016, 5,681,376 shares in 2017

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and 5,679,715 shares in 2018. These awards reflect a five-year average utilization rate of 1.73%. We expect to grant equity awards representing a total of approximately 5,700,000 shares in 2019. Absent circumstances not currently accounted for in our projections, such as the factors described above, the Board of Directors expects to grant awards under the 2019 Omnibus Plan generally consistent with our 2019 share utilization rates.

Summary of Terms of the 2019 Omnibus Plan

The principal features of the 2019 Omnibus Plan are described below. This summary is qualified in its entirety by reference to the full text of the 2019 Omnibus Plan, a copy of which is attached as Appendix C to this proxy statement and incorporated in this proxy statement by reference. Please refer to Appendix C for more information.

Term

Awards under the 2019 Omnibus Plan may be granted for a term of ten years following the date that stockholders approve the 2019 Omnibus Plan at the 2019 Annual Meeting.

Administration

The 2019 Omnibus Plan is administered by our Board of Directors, the Compensation Committee of our Board of Directors or such other committee as designated by our Board of Directors (the “Committee”). Among the Committee’s powers under the 2019 Omnibus Plan is the power to determine those employees who will be granted awards and the amount, type and other terms and conditions of awards. The Committee may also prescribe agreements evidencing or settling the terms of any awards, and any amendments thereto; grant awards alone or in addition to, in tandem with, or in substitution or exchange for, any other award, any award granted under the Prior Plans (as defined below) or that of any business entity we are acquiring, or any other right of the plan participant to receive payment from us.

“Prior Plans” means, with respect to the 2016 Omnibus Plan, the Sabre Corporation 2014 Omnibus Incentive Compensation Plan (the “2014 Omnibus Plan”), the Sovereign Holdings, Inc. 2012 Management Equity Incentive Plan (the “Sovereign 2012 MEIP”), the Sovereign Holdings, Inc. 2007 Management Equity Incentive Plan (as amended in 2010), and the Sovereign Holdings, Inc. Stock Incentive Plan (the “Sovereign MEIP”), and with respect to the 2019 Omnibus Plan, each of the foregoing plans plus the 2016 Omnibus Plan.

The Committee may delegate its powers and responsibilities under the 2019 Omnibus Plan, in writing, to a sub-committee of our Board of Directors, or delegate certain administration powers (not including the grant of awards) over the plan to one or more of our officers or employees.

The Committee has discretionary authority to interpret and construe any and all provisions of the 2019 Omnibus Plan and the terms of any award (or award agreement) granted thereunder and to adopt and amend such rules and regulations for the administration of the 2019 Omnibus Plan as it deems appropriate. Decisions of the Committee will be final, binding and conclusive on all parties.

On or after the date of grant of any award, the Committee may accelerate the date on which any award becomes vested, exercisable, or transferable, provided that 95% of the shares underlying any stock-settled

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PROPOSAL 4: APPROVAL OF THE SABRE CORPORATION 2019 OMNIBUS INCENTIVE COMPENSATION PLAN

award must have a vesting period of at least one year from the date of grant. The Committee may also extend the term of any such award (including the period following a termination of a participant’s employment during which any such award may remain outstanding); waive any conditions to the vesting, exercisability or transferability of any such award; grant other awards in addition to, in tandem with or in substitution or exchange for any award granted under the 2019 Omnibus Plan, any Prior Plan or any equity compensation plan of any business entity we are acquiring; or provide for the payment of dividends or dividend equivalents with respect to any such award. The Committee does not have the authority and may not take any such action described in this section to the extent that the grant of such authority or the taking of such action would cause any tax to become due under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

We will not reprice any stock option or stock appreciation right without the approval of our stockholders.

Shares Available for Issuance

•	Available Shares. The aggregate number of shares of our common stock which may be issued under the 2019 Omnibus Plan may not exceed the sum of:

(1)	12,500,000 shares,

(2)	the number of shares that remain available for issuance under the Prior Plans as of April 23, 2019, and

(3)

the number of shares subject to outstanding awards under the 2016 Omnibus Plan or any of the Prior Plans that may become available if the underlying awards expire, are forfeited, cancelled or terminated, are settled for cash, or otherwise become available in accordance with the terms of such plans.

•	Incentive Stock Options. The number of shares that may be covered by incentive stock options under the 2019 Omnibus Plan may not exceed 12,500,000 shares in the aggregate.

•	The shares to be delivered under the 2019 Omnibus Plan may be authorized and unissued shares or shares held in or acquired for our treasury, or both.

In general, if awards under the 2019 Omnibus Plan expire or are forfeited, cancelled or terminated without the issuance of shares, or are settled for cash in lieu of shares, or are exchanged for an award not involving shares, the shares covered by such awards will again become available for the grant of awards under the 2019 Omnibus Plan. However, if the exercise price or tax withholding requirements related to any award under the 2019 Omnibus Plan are satisfied through our withholding of shares otherwise then deliverable in respect of an award or through actual or constructive transfer to us of shares already owned, the number of shares equal to such withheld or transferred shares, as applicable, will no longer be available for issuance under the 2019 Omnibus Plan.

Shares covered by awards granted pursuant to the 2019 Omnibus Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger will not count as issued under the 2019 Omnibus Plan.

Individual Employee Share Limits Per Fiscal Year under the 2019 Omnibus Plan

•	Options. 1,000,000 shares.

•	Stock Appreciation Rights. 1,000,000 shares.

•	Other Stock-Based Awards. 1,000,000 shares.

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Individual Limits on Cash Incentive Awards

•

Cash Incentive Awards. The amount payable in respect of a cash incentive award granted to any participant in a single fiscal year that is subject to performance-based vesting may not exceed $5,000,000.

Eligibility for Participation

The individuals eligible to receive awards under the 2019 Omnibus Plan are our employees (including prospective employees who have been offered employment) or other individual service providers and those of our subsidiaries, as selected by the Committee.

As of December 31, 2018, approximately 9,250 individuals, consisting of approximately 8,500 employees and approximately 750 other service providers, would be eligible to participate in the 2019 Omnibus Plan. During 2018, a total of approximately 2,250 individuals received awards under the 2016 Omnibus Plan.

Cash Incentive Awards

The Committee may grant cash incentive awards. Cash incentive awards may be settled in cash or in other property, including shares of our common stock.

Stock Options and Stock Appreciation Rights

The Committee may grant non-qualified stock options and incentive stock options to purchase shares of our common stock. The Committee will determine the number of shares of our common stock subject to each option, the vesting schedule (provided that no option may be exercisable after the expiration of ten years after the date of grant), the method and procedure to exercise vested options, restrictions on transfer of options and any shares acquired pursuant to the exercise of an option, and the other terms of each option. The exercise price per share of common stock covered by any option may not be less than 100% of the fair market value of a share of common stock on the date of grant.

Additionally, with respect to “incentive stock options” (within the meaning of Section 422 of the Code), the aggregate fair market value of shares with respect to incentive stock options that are exercisable for the first time by a participant during any calendar year under the 2019 Omnibus Plan or any of our other stock option plans may not exceed $100,000. To the extent the fair market value of such shares exceeds $100,000, the incentive stock options granted to such participant, to the extent and in the order required by regulations, automatically will be deemed to be non-qualified stock options, but all other terms and provisions of such option will remain unchanged. No incentive stock option may be granted to a 10% stockholder unless the exercise price of the option is at least 110% of the fair market value of a share of common stock at the time such incentive stock option is granted and such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.

Other Stock-Based Awards

The Committee may grant other stock, stock-based or stock-related awards in such amounts and subject to such terms and conditions as determined by the Committee. Each such other stock-based award may (i) involve the transfer of actual shares of our common stock to the participant, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of common stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock

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appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units, or share-denominated performance units, and (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each award must be denominated in, or must have a value determined by reference to, a number of shares of our common stock that is specified at the time of the grant of such award.

Performance-Based Compensation, Performance Goals and Measures

The Committee may grant performance-based compensation to a participant payable upon the attainment of specific performance goals. The performance goals may include: adjusted net earnings, appreciation in and/or maintenance of the price of common stock (including, without limitation, comparisons with various stock market indices), attainment of strategic and operational initiatives, budget, cash flow (including, without limitation, free cash flow), cost of capital, cost reduction, earnings and earnings growth (including, without limitation, earnings per share, earnings before taxes, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization), market share, market value added, net income, net sales, net revenue, operating profit and operating income, pretax income before allocation of corporate overhead and bonus, reductions in costs, return on assets and return on net assets, return on equity, return on invested capital, revenues, sales and sales growth, successful acquisition/divestiture, total stockholder return and improvement of stockholder return, gross margin, measures of liquidity or credit metrics, cash flow per share, improvements or attainments of expense levels, improvements or attainment of working capital levels or debt reduction, or such other measures as the Committee may determine from time to time.

Performance goals may relate to individual performance, company performance or business unit performance.

In addition, any performance measure may be used to measure the performance of Sabre or a subsidiary as a whole or any business unit of Sabre or a subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate.

The Committee may, subject to the terms of the 2019 Omnibus Plan, amend previously granted awards whose grant, vesting or payment is subject to performance-based measures.

Stockholder Rights

No person will have any rights as a stockholder with respect to any shares of our common stock covered by or relating to any award granted pursuant to the 2019 Omnibus Plan until the date of the issuance of such shares on our books and records.

Amendment and Termination

Notwithstanding any other provision of the 2019 Omnibus Plan, our Board of Directors may at any time suspend or discontinue the plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, regulation, or rule of a national securities exchange requires stockholder approval for any such revision or amendment to be effective, such revision or amendment will not be effective without such approval.

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Transferability

Awards granted under the 2019 Omnibus Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that the Committee may provide for the transferability of non-qualified stock options subject to conditions and limitations as determined by the Committee; however, awards (other than incentive stock options and tandem stock appreciation rights) may be transferred during the lifetime of the participant, and may be exercised by these transferees during the lifetime of the participant, but only to the extent the transfers are permitted by the Committee.

Change in Control

Except as otherwise set forth in a participant’s award agreement, in the event (i) a participant has a qualifying termination of employment following a change in control of Sabre or (ii) of a change in control of Sabre in which outstanding awards are not assumed, continued, or substituted by the surviving corporation:

•

All deferral of settlement, forfeiture conditions and other restrictions applicable to awards granted under the 2019 Omnibus Plan will lapse and such awards will be deemed fully vested as of the time of the change-in-control transaction without regard to deferral and vesting conditions, and

•	Any award carrying a right to exercise that was not previously exercisable and vested will become fully exercisable and vested as of the time of the change in control of Sabre.

For purposes of this provision, a “qualifying termination of employment” means with respect to a participant, (i) a termination of such participant’s employment by Sabre (or any of its then-affiliated entities) without cause or by the participant for good reason, or (ii) a termination of such participant’s employment in the event of the participant’s death or disability, in each case, following a change in control of Sabre.

New Plan Benefits

All awards made under the 2019 Omnibus Plan are discretionary. Therefore, the benefits and amounts that will be received or allocated under the 2019 Omnibus Plan are not determinable at this time. The closing price of our common stock, as reported on the NASDAQ Stock Market, on February 20, 2019 was $21.97 per share. See “Executive Compensation—2018 Grants of Plan-Based Awards” table, which provides information on the equity awards granted to the named executive officers in 2018.

U.S. Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences of the awards to be made under the 2019 Omnibus Plan based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the 2019 Omnibus Plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Non-Qualified Stock Options

A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as

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PROPOSAL 4: APPROVAL OF THE SABRE CORPORATION 2019 OMNIBUS INCENTIVE COMPENSATION PLAN

ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we generally will be entitled to a corresponding tax deduction.

Incentive Stock Options

A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the stock option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and we will not be entitled to any tax deduction. If, however, such shares are disposed of within such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and we generally will be entitled to a corresponding tax deduction. The excess of the amount realized through the disposition date over the fair market value of the stock on the exercise date will be treated as capital gain.

Stock Appreciation Rights

A participant will not recognize taxable income at the time of grant of a stock appreciation right, and we will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by us, and we generally will be entitled to a corresponding tax deduction.

Restricted Stock

A participant will not recognize taxable income at the time of grant of shares of restricted stock award, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We are entitled to a corresponding tax deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income. We will be entitled to a corresponding tax deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

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PROPOSAL 4: APPROVAL OF THE SABRE CORPORATION 2019 OMNIBUS INCENTIVE COMPENSATION PLAN

Restricted Stock Units

A participant will not recognize taxable income at the time of grant of a restricted stock unit, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by us, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Other Stock-Based Awards

The grant, exercise or settlement of other stock-based awards granted under the 2019 Omnibus Plan may be taxable based on the specific terms and conditions of such awards.

Section 162(m) Limitations

Section 162(m) of the Code generally places a $1 million annual limit on a company’s federal income tax deduction for compensation paid to certain senior executives. Thus, it is possible that Section 162(m) of the Code may disallow compensation deductions that would otherwise be available to us.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2019 Omnibus Plan. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the 2019 Omnibus Plan.

Required Vote

At the Annual Meeting, stockholders will be asked to approve the 2019 Omnibus Plan. This proposal requires the affirmative vote of the holders of not less than a majority of the voting power of the outstanding common stock, present in person at the Annual Meeting or represented by proxy, voting together as a single class.

Abstentions will be counted toward the tabulation of votes cast on the approval of the proposal to approve the 2019 Omnibus Plan, and will have the same effect as votes against that proposal.

The Board of Directors unanimously recommends a vote FOR approval of the Sabre Corporation 2019 Omnibus Incentive Compensation Plan.

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PROPOSAL 4: APPROVAL OF THE SABRE CORPORATION 2019 OMNIBUS INCENTIVE COMPENSATION PLAN

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2018.

	Number of securities to be issued upon exercise of outstanding options (a)	Weighted average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	11,528,900	$20.80	10,357,631

Equity compensation plans not approved by stockholders	—	—	—

(a)

Includes shares to be issued upon the exercise of outstanding options under our 2016 Omnibus Plan, 2014 Omnibus Plan, the Sovereign 2012 MEIP and the Sovereign MEIP. Also includes 7,331,657 restricted stock unit awards under our 2016 Omnibus Plan and 2014 Omnibus Plan (including shares that may be issued pursuant to outstanding performance-based restricted stock unit awards, assuming the target award is met; actual shares may vary, depending on actual performance).

(b)	Excludes restricted stock unit awards which do not have an exercise price.

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PROPOSAL 5: APPROVAL OF THE SABRE CORPORATION 2019 DIRECTOR EQUITY COMPENSATION PLAN

PROPOSAL 5: APPROVAL OF THE SABRE CORPORATION 2019 DIRECTOR EQUITY COMPENSATION PLAN

In February 2019, our Board of Directors adopted the Sabre Corporation 2019 Director Equity Compensation Plan (the “2019 Director Plan”), subject to approval by our stockholders at the 2019 Annual Meeting.

The 2019 Director Plan is intended to promote the interests of Sabre and its stockholders by providing certain compensation to eligible directors of Sabre to encourage the highest level of performance by providing them with a proprietary interest in Sabre’s success and progress by granting them awards under the 2019 Director Plan.

Alignment of 2019 Director Plan with Stockholders’ Interests

The 2019 Director Plan is designed to reinforce the alignment of our compensation opportunities for eligible directors with stockholders’ interests and, as highlighted below, includes a number of provisions that we believe are consistent with good compensation practices.

•	No Discounted Stock Options. Stock options may not be granted with an exercise price lower than the fair market value of the underlying shares on the date of grant.

•

No Re-pricings/Cash Buyouts without Stockholder Approval. The 2019 Director Plan prohibits, without stockholder approval, a stock option or a stock appreciation right from being repurchased for cash at a time when the exercise or strike price, as applicable, is equal to or greater than the fair market value of the underlying shares. The 2019 Director Plan also prohibits any option or stock appreciation right from being re-priced, replaced, re-granted through cancellation, or modified without stockholder approval if the effect would be to reduce the exercise or strike price, as applicable, for the shares underlying the option or stock appreciation right.

•	No “Evergreen” Provision. There is no “evergreen” feature pursuant to which the shares available for issuance under the 2019 Director Plan can be automatically replenished.

•

No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, unless approved by the Compensation Committee.

•	No Automatic Grants. The 2019 Director Plan does not provide for “reload” or other automatic grants to participants.

•	No Tax Gross-ups. The 2019 Director Plan does not provide for any tax gross-ups.

•

Compensation Recovery (“Clawback”). The 2019 Director Plan provides that Sabre is entitled, to the extent permitted or required by applicable law, Sabre policy, or the requirements of any national securities exchange on which Sabre’s shares are listed for trading, to claw back compensation paid by Sabre to a participant under the 2019 Director Plan.

•

No Single Trigger Vesting Upon a Change in Control. The 2019 Director Plan provides that all outstanding equity awards will become exercisable and/or vest in the event of a change in control of Sabre only if these awards are not assumed, continued, or substituted by the surviving corporation, or if the holder’s service on the Board terminates in connection with a change in control of Sabre.

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PROPOSAL 5: APPROVAL OF THE SABRE CORPORATION 2019 DIRECTOR EQUITY COMPENSATION PLAN

•

No Liberal Share Recycling. Shares of our common stock used to pay the exercise price (whether through actual or constructive transfer) or tax withholding requirements related to any award granted under the 2019 Director Plan may not be regranted, issued, or transferred under the 2019 Director Plan.

Key Data

Based on our historical practice, the Board of Directors believes the shares available for grant under the 2019 Director Plan will be sufficient to cover awards for at least the next five years. Since our initial public offering in April 2014, we granted equity awards (gross equity grants, which do not reflect the impact of cancellations) to eligible directors, including Mr. Kellner in connection with his service as executive Chairman of the Board, representing a total of approximately 67,912 shares in 2014, 142,199 shares in 2015, 295,464 shares in 2016, 250,823 shares in 2017 and 64,173 shares in 2018. We expect to grant equity awards representing a total of approximately 90,000 shares in 2019. Absent circumstances not currently accounted for in our projections, such as significant market value fluctuations or acquisitions, the Board of Directors expects to grant awards under the 2019 Director Plan generally consistent with our 2019 share utilization rates.

Summary of Terms of the 2019 Director Plan

The principal features of the 2019 Director Plan are described below. This summary is qualified in its entirety by reference to the full text of the 2019 Director Plan, a copy of which is attached as Appendix D to this proxy statement and incorporated in this proxy statement by reference. Please refer to Appendix D for more information.

Term

Awards under the 2019 Director Plan may be granted for a term of ten years following the date that stockholders approve the 2019 Director Plan at the 2019 Annual Meeting.

Administration

The 2019 Director Plan is administered by our Board of Directors, the Compensation Committee of our Board of Directors or such other committee as designated by our Board of Directors (the “Committee”). Among the Committee’s powers under the 2019 Director Plan is the power to determine those individuals who will be granted awards and the amount, type and other terms and conditions of awards. Our Board of Directors may grant awards to the non-employee members of our Board of Directors. The Committee may also prescribe agreements evidencing or settling the terms of any awards, and any amendments thereto; grant awards alone or in addition to, in tandem with, or in substitution or exchange for, any other award, any award of any business entity we are acquiring, or any other right of the plan participant to receive payment from us.

The Committee may delegate its powers and responsibilities under the 2019 Director Plan, in writing, to a sub-committee of our Board of Directors, or to any other individual as the Committee deems advisable, under any conditions and subject to any limitations that the Committee may establish.

The Committee has discretionary authority to interpret and construe any and all provisions of the 2019 Director Plan and the terms of any award (or award agreement) granted thereunder and to adopt and amend such rules and regulations for the administration of the 2019 Director Plan as it deems appropriate. Decisions of the Committee will be final, binding and conclusive on all parties.

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On or after the date of grant of any award, the Committee may accelerate the date on which any award becomes vested, exercisable, or transferable. The Committee may also extend the term of any such award (including the period following a termination of a participant’s provision of services during which any such award may remain outstanding); waive any conditions to the vesting, exercisability or transferability of any such award; grant other awards in addition to, in tandem with or in substitution or exchange for any award granted under the 2019 Director Plan or any equity compensation plan of any business entity we are acquiring; or provide for the payment of dividends or dividend equivalents with respect to any such award. The Committee does not have the authority and may not take any such action described in this section to the extent that the grant of such authority or the taking of such action would cause any tax to become due under Section 409A of the Code.

We will not reprice any stock option or stock appreciation right without the approval of our stockholders.

Shares Available for Issuance

•	Available Shares. The aggregate number of shares of our common stock which may be issued under the 2019 Director Plan may not exceed 500,000 shares.

•	The shares to be delivered under the 2019 Director Plan may be authorized and unissued shares or shares held in or acquired for our treasury, or both.

In general, if awards under the 2019 Director Plan expire or are forfeited, cancelled or terminated without the issuance of shares, or are settled for cash in lieu of shares, or are exchanged for an award not involving shares, the shares covered by such awards will again become available for the grant of awards under the 2019 Director Plan. However, if the exercise price or tax withholding requirements related to any award under the 2019 Director Plan are satisfied through our withholding of shares otherwise then deliverable in respect of an award or through actual or constructive transfer to us of shares already owned, the number of shares equal to such withheld or transferred shares, as applicable, will no longer be available for issuance under the 2019 Director Plan.

Shares covered by awards granted pursuant to the 2019 Director Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger will not count as issued under the 2019 Director Plan.

Individual Director Share Limits Per Fiscal Year under the 2019 Director Plan

•

Initial Appointment Awards. The aggregate values of options and other stock-based awards granted to any participant in connection with his or her initial appointment as a non-employee director may not exceed $500,000, determined based on the aggregate fair market value of the awards on the grant date.

•

Other Awards. The aggregate values of options and other stock-based awards granted to any participant in a single fiscal year may not exceed $400,000, determined based on the aggregate fair market value of the awards on the grant date.

Individual Limits on Cash Awards

•	Cash Awards. The amount payable in respect of a cash incentive award for which the performance period is not longer than one year may not exceed $500,000.

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PROPOSAL 5: APPROVAL OF THE SABRE CORPORATION 2019 DIRECTOR EQUITY COMPENSATION PLAN

Eligibility for Participation

The individuals eligible to receive awards under the 2019 Director Plan are those members of the Board who are not also employees of Sabre or any of its subsidiaries, as selected by the Committee.

Effective as of January 1, 2019, nine directors would be eligible to participate in the 2019 Director Plan. During 2018, a total of seven directors received awards under the 2016 Omnibus Plan.

Cash Awards

The Committee may grant cash awards. Cash awards may be settled in cash or in other property, including shares of our common stock.

Stock Options and Stock Appreciation Rights

The Committee may grant non-qualified stock options to purchase shares of our common stock. The Committee will determine the number of shares of our common stock subject to each option, the vesting schedule (provided that no option may be exercisable after the expiration of ten years after the date of grant), the method and procedure to exercise vested options, restrictions on transfer of options and any shares acquired pursuant to the exercise of an option, and the other terms of each option. The exercise price per share of common stock covered by any option may not be less than 100% of the fair market value of a share of common stock on the date of grant.

Other Stock-Based Awards

The Committee may grant other stock, stock-based or stock-related awards in such amounts and subject to such terms and conditions as determined by the Committee. Each such other stock-based award may (i) involve the transfer of actual shares of our common stock to the participant, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of common stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units, or share-denominated performance units, and (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each award must be denominated in, or must have a value determined by reference to, a number of shares of our common stock that is specified at the time of the grant of such award.

Stockholder Rights

No person will have any rights as a stockholder with respect to any shares of our common stock covered by or relating to any award granted pursuant to the 2019 Director Plan until the date of the issuance of such shares on our books and records.

Amendment and Termination

Notwithstanding any other provision of the 2019 Director Plan, our Board of Directors may at any time suspend or discontinue the plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, regulation, or rule of a national securities exchange requires stockholder approval for any such revision or amendment to be effective, such revision or amendment will not be effective without such approval.

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PROPOSAL 5: APPROVAL OF THE SABRE CORPORATION 2019 DIRECTOR EQUITY COMPENSATION PLAN

Transferability

Awards granted under the 2019 Director Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that the Committee may provide for the transferability of non-qualified stock options subject to conditions and limitations as determined by the Committee; however, awards may be transferred during the lifetime of the participant, and may be exercised by these transferees during the lifetime of the participant, but only to the extent the transfers are permitted by the Committee.

Change in Control

Except as otherwise set forth in a participant’s award agreement, in the event (i) a participant’s service on the Board terminates in connection with a change in control of Sabre or (ii) of a change in control of Sabre in which outstanding awards are not assumed, continued, or substituted by the surviving corporation:

•

All deferral of settlement, forfeiture conditions and other restrictions applicable to awards granted under the 2019 Director Plan will lapse and such awards will be deemed fully vested as of the time of the change-in-control transaction without regard to deferral and vesting conditions, and

•	Any award carrying a right to exercise that was not previously exercisable and vested will become fully exercisable and vested as of the time of the change in control of Sabre.

New Plan Benefits

All awards made under the 2019 Director Plan are discretionary. Therefore, the benefits and amounts that will be received or allocated under the 2019 Director Plan are not determinable at this time. The closing price of our common stock, as reported on the NASDAQ Stock Market, on February 20, 2019 was $21.97 per share. See “Proposal 1: Election of Directors—Director Compensation,” which provides information on the equity awards granted to our non-employee directors in 2018.

U.S. Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences of the awards to be made under the 2019 Director Plan based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the 2019 Director Plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Non-Qualified Stock Options

A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we generally will be entitled to a corresponding tax deduction.

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PROPOSAL 5: APPROVAL OF THE SABRE CORPORATION 2019 DIRECTOR EQUITY COMPENSATION PLAN

Stock Appreciation Rights

A participant will not recognize taxable income at the time of grant of a stock appreciation right, and we will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by us, and we generally will be entitled to a corresponding tax deduction.

Restricted Stock

A participant will not recognize taxable income at the time of grant of shares of restricted stock award, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We are entitled to a corresponding tax deduction at the time the ordinary income is recognized by the participant. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income. We will be entitled to a corresponding tax deduction.

Restricted Stock Units

A participant will not recognize taxable income at the time of grant of a restricted stock unit, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by us, and we will be entitled to a corresponding deduction.

Other Stock-Based Awards

The grant, exercise or settlement of other stock-based awards granted under the 2019 Director Plan may be taxable based on the specific terms and conditions of such awards.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2019 Director Plan. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the 2019 Director Plan.

Required Vote

At the Annual Meeting, stockholders will be asked to approve the 2019 Director Plan. This proposal requires the affirmative vote of the holders of not less than a majority of the voting power of the outstanding common stock, present in person at the Annual Meeting or represented by proxy, voting together as a single class.

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PROPOSAL 5: APPROVAL OF THE SABRE CORPORATION 2019 DIRECTOR EQUITY COMPENSATION PLAN

Abstentions will be counted toward the tabulation of votes cast on the approval of the proposal to approve the 2019 Director Plan, and will have the same effect as votes against that proposal.

The Board of Directors unanimously recommends a vote FOR approval of the Sabre Corporation 2019 Director Equity Compensation Plan.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis addresses the principles underlying our executive compensation program and the policies and practices that contributed to our executive compensation actions and decisions for the year ended December 31, 2018 for our named executive officers. For 2018, our named executive officers were:

Name	Position

Sean Menke	President and Chief Executive Officer

Douglas Barnett	Executive Vice President and Chief Financial Officer (effective July 23, 2018)

Clinton Anderson	Executive Vice President, Sabre and President, Hospitality Solutions

Wade Jones	Executive Vice President, Sabre and President, Travel Network

David Shirk	Executive Vice President, Sabre and President, Travel Solutions (effective July 23, 2018)

Richard Simonson	Senior Advisor and Former Executive Vice President and Chief Financial Officer (effective July 23, 2018)

Management Changes in 2018

On July 23, 2018, Mr. Barnett joined us as our Executive Vice President and Chief Financial Officer. Also on that date, as previously announced, Mr. Simonson retired as Executive Vice President and Chief Financial Officer. He will continue to serve as Senior Advisor to us until June 30, 2019.

Effective July 23, 2018, Mr. Shirk was promoted to the position of Executive Vice President, Sabre and President, Travel Solutions. In this position, Mr. Shirk has leadership responsibility over our Travel Network and Airline Solutions business units, as well as our data and analytics efforts. Mr. Shirk had previously served as Executive Vice President, Sabre and President, Airline Solutions.

Executive Summary

Business Overview

We believe that our 2018 results demonstrate continued progress on a strong foundation. Our commitment to the strategy we laid out at the beginning of 2018 resulted in strong financial and operational performance. We augmented our leadership team with skilled technology executives, evolved our go-to-market strategy and accelerated our technology evolution. We believe that evidence of momentum behind our strategic and commercial initiatives demonstrated that we are delivering for our customers and stockholders. We recorded the following financial results for 2018:

•	For the full year, our total consolidated revenue was $3.867 billion, compared to $3.598 billion in 2017, a 7.5% increase.

•	Travel Network revenue increased 10.0% to $2.806 billion from $2.550 billion in 2017.

•	Airline Solutions revenue increased 0.8% to $823 million from $816 million in 2017.

•	Hospitality Solutions revenue increased 5.7% to $273 million from $258 million in 2017.

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•

For the full year, diluted net income attributable to common stockholders per share was $1.22, a 40.2% increase from $0.87 in 2017. Adjusted net income from continuing operations per share (“Adjusted EPS”) totaled $1.54, a 10.0% increase from $1.40 in 2017.

See Appendix E for a reconciliation of certain non-GAAP and GAAP financial measures presented.

Stockholder Engagement

In the fall of 2017, we continued our stockholder outreach program, contacting institutional stockholders representing over 53% of the shares then outstanding and ultimately meeting with stockholders representing over 47% of the shares then outstanding. These discussions included members of our senior management and, in certain cases, our Chairman of the Board. Feedback received on our executive compensation program was generally positive; however, investors did identify certain aspects of our program design for additional consideration. In response to, and after carefully considering this stockholder feedback, the Compensation Committee approved the following changes to our executive compensation program, as highlighted below.

What we heard	What we did

• Discussion about the grant of time-based restricted stock unit awards in connection with executive officer promotions, recognition or retention	• Moved to using grants of performance-based restricted stock unit awards in connection with executive officer promotions or to satisfy our retention objectives

• A desire for changes to the performance measurement period of our performance-based restricted stock unit awards

• Beginning with the 2018 annual equity awards, performance-based restricted stock unit awards have four one-year performance measurement periods, with the potential to receive up to 150% of the target amount of performance-based restricted stock unit awards based on our actual performance for each of the four measurement periods

In the fall of 2018, we continued our outreach program, contacting institutional stockholders representing approximately 55% of the shares then outstanding and ultimately meeting with stockholders representing approximately 32% of the shares then outstanding. As in 2017, discussions included members of our senior management and, in certain cases, our Chairman of the Board. Investor feedback received on our executive compensation program continued to be generally positive. Investors did, however, identify certain aspects of our program design for further consideration, including providing feedback on the performance metrics used for our annual incentive program and our performance-based restricted stock unit awards, as well as the length of the performance period for our performance-based restricted stock unit awards. The Compensation Committee carefully considered this feedback; however, given recent significant changes to our 2018 executive compensation program design, as well as the significant changes to our executive leadership team, the Compensation Committee determined to minimize changes to our 2019 executive compensation program. Instead, the Compensation Committee intends to consider this feedback further when designing our 2020 executive compensation program.

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COMPENSATION DISCUSSION AND ANALYSIS

2018 Compensation Highlights

In 2018, the Compensation Committee took the following actions with respect to the compensation of our named executive officers:

•

Timing of annual merit increases. Moved the annual review of base salary merit increases for executive officers from May to February to provide the Compensation Committee the opportunity to conduct a holistic review of each executive officer’s entire total direct compensation package, including base salary, all at one time in light of his or her performance.

•

Amount of merit increases. Adjusted the annual base salaries for Messrs. Menke, Anderson, Jones and Shirk to reflect annual merit increases of 2.7%, 4%, 10% and 2.5%, respectively, which were effective April 2018. Mr. Shirk’s base salary was subsequently increased again effective July 23, 2018 in connection with his promotion to Executive Vice President, Sabre and President, Travel Solutions. Mr. Simonson did not receive a merit increase in 2018, in light of his announced retirement. See “—Compensation Elements—Base Salary” below.

•

Annual cash incentive performance measures. Selected revenue (25% of funding formula) and Pre-Tax and Pre-VCP/EIP Adjusted EPS (75% of funding formula) as the performance measures for 2018 under our Executive Incentive Program (“EIP”). Our executive officers’ annual cash incentive opportunities continued to be based entirely on corporate-wide measures in 2018. See “—Compensation Elements—Annual Incentive Compensation” below.

•

Annual cash incentive results. Paid annual cash incentive awards under the 2018 EIP in amounts equal to 100% of their target annual cash incentive opportunities. Although our financial results for 2018 actually resulted in a higher payout percentage, the Compensation Committee exercised its discretion to reduce the amount of their annual cash incentive awards in light of its evaluation of Sabre’s overall performance and results for the year, in alignment with our pay-for-performance philosophy.

•

Annual equity awards. Granted annual equity awards, including performance-based restricted stock unit awards, in March 2018. These performance-based restricted stock unit awards utilized revenue (50% of funding formula) and Pre-Tax Adjusted EPS (50% of funding formula) as the performance measures. These performance-based restricted stock unit awards structured with four consecutive one-year performance periods, with the potential to earn up to 150% of the target number of performance-based restricted stock unit awards based on our actual performance in each of the four performance periods. The total value of the equity awards granted in March 2018 to our named executive officers ranged from $2,000,000 to $8,400,000. See “Compensation Elements of Total Direct Compensation—Long-Term Incentive Compensation” below.

•

Executive hires and promotions. On July 23, 2018, Mr. Barnett joined us as our Executive Vice President and Chief Financial Officer. Mr. Shirk was promoted to Executive Vice President, Sabre and President, Travel Solutions, effective July 23, 2018.

“Pay-for-Performance” Philosophy

Our executive compensation philosophy, which is embodied in the design and operation of our executive compensation program, provides that a substantial portion of each year’s target total direct compensation opportunity for our executive officers, including our named executive officers, is delivered through our annual and long-term incentive compensation awards which are earned contingent on our ability to meet and exceed our annual and long-term objectives. Consequently, we believe that our executive compensation program creates commonality of interest between our executive officers and stockholders for long term value creation.

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Our commitment to a “pay-for-performance” compensation philosophy is embodied in the following:

•

A substantial portion of our executive officers’ target cash compensation opportunity is performance-based. For 2018, approximately 60% of the target total cash compensation opportunity of Mr. Menke, and approximately 47%, on average, of the target total cash compensation opportunities of our other named executive officers were contingent on meeting and exceeding the financial objectives set forth in our annual operating plan. For 2018, although the metrics resulted in a higher actual payout percentage, the Compensation Committee nevertheless exercised its discretion to reduce the annual cash incentive awards for our named executive officers to 100% of their target annual cash incentive opportunities, based on the Compensation Committee’s evaluation of our performance. See “—2018 Total Direct Compensation.”

•

We grant performance-based restricted stock unit awards to our executive officers. For 2018, these performance-based restricted stock unit awards have been designed to contain four consecutive one-year performance periods, with the potential to earn up to 150% of the target number of performance-based restricted stock unit awards based on our actual performance in each of the four performance periods. See “—Compensation Elements of Total Direct Compensation—2018 Equity Awards—2018 Performance-Based Restricted Stock Unit Awards.”

Compensation Program Overview

What we do	What we don’t do

✓ Independent Compensation Committee consultant. The Compensation Committee has engaged its own compensation consultant to assist with the review and analysis of our executive compensation program. This consultant performs no other consulting or other services for us

X No pension plans. We do not currently offer, nor do we have plans to provide, pension arrangements, or defined benefit pension plans to our executive officers

✓Annualexecutive compensation review. The Compensation Committee conducts an annual review of our executive compensation program, including a review of the competitive market for executive talent, and has developed a compensation peer group for use during its deliberations when evaluating the competitive market

X No tax reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits

✓Compensationat-risk. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on corporate performance, as well as equity-based to align the interests of our executive officers and stockholders

X  No special health or welfare benefits. Our executive officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees

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What we do	What we don’t do

✓ Performance-based incentives . We use performance-based annual and long-term incentives	X Limited perquisites. We provide only limited perquisites and other personal benefits to our executive officers

✓ Multi-year vesting requirements. The equity awards granted to our executive officers vest or are earned over multi-year periods, consistent with current market practice and our retention objectives	X Hedging and pledging prohibited. Our Insider Trading Policy prohibits our executive officers and members of our Board of Directors from hedging or pledging any of their shares of Sabre common stock

✓ Stock ownership policy. Our stock ownership policy requirements are 5x base salary for our CEO and 3x base salary for our other named executive officers. Named executive officers are required to retain 50% of the net shares from their equity awards until ownership requirements are met

X No stock option repricings. We prohibit the repricing of outstanding options to purchase our common stock without prior stockholder approval

✓ Clawback policy. We maintain an Executive Compensation Recovery Policy (also referred to as a “clawback” policy)

Objectives of Executive Compensation Program

Our overall corporate rewards strategy, which is embodied in our executive compensation program, is designed to advance three principal objectives:

•

Pay for performance. Link a significant portion of the target total direct compensation opportunities of our executive officers to our annual and long-term business performance and each individual’s contribution to that performance.

•

Attract, motivate, and retain. Set compensation at market competitive levels that enable us to hire, incentivize, and retain high-caliber executive officers and that reinforce our succession planning process.

•

Long-term equity ownership. Provide opportunities, consistent with the interests of our stockholders, for our executive officers to accumulate and hold a significant equity stake in the organization, including through performance-based equity awards, if we achieve our strategic and growth objectives.

Committee Consideration of 2018 Stockholder Advisory (“Say-on-Pay”) Vote on the Compensation of Our Named Executive Officers

At our 2018 Annual Meeting, our executive compensation program received the support of approximately 81% of the shares of our common stock present at the meeting. See “—Stockholder Engagement” for a discussion of our stockholder outreach program and actions taken in response. At our 2015 Annual Meeting, our stockholders expressed their preference for our Board’s recommendation to conduct the say-on-pay vote every three years. Based on this outcome, our Board determined that the say-on-pay vote would be held every three years, until the next stockholder vote on the frequency of the say-on-pay vote, or our Board otherwise determines that a different frequency for such advisory votes is in the best interests of our stockholders. As a result, our next say-on-pay vote and the next frequency of say-on-pay vote are anticipated to occur in 2021.

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Compensation Philosophy and Objectives

The philosophy underlying our executive compensation program is to provide an attractive, flexible, and effective total compensation opportunity to our executive officers, including our named executive officers, tied to our corporate performance and aligned with the interests of our stockholders. Our objective is to recruit, motivate, and retain the caliber of executive officers necessary to deliver sustained high performance to our stockholders, customers, and other stakeholders.

Equally important, we view our compensation policies and practices as a means of communicating our goals and standards of conduct and performance and for motivating and rewarding employees in relation to their achievements. Overall, the same principles that govern the compensation of our executive officers also generally apply to the compensation of our salaried employees. Within this framework, we seek to observe the following principles:

•

Retain and hire top-caliber executive officers. Executive officers should have base salaries and employee benefits that are market competitive and that permit us to hire and retain high-caliber individuals at all levels.

•

Pay for performance. A significant portion of the target total direct compensation opportunities of our executive officers should vary with annual and long-term business performance and each individual’s contribution to that performance, while the level of “at-risk” compensation should increase as the scope of the executive officer’s responsibility increases.

•	Reward long-term growth and profitability. Executive officers should be rewarded for achieving long-term results, and these rewards should be aligned with the interests of our stockholders.

•

Align compensation with stockholder interests. The interests of our executive officers should be linked with those of our stockholders through the risks and rewards of the ownership of shares of our common stock.

•	Provide limited personal benefits. Perquisites and other personal benefits for our executive officers should be limited to items that serve a reasonable business purpose.

•	Reinforce succession planning process. The overall compensation program for our executive officers should reinforce our succession planning process.

•

Promote transparency. We seek to establish an efficient, simple, and transparent process for designing our compensation arrangements, setting performance objectives for annual and long-term incentive compensation opportunities, and making compensation decisions.

We believe that our compensation philosophy, as reinforced by these principles, has been effective in aligning our executive compensation program with the creation of sustainable long-term stockholder value.

2018 Total Direct Compensation Mix

Our executive compensation program has been designed to reward strong performance. The program seeks to focus a significant portion of each executive officer’s target total direct compensation opportunity on annual and long-term incentives that depend upon our performance. Each executive officer has been granted a significant stake in Sabre in the form of an equity award to closely link his or her interests to those of our stockholders. These equity awards also seek to focus his or her efforts on the successful

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COMPENSATION DISCUSSION AND ANALYSIS

execution of our long-term strategic and financial objectives. Consequently, whether viewed on an annual basis or over their entire tenure with us, fixed compensation (in the form of base salary) has represented less than half of the target total direct compensation opportunity of each current executive officer, including each named executive officer, with the remainder delivered in the form of annual and long-term incentive compensation.

In addition, the Compensation Committee believes that Mr. Menke’s target incentive compensation for 2018 was comprised of an appropriate mix of long-term elements (performance-based restricted stock unit awards and stock options) and short-term elements (an annual cash incentive opportunity), consistent with our emphasis on pay-for-performance:

Compensation-Setting Process

Role of the Compensation Committee

The Compensation Committee is responsible for overseeing our executive compensation program (including our executive compensation policies and practices), approving the compensation of our executive officers (including our named executive officers), and administering our various employee stock plans.

Pursuant to its charter, the Compensation Committee has sole responsibility for reviewing and determining the compensation of our CEO at least annually, as well as for evaluating our CEO’s performance in light of the corporate goals and objectives applicable to him. In reviewing our CEO’s compensation each year and considering any potential adjustments, the Compensation Committee exercises its business judgment after taking into consideration several factors, including our financial results, his individual performance and strategic leadership, its understanding of competitive market data and practices, and his current total compensation and pay history.

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In addition, the Compensation Committee annually reviews and determines the compensation of our other executive officers, including our other named executive officers, and it also approves any employment agreements with our executive officers. In doing so, the Compensation Committee is responsible for ensuring that the compensation of our executive officers, including our named executive officers, is consistent with our executive compensation philosophy and objectives.

Role of Executive Officers

The Compensation Committee receives support from our Human Resources Department in designing our executive compensation program and analyzing competitive market practices. Our CEO and certain other executive officers regularly participate in portions of Compensation Committee meetings, providing management input on organizational structure, executive development, and financial and governance considerations.

Our CEO evaluates the performance of each of our executive officers, including our other named executive officers, against these annual objectives. Our CEO then reviews each executive officer’s target total direct compensation opportunity, and based upon his or her target total direct compensation opportunity and his or her performance, proposes compensation adjustments for him or her, subject to review and approval by the Compensation Committee. Our CEO presents the details of each executive officer’s target total direct compensation opportunity and performance to the Compensation Committee for its consideration and approval. Our CEO does not participate in the evaluation of his own performance.

In making executive compensation decisions, the Compensation Committee reviews a variety of information for each executive officer, including his or her current total compensation and pay history, his or her equity holdings, individual performance, and competitive market data and practices for comparable positions. Neither our CEO nor our other named executive officers are present when their specific compensation arrangements are discussed.

Role of Compensation Consultant

In fulfilling its duties and responsibilities, the Compensation Committee has the authority to engage the services of outside advisers, including compensation consultants. In 2018, the Compensation Committee engaged Compensia, Inc., a national compensation consulting firm, to assist it with compensation matters. A representative of Compensia attends regularly scheduled meetings of the Compensation Committee, responds to inquiries from members of the Compensation Committee, and provides his analysis with respect to these inquiries.

The nature and scope of services provided to the Compensation Committee by Compensia in 2018 were as follows:

•	Assisted in the review of our compensation peer group.

•	Analyzed the executive compensation levels and practices of the companies in our compensation peer group.

•	Provided advice with respect to compensation best practices and market trends for our executive officers, including our CEO.

•	Provided advice with respect to market trends and practices for non-employee director compensation.

•	Assessed our executive compensation risk profile and reported on this assessment.

•	Provided ad hoc advice and support throughout the engagement.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensia does not provide any services to us, other than the services provided to the Compensation Committee. The Compensation Committee has assessed the independence of Compensia taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of NASDAQ, and has concluded that no conflict of interest exists with respect to the work that Compensia performs for the Compensation Committee.

Competitive Positioning

Periodically, the Compensation Committee reviews competitive market data for comparable executive positions in the market as one factor for determining the structure of our executive compensation program and establishing target compensation levels for our executive officers, including our named executive officers.

The Compensation Committee, with the assistance of Compensia, reviewed and updated our compensation peer group based on an evaluation of companies that it believed were comparable to us with respect to operations, industry segment, revenue level, and enterprise value as a reference source in its executive compensation deliberations. This compensation peer group, which was used by the Compensation Committee as a reference in the course of its executive compensation deliberations, consisted of the following companies with respect to 2018 executive compensation matters:

Alliance Data Systems Corporation	Gartner, Inc.

Blackhawk Network Holdings, Inc.	Global Payments, Inc.

Broadridge Financial Solutions, Inc.	Nuance Communications, Inc.

CACI International Inc.	Synopsys, Inc.

Citrix Systems, Inc.	Total System Services, Inc.

CoreLogic, Inc.	Vantiv, Inc.

CSRA Inc.	Verisk Analytics, Inc.

DST Systems, Inc.	The Western Union Company

Euronet Worldwide, Inc.

In selecting this compensation peer group, the Compensation Committee considered companies with the following primary selection criteria: companies within the software and services, data processing and outsourced services and other companies in related industries, companies with revenues between approximately 0.5x to 2.0x of our preceding four quarters of revenue, and companies with market capitalization between approximately 0.3x to 3.0x our estimated market capitalization. The Compensation Committee also considered companies with the following secondary selection criteria: revenue growth over the prior four quarters exceeding 5.0% and positive operating income over the prior four quarters.

Competitive comparison data was collected from publicly-available information contained in the SEC filings of the compensation peer group companies, as well as from the Radford Global Technology Survey. The Radford survey provides market data for executive positions that may not be available from publicly-available SEC filings and other information related to trends and competitive practices in executive compensation.

The competitive market data described above was not and is not used by the Compensation Committee in isolation but rather serve as one point of reference in its deliberations on executive compensation. The Compensation Committee uses the competitive market data as a guide when making decisions about total direct compensation, as well as individual elements of compensation; however, the Compensation

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Committee does not formally benchmark our executive officers’ compensation against this data. While market competitiveness is important, it is not the only factor the Compensation Committee considers when establishing compensation opportunities of our executive officers. Actual compensation decisions also depend upon the consideration of other factors that the Compensation Committee deems relevant, such as the financial and operational performance of our businesses, individual performance, specific retention concerns, and internal equity.

In November 2018, the Compensation Committee, with the assistance of Compensia, updated the compensation peer group to be used as a reference for purposes of its deliberations on our 2019 executive compensation program. As part of this review, the Compensation Committee noted that four of the 2018 peer companies had been acquired. To identify replacements for these companies, the Compensation Committee considered companies with the following primary selection criteria: companies within the software and services, data processing and outsourced services, SaaS companies, and other companies in related industries, companies with revenues between approximately $1.9 billion to $7.5 billion (or between approximately 0.5x to 2.0x of our preceding four quarters of revenue), and companies with market capitalization of approximately $2.1 billion to $21.2 billion (or between approximately 0.3x to 3.0x our estimated market capitalization). The Compensation Committee also considered companies with the following secondary selection criteria: revenue growth over the prior four quarters exceeding 5.0% and positive operating income over the prior four quarters. Based on this review, the Compensation Committee approved a compensation peer group for 2019 consisting of the following companies:

Alliance Data Systems Corporation	Maximus, Inc.

Broadridge Financial Solutions, Inc.	Nuance Communications, Inc.

CACI International Inc.	Symantec Corporation

Citrix Systems, Inc.	Synopsys, Inc.

CoreLogic, Inc.	Total System Services, Inc.

Euronet Worldwide, Inc.	Travelport Worldwide Limited

Gartner, Inc.	Verisk Analytics, Inc.

Global Payments, Inc.	The Western Union Company

The Compensation Committee, with the assistance of Compensia, reviews the compensation peer group annually.

Compensation-Related Risk Assessment

The Compensation Committee considers potential risks when reviewing and approving the various elements of our executive compensation program. In evaluating the elements of our executive compensation program, the Compensation Committee assesses each element to ensure that it does not encourage our executive officers to take excessive or unnecessary risks or to engage in decision-making that promotes short-term results at the expense of our long-term interests. In addition, we have designed our executive compensation program, including our incentive compensation plans, with specific features to address potential risks while rewarding our executive officers for achieving financial and strategic objectives through prudent business judgment and appropriate risk taking. Further, the following policies and practices have been incorporated into our executive compensation program:

•	Balanced Mix of Compensation Components. The target compensation mix for our executive officers is composed of base salary, annual cash incentive compensation, and long-term incentive compensation in

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COMPENSATION DISCUSSION AND ANALYSIS

the form of equity and cash awards, including performance-based awards, which provides a compensation mix that is not overly weighted toward short-term cash incentives.

•

Minimum Performance Measure Thresholds. Our annual cash incentive compensation plan, which encourages focus on the achievement of corporate performance objectives for our overall benefit does not pay out unless pre-established target levels for one or more financial measures are met.

•

Long-Term Incentive Compensation Vesting. Our long-term equity-based incentives have multi-year vesting requirements. These long-term incentive programs complement our annual cash incentive compensation plan, and include awards that are earned and pay out only upon meeting specific pre-established performance objectives.

•

Capped Annual Cash Incentive and Performance-Based Restricted Stock Unit Awards. Awards under the annual cash incentive compensation plan and grants of performance-based restricted stock unit awards are capped at 200% and 150%, respectively, of the target award level.

Compensation Elements of Total Direct Compensation

Our executive compensation program is designed around the concept of total direct compensation. The performance-based portion of total direct compensation generally increases as an executive officer’s level of responsibilities increases. The chart below provides information on the principal elements of total direct compensation and is intended to illustrate our overall objectives relative to our executive compensation program.

Long-term equity-based compensation	Performance-based restricted stock unit awards	Supports achievement of our long-term strategic and financial objectives and creates an incentive to deliver stockholder value
	Stock options	Provides rewards for stock price appreciation, creating an incentive to deliver stockholder value and to achieve our long-term strategic and financial objectives

Annual cash compensation	Annual incentive	Supports and encourages the achievement of our specific annual corporate goals as reflected in our annual operating plan
	Base salary	Provides a consistent and fixed amount of annual cash income

In setting the appropriate level of total direct compensation, the Compensation Committee seeks to establish each compensation element at a level that is both competitive and attractive for motivating top executive talent, while also keeping the overall compensation levels aligned with stockholder interests and job responsibilities. These compensation elements are structured to motivate our executive officers, including our named executive officers, and to align their financial interests with those of our stockholders.

Base Salary

We believe that a competitive base salary is essential in attracting and retaining key executive talent. Historically, the Compensation Committee has reviewed the base salaries of our executive officers, including our named executive officers, on an annual basis or as needed to address changes in job title, a promotion, assumption of additional job responsibilities, or other unique circumstances.

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In evaluating the base salaries of our executive officers, the Compensation Committee considers several factors, including our financial performance, his or her contribution towards meeting our financial objectives, his or her qualifications, knowledge, experience, tenure, and scope of responsibilities, his or her past performance as against individual goals, his or her future potential, the recommendations of our CEO (with respect to the other executive officers), competitive market data and practices, our desired compensation position with respect to the competitive market, retention purposes and internal equity.

2018 Base Salary Decisions

In February 2018, the Compensation Committee reviewed the base salaries of our executive officers, including the following named executive officers, and approved the following base salaries, effective April 2018:

Named Executive Officer	Base Salary
Sean Menke	$950,000
Clinton Anderson	$520,000
Wade Jones	$550,000
David Shirk	$615,000
Richard Simonson	$715,000

As noted above, the Compensation Committee considered several factors in approving these base salaries, including an assessment of competitive market data and each executive officer’s contributions towards meeting our financial objectives, as well as the objective of moving certain executives’ base salaries closer to the median of the competitive market for similarly-situated executives at the companies in our compensation peer group.

In connection with his promotion to Executive Vice President and President, Travel Solutions, Mr. Shirk’s base salary was subsequently increased to $675,000, effective July 23, 2018, to reflect his additional duties and responsibilities in that position. Effective July 23, 2018, Mr. Simonson’s annual base salary was reduced to $120,000, as a result of his change in position to Senior Advisor in connection with his previously announced retirement as Chief Financial Officer.

The base salaries paid to our named executive officers during 2018 are set forth in the “2018 Summary Compensation Table” below.

Annual Incentive Compensation

We use annual incentive compensation to support and encourage the achievement of our specific annual corporate and business segment goals as reflected in our annual operating plan. Each year, our officers at the level of senior vice president or above, which includes our named executive officers, are eligible to receive annual cash incentive payments under the Executive Incentive Plan, or EIP.

Typically, at the beginning of the fiscal year the Compensation Committee approves the terms and conditions of the EIP for the year, including the selection of one or more performance measures as the basis for determining the funding of annual cash incentive payments for the year. Subject to available funding, the EIP provides cash incentive payments based upon our achievement as measured against the pre-established target levels for these performance measures.

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Annual Cash Incentive Opportunities

For purposes of the 2018 EIP, the annual cash incentive opportunity for each of our eligible executive officers, including our named executive officers, was expressed as a percentage of his or her base salary paid during 2018 and was as follows:

Named Executive Officer	2018 Cash Incentive Opportunity (as a percentage of base salary)		Potential Payout
Sean Menke	150%		0%—200% of opportunity
Douglas Barnett	100%		0%—200% of opportunity
Clinton Anderson	85%		0%—200% of opportunity
Wade Jones	85%		0%—200% of opportunity
David Shirk	89	%(1)	0%—200% of opportunity
Richard Simonson	100%		0%—200% of opportunity

(1)

Prorated percentage. In connection with Mr. Shirk’s promotion to Executive Vice President and President, Travel Solutions, his cash incentive opportunity was increased from 85% to 95%, effective July 23, 2018, to reflect his additional responsibilities in that position.

The annual cash incentive opportunities were established by the Compensation Committee based on its consideration of various factors such as each executive officer’s contribution towards meeting our financial objectives, his or her qualifications, knowledge, experience, tenure, and scope of responsibilities, his or her past performance as against individual goals, his or her future potential, the recommendations of our CEO (with respect to the other executive officers), competitive market data and practices, our desired compensation position with respect to the competitive market, and internal equity. In determining to increase Mr. Menke’s annual cash incentive opportunity from 135% to 150% of his base salary, the Compensation Committee considered, in addition to the foregoing factors, the market positioning of his at-risk cash compensation opportunity relative to the similar opportunities of the chief executive officers at the companies in our compensation peer group, as well as its goal of enhancing focus on making significant progress in the near term on the significant transformations in our business initiated in 2017.

Corporate Performance Measures and Weights

For 2018, the Compensation Committee chose the following as performance measures for the EIP for our named executive officers:

2018 Performance Measure	Explanation	Reason for Selection

Pre-Tax and Pre-VCP/EIP Adjusted EPS	Adjusted net income from continuing operations per share for 2018, excluding the impact of taxes and our annual incentive plans(1)	An important indicator of overall business performance

Revenue	Revenue for 2018	A key indicator of our overall growth

(1)

See Appendix E for additional information on Adjusted EPS, including a non-GAAP to GAAP reconciliation. The Compensation Committee approved these adjustments to better reflect the efforts and performance of our executive officers in relation to the current year’s business performance, as well as to encourage them to make decisions that improve the potential for future growth without being penalized for the short-term investment required to achieve that growth.

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In 2017, we used Adjusted EPS as a performance metric for the EIP, and in 2018, we used Pre-Tax and Pre-VCP/EIP Adjusted EPS. Pre-Tax and Pre-VCP/EIP Adjusted EPS excludes the impact of taxes and amounts payable pursuant to the EIP and the Sabre Corporation Variable Compensation Plan (“VCP”), our annual incentive compensation for employees at the level below senior vice president. The Compensation Committee utilized Pre-Tax and Pre-VCP/EIP Adjusted EPS as a performance measure for the EIP for 2018 based on its belief that Adjusted EPS better aligns with our bottom-line results and stockholder value creation, while the Committee excluded the impact of taxes from Adjusted EPS to mitigate the uncertainties related to the recent U.S. income tax reform legislation. In addition, the Compensation Committee used these corporate-wide measures for each of our executive officers, rather than providing business-unit metrics for executive officers with business line responsibility. The Compensation Committee believes that this approach helps foster company teamwork and further aligns our executive officers with a “One Sabre” viewpoint.

The following table illustrates information regarding the EIP performance measures (revenue amounts in billions).

Performance Metric	Weighting	Threshold Goal	Target Goal	Maximum Goal
Pre-Tax and Pre-VCP/EIP Adjusted EPS	75%	$1.78	$2.09	$2.61
Revenue	25%	$3.560	$3.747	$3.935

The Compensation Committee believed that these measures provided a fair value sharing between our stockholders and our named executive officers.

2018 Annual Cash Bonus Decisions

The Compensation Committee determined that we achieved 103.3% of our Pre-Tax and Pre-VCP/EIP Adjusted EPS target and 103.2% of our revenue target, which would have resulted in a payout percentage of 125.7%. Notwithstanding these results, the Compensation Committee applied discretion and reduced the payout percentage to 100%, to result in a payment that aligns with its overall evaluation of Sabre’s performance and results for 2018.

Accordingly, in February 2019, the Compensation Committee approved the cash incentive payments under the 2018 EIP for our named executive officers at the 100% payout level as follows:

Named Executive Officer	2018 Cash Bonus Opportunity		2018 Actual Cash Bonus Payment	2018 Actual Cash Bonus Payment as a Percentage of Cash Bonus Opportunity

Sean Menke	$1,414,904		$1,414,904	100%

Douglas Barnett	$291,923	(1)	$291,923	100%

Clinton Anderson	$437,423		$437,423	100%

Wade Jones	$456,058		$456,058	100%

David Shirk	$569,768		$569,768	100%

Richard Simonson	$412,500	(1)	$412,500	100%

(1)

Based on Mr. Barnett’s service that commenced on July 23, 2018 and Mr. Simonson’s service as Chief Financial Officer through July 23, 2018. Mr. Simonson is not entitled to an annual incentive for his service as Senior Advisor.

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The cash incentives actually paid to our named executive officers for 2018 are set forth in the “2018 Summary Compensation Table” below.

Long-Term Incentive Compensation

We use long-term incentive compensation in the form of equity awards as the principal element of our executive compensation program to align the financial interests of our executive officers, including our named executive officers, with those of our stockholders. We also seek to retain top executive talent and drive long-term stockholder value creation through the use of equity-based long-term incentive compensation.

In determining the value of the long-term incentive compensation opportunities for our executive officers, including our named executive officers, the Compensation Committee considers several factors, including our financial performance, the executive officer’s contribution towards meeting our financial objectives, his or her qualifications, knowledge, experience, tenure, and scope of responsibilities, his or her past performance as against individual goals, his or her future potential, the recommendation of our CEO (with respect to our other executive officers), his or her current equity position (including the value of any unvested equity awards), competitive market data and practices, our desired compensation position with respect to the competitive market, and internal equity.

The Compensation Committee makes annual long-term incentive compensation awards to our executive officers, including our named executive officers, using a “portfolio” mix of time-based and performance-based equity awards. We believe this approach aligns the interests of our executive officers and stockholders, aids in attracting and retaining talent by conforming more closely to the practices among the members of our compensation peer group, and further mitigates excessive risk incentives by ensuring that we provide incentive compensation with diversified performance measures.

2018 Equity Awards

In February 2018, the Compensation Committee approved equity awards in the form of performance-based restricted stock unit awards and time-based options to purchase shares of our common stock to our named executive officers then in office, other than Mr. Simonson, which were granted in March 2018. For 2018, the Compensation Committee set the long-term incentive compensation award value for each named executive officer, with the size of the award value based on the factors discussed above. Mr. Simonson did not receive an equity award as a result of his previously announced retirement.

This award value was then divided into two separate grants consisting of a performance-based restricted stock unit award and a time-based stock option for an equal number of shares of our common stock.

The equity awards made in March 2018 were as follows:

Named Executive Officer	2018 Equity Award Value	2018 Amount of Performance-Based Restricted Stock Unit Awards	2018 Number of Stock Options Granted
Sean Menke	$8,400,000	319,756	319,756
Clinton Anderson	$2,000,000	76,132	76,132
Wade Jones	$2,500,000	95,166	95,166
David Shirk	$2,500,000	95,166	95,166
Richard Simonson	$0	0	0

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In addition to the factors described above, in determining Mr. Menke’s 2018 equity award value, the Compensation Committee considered the benefits of providing him with a meaningful long-term incentive opportunity that would only be realized if he were able to successfully execute on our strategies that would enable us to complete the transformations in our business initiated in 2017 in a way that was recognized by the marketplace and reflected in our stock price. The Compensation Committee also took into consideration that, as a new chief executive, Mr. Menke’s prior long-term incentive compensation opportunities had been positioned below the market median for similarly-situated executives and that, based on his efforts to transform the fundamental aspects of our business, he had demonstrated leadership qualities that instilled confidence in the Compensation Committee that he was the right person to guide us through the business transformation. Consequently, the Compensation Committee determined to increase Mr. Menke’s equity award value for 2018 to $8,400,000.

2018 Performance-Based Restricted Stock Unit Awards

In 2018, our executive officers were focused on executing our key near-term strategies as underpinned by a detailed set of prioritized initiatives, which were intended to build upon the significant transformations in our business that began in 2017. To ensure continued focus on the successful execution of these strategies and to emphasize the importance of maintaining profitability while we continued to grow our key business segments, the Compensation Committee selected revenue and Pre-Tax Adjusted EPS as the performance metrics for the performance-based restricted stock unit awards granted in 2018. The Compensation Committee believes that revenue is a strong indicator of overall corporate growth, including growth driven by these key strategies, while the use of Pre-Tax Adjusted EPS serves as an objective measure of our ability to maintain a sustained focus on profitability. The Compensation Committee believes that these metrics each would serve to promote the desired behaviors during this critical period while, at the same time, aligning a significant portion of the equity awards with the long-term interests of our stockholders.

The Compensation Committee considered that the metrics for the 2018 performance-based restricted stock unit awards were similar to the metrics chosen for the 2018 EIP, as described above. The Compensation Committee, however, believed that, given the challenges posed by our business transformation, the use of these metrics for both the 2018 EIP and the 2018 performance-based restricted stock unit awards would help ensure that management’s decision-making would be appropriately focused on top-line growth in a sustained and reasonable manner in the current business environment, enabling us to successfully execute our key strategies while maintaining our market position in key business segments. The Compensation Committee believed that revenue growth was an important measure for the performance-based restricted stock unit awards as our ability to consistently grow revenue is of crucial importance in maintaining and growing stockholder value and furthers the shared interests of our executive officers and stockholders. The Compensation Committee believed that this emphasis on revenue growth was balanced by our Pre-Tax Adjusted EPS target, which was intended to ensure that we appropriately managed our operating risks and maintained our focus on profitability while growing our revenue base.

In addition, given the different purposes of the 2018 EIP and the 2018 performance-based restricted stock unit awards, the Compensation Committee believed that the use of overlapping metrics during 2018 was reasonable. The EIP provides cash-based rewards for performance that meets the short-term operational goals established in our annual plan. On the other hand, performance-based restricted stock unit awards offer a long-term equity-based incentive, the ultimate value of which depends on the sustained performance of our common stock over a multi-year period. As a result, the performance-based restricted

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stock unit awards focus our executive officers on longer-term decision-making that the Compensation Committee expects to have a sustained effect on our business growth while maintaining an appropriate level of profitability which, over time, will be reflected in our long-term value.

The Compensation Committee believes that the design of the 2018 performance-based restricted stock unit awards, which includes four consecutive one-year performance periods as described below, maintains an overall long-term focus for the awards since the full value of the award will only be earned if we attain the target performance levels established for each of the four performance years, each of which will progressively take into account the prior year’s performance.

In addition, in selecting four one-year period performance periods for the 2018 performance-based restricted stock units, the Compensation Committee sought to achieve a balance between the desire to incorporate an objective performance-based component in the long-term incentive compensation opportunities for our executive officers with an acknowledgment of the difficulties inherent in establishing long-term performance goals in an uncertain macroeconomic environment and a dynamic sector of the technology industry. Although the Compensation Committee considered the implications of using a one-year performance period instead of a longer period for its long-term incentive compensation opportunity, it ultimately determined that any related issues were outweighed by the desire to avoid any unintended consequences of motivating the wrong behavior or limiting the effectiveness of the awards as a result of inapplicable long-term goals in future years.

As noted, the performance-based restricted stock unit awards granted in 2018 contain four consecutive one-year performance periods, with the potential to earn up to 150% of the target number of performance-based restricted stock unit awards based on our actual performance in each of the four performance periods, subject to continued employment through each vesting date. This actual performance is compared to the target levels for revenue and Pre-Tax Adjusted EPS established by the Board of Directors at the beginning of each performance period.

Prior to 2018, our performance-based restricted stock unit awards were designed differently. The total number of units eligible to be earned from these awards would range from zero to 100% of the number of units granted, depending on the degree to which we achieved the target levels for the applicable performance metrics for a one-year performance period. The total units earned would then vest in 25% increments each calendar year, subject to continued employment. For 2018, the Compensation Committee transitioned to the four consecutive one-year performance periods described above. The Compensation Committee believes that, while this transition enhances the program’s focus on long-term performance and retention, the design of the performance-based restricted stock unit awards will continue to evolve over time, including the ongoing consideration of the use of longer performance periods. While the Compensation Committee maintained a similar program design for 2019, it is continuing to evaluate the overall design of the performance-based restricted stock unit awards.

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For each one-year performance period for the performance-based restricted stock units granted in 2018, the performance targets are as follows:

Revenue Performance Metric Vesting (50% of Funding Formula)

Percent of Revenue Target Achieved	<90%	90%	91%	92%	93%	94%	95%	100%	102%	105%

Percent of Units Eligible for Vesting	0%	50%	60%	70%	80%	90%	100%	100%	100%	150%

Pre-Tax Adjusted EPS Metric Vesting (50% of Funding Formula)

Percent of Pre-Tax Adjusted Target Achieved	<85%	85%	86%	87%	88%	89%	90%	100%	105%	115%

Percent of Units Eligible for Vesting	0%	50%	60%	70%	80%	90%	100%	100%	100%	150%

Our revenue and Pre-Tax Adjusted EPS target levels for Sabre as a whole for purposes of the first year of the performance-based restricted stock unit awards granted in 2018 were $3.747 billion and $1.88, respectively. The Pre-Tax Adjusted EPS target level for the 2018 performance-based restricted stock unit awards was lower than the Pre-Tax and Pre-VCP/EIP Adjusted EPS target goal for the EIP because the EIP target goal does not take into account VCP/EIP amounts.

In February 2019, the Compensation Committee evaluated the results of our revenue performance for 2018. Based on this review, the Compensation Committee determined that our 2018 revenue and Pre-Tax Adjusted EPS resulted in 110% of the units vesting with respect to the first-year performance period of the performance-based restricted stock unit awards granted in 2018.

2018 Stock Option Awards

The stock options granted in 2018 vest over four years, with 25% of the shares of our common stock subject to the options vesting in March 2019, and 6.25% of these shares vesting each quarter thereafter. The Compensation Committee believes that stock options help further align our executive officers’ interest with those of our stockholders and encourage them to remain with us through the multi-year vesting schedule.

2018 Performance-Based Promotion Grant to Mr. Shirk

In connection with his promotion to Executive Vice President and President, Travel Solutions, on August 15, 2018, Mr. Shirk was granted an equity award with a value of $1,500,000, which was divided into an equal number of performance-based restricted stock unit awards and stock options. This award was designed to recognize Mr. Shirk’s new role and the additional duties and responsibilities associated with that role. Mr. Shirk’s award, which is to be earned over a multi-year performance period, is not only dependent on his successful transition to a new role and responsibilities, but is also specifically tied to Sabre’s financial performance over that period.

The performance-based restricted units subject to the award are to be earned in three equal tranches on each of March 15, 2020, 2021 and 2022, subject to his continued employment through each such date, with the total number of units eligible to be earned for each tranche ranging from zero to 100% of the number of units in that tranche, depending on the degree to which we achieve the revenue and Pre-Tax Adjusted EPS target levels established by our Board for the second half of 2018 and for 2019, for 2020 and for 2021, respectively. For each tranche, the targets are as follows:

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Revenue Performance Metric Vesting (50% of Funding Formula)

Percent of Revenue Target Achieved	<90%	90%	91%	92%	93%	94%	≥95%
Percent of Units Eligible for Vesting	0%	50%	60%	70%	80%	90%	100%

Pre-Tax Adjusted EPS Metric Vesting (50% of Funding Formula)

Percent of Pre-Tax Adjusted EPS Target Achieved	<85%	85%	86%	87%	88%	89%	≥90%
Percent of Units Eligible for Vesting	0%	50%	60%	70%	80%	90%	100%

With respect to the stock options granted to Mr. Shirk, 25% will vest on the first anniversary of the date of grant and 6.25% will vest each quarter thereafter, subject to his continued employment through each vesting date.

2018 New Hire Grant to Mr. Barnett

In connection with his appointment as our Executive Vice President and Chief Financial Officer, Mr. Barnett was granted an equity award on August 15, 2018 with a value of $4,250,000, with $3,500,000 delivered in an equal number of stock options and restricted stock unit awards, and $750,000 in performance-based restricted stock unit awards. With respect to the stock options, 25% will vest on the first anniversary of the date of grant and 6.25% will vest each quarter thereafter, subject to his continued employment through each vesting date. With respect to the restricted stock unit award, 25% will vest on each anniversary of the date of grant, subject to his continued employment through each vesting date. The performance-based restricted stock unit awards have the same vesting terms as described above with respect to Mr. Shirk’s promotion grant. These awards were designed to provide an appropriate incentive to Mr. Barnett to join Sabre and to reflect the responsibilities associated with his new role, as well as to provide him with a long-term incentive, aligned with our stockholders’ interests, to remain with Sabre through the multi-year vesting period. Furthermore, the Committee believes that the addition of the performance-based restricted stock unit awards enhanced the focus of the awards on longer-term decision-making that the Compensation Committee expects to have a sustained effect on our business growth while maintaining an appropriate level of profitability. These awards were based on the Compensation Committee’s review of competitive market data, our desired compensation position for Mr. Barnett with respect to the competitive market, and arm’s-length negotiations with him.

For additional information on these equity awards, see the “2018 Summary Compensation Table” and the “2018 Grants of Plan Based Awards Table” below.

Health, Welfare, and Other Employee Benefits

We have established a defined contribution or “401(k)” retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. We currently match contributions made to the plan by our employees, including our executive officers, up to 6% of their eligible compensation. We intend for the plan to qualify under Section 401(a) of the Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.

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In addition, we provide other benefits to our executive officers, including our named executive officers, on the same basis as all of our full-time employees. These benefits include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage.

We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we provide perquisites and other personal benefits to our executive officers in limited situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. For example, each of our executive officers is eligible to receive financial planning benefits, subject to an annual allowance of up to $5,000 per year. In addition, our executive officers are eligible to participate in our annual physical program. This program provides for an annual executive physical examination in an amount of up to $5,000. The Compensation Committee believes that these personal benefits are a reasonable component of our overall executive compensation program and are consistent with market practices.

In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits for named executive officers will be approved and subject to periodic review by the Compensation Committee.

Employment Agreements and Offer Letters

We have entered into a written employment agreement or offer letter with each of our named executive officers. We believe that these agreements and letters were necessary to induce these individuals to forego other employment opportunities or leave their current employer for the uncertainty of a demanding position in a new and unfamiliar organization.

In filling these executive positions, the Compensation Committee was aware that it would be necessary to recruit candidates with the requisite experience and skills to manage a growing business in a dynamic and ever-changing industry. Accordingly, it recognized that it would need to develop competitive compensation packages to attract qualified candidates in a highly-competitive labor market. At the same time, the Compensation Committee was sensitive to the need to integrate new executive officers into the executive compensation structure that it was seeking to develop, balancing both competitive and internal equity considerations.

For a description of the employment agreements and offer letters of our named executive officers, see “—Employment Agreements and Offer Letters” below.

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Post-Employment Compensation

Effective January 1, 2018, we adopted the Sabre Corporation Executive Severance Plan (the “Executive Severance Plan”) for key executives of Sabre. Under the Executive Severance Plan, participants are eligible to receive certain payments and benefits in the event of a termination of their employment by Sabre without “cause” or a termination of employment by the participant for “good reason,” as well as upon “disability” (as each of these terms is defined in the Executive Severance Plan) and death. The Executive Severance Plan is designed to provide post-employment compensation payments and benefits that approximate the termination benefits that executive officers with employment agreements were entitled to receive under their respective agreements. In connection with the adoption of the Executive Severance Plan, Messrs. Menke’s, Anderson’s, Jones’, Shirk’s and Simonson’s employment agreements have been amended to provide that any termination of employment of these individuals will be governed by the Executive Severance Plan instead of their respective employment agreements. Mr. Barnett’s offer letter notes that he is eligible to participate in the Executive Severance Plan.

We provide these arrangements under the Executive Severance Plan to encourage our named executive officers to work at a dynamic and growing business where their long-term compensation largely depends on future stock price appreciation. Specifically, the arrangements are intended to mitigate a potential disincentive for our named executive officers when they are evaluating a potential acquisition of Sabre, particularly when their services may not be required by the acquiring entity. In such a situation, we believe that these arrangements are necessary to encourage retention of our named executive officers through the conclusion of the transaction, and to ensure a smooth management transition. We believe that the level of benefits provided under these various agreements is consistent with market practice and help us to attract and retain key talent. For additional information, see “—Potential Payments upon Termination or Change in Control” below.

Change-in control payments and benefits for our named executive officers are based on a “double-trigger” arrangement (that is, they require both a change in control of Sabre plus a qualifying termination of employment before payments and benefits are paid).

Amendment to Mr. Simonson’s Employment Agreement

On January 11, 2018, we and Mr. Simonson entered into an amendment to his employment agreement to provide for an orderly transition of Mr. Simonson’s duties and responsibilities in connection with his retirement as Executive Vice President and Chief Financial Officer and transition to the role of Senior Advisor. The amendment became effective on July 23, 2018, in connection with the election of Mr. Barnett as Executive Vice President and Chief Financial Officer. The amendment provides that the term of Mr. Simonson’s employment will end on June 30, 2019, unless we and Mr. Simonson mutually agree to extend the term for one-month periods, and that the termination of Mr. Simonson’s employment will be deemed to be a voluntary termination of his employment. The terms of the amendment were based on arm’s-length negotiations between the Compensation Committee and Mr. Simonson. For additional information on the amendment, see “—Employment Agreements and Offer Letters—Mr. Simonson” below.

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Other Compensation Policies and Programs

Stock Ownership Policy

We maintain a stock ownership policy for our executive officers and the non-employee members of our Board of Directors. Under this policy, the individuals who have been designated as an executive officer or Senior Vice President are required to own that number of shares of our common stock with a value equal to a specified multiple of their annual base salary divided by the closing price of our common stock on the trading day immediately preceding April 1st of each year. As adopted, these base salary multiples are as follows:

Position	Market Value of Stock That Must be Owned (As a Multiple of Base Salary)

Chief Executive Officer	Five

Executive Vice Presidents	Three

Senior Vice Presidents	Two

Shares of our common stock that count towards satisfaction of the guidelines include shares beneficially owned by the individual or immediate family members, shares held in trust for the benefit of the individual or immediate family members, vested shares of restricted stock, vested deferred stock units, restricted stock units or performance share units that may only be settled in shares of stock, and shares acquired as a result of the exercise of vested options to purchase shares of our common stock. Unvested restricted stock awards or restricted stock unit awards, and unexercised stock options do not count towards satisfaction of the guidelines.

In addition, until such time as an executive officer has met his or her specified ownership level, he or she is required to retain an amount equal to 50% of the net shares of our common stock (i.e., shares remaining after the payment of the exercise price or the tax withholding obligations with respect to an equity award) received as the result of the exercise, vesting, or payment of any equity awards granted to him or her.

In the case of the non-employee members of our Board of Directors, each individual is required to own that number of shares of our common stock with a market value equal to five times his or her annual retainer divided by the volume-weighted average price of our common stock on the trading day immediately preceding April 1st of each year.

Our executive officers and the non-employee members of our Board of Directors are required to meet these ownership requirements within five years of the later of (1) April 17, 2014 (the effective date of our initial public offering) or (2) becoming an executive officer or non-employee member of our Board of Directors, as applicable.

Although the stock ownership policy was adopted in 2014, most of our executive officers already have significant stock ownership in us. The Compensation Committee believes that this stock ownership aligns the financial interests of our executive officers with those of our stockholders.

Compensation Recovery Policy

The Compensation Committee has adopted an executive compensation recovery policy (often referred to as a “clawback” policy). The policy addresses when the Compensation Committee will be authorized to cause us to seek to recover erroneously-awarded incentive compensation in the event of an accounting

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restatement due to material noncompliance with any financial reporting requirements under the federal securities laws. The policy applies to any current or former Section 16 officer during a three-year look-back period. We will further review this policy once the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Act.

Derivatives Trading and Hedging and Pledging Policies

We have adopted a general Insider Trading Policy that provides that no executive officer or member of our Board of Directors may enter into hedging or monetization transactions, including zero-cost collars, equity swaps, exchange fund and forward sale contracts. Similarly, our Insider Trading Policy generally prohibits our executive officers and members of our Board of Directors from pledging any of their shares of our common stock as collateral for a loan or other financial arrangement.

Equity Award Grant Policy

We maintain a formal policy for the timing of equity awards. The policy provides that our annual grant pool is approved at a meeting of the Compensation Committee held in the first quarter of each fiscal year and awards are granted on the 15th day of the third month of our fiscal year or if such day is not a business day, the first business day immediately preceding such day. In addition to our annual grant pool, we may grant equity awards to our named executive officers at other times during the year in recognition of special events, such as promotions. Under our equity grant policy, all awards to our executive officers must be granted by the Compensation Committee. Awards to newly elected non-employee directors will be granted on the date of the meeting of our Board of Directors at which the new director is elected. If the specified grant date falls on a non-business day, the grant date will be the first business day immediately preceding that day. All stock options must be granted at an option price not less than the “fair market value” of a share of our common stock on the grant date.

Tax and Accounting Considerations

Deductibility of Compensation

Section 162(m) of the Code generally disallows for public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to the chief executive officer, chief financial officer, and each of the three other most highly-compensated executive officers in any taxable year. Prior to January 1, 2018, remuneration in excess of $1 million could in general be deducted if it qualified as “qualified performance-based compensation” within the meaning of the Code. The Tax Cuts and Jobs Act (the “TCJA”) eliminated the “performance-based” exception, beginning January 1, 2018; however, the TCJA provides a transition rule with respect to remuneration that is provided pursuant to a written binding contract that was in effect on November 2, 2017 and that was not materially modified after that date. As a result, compensation paid to our covered executive officers in excess of $1 million in taxable years beginning after December 31, 2017 will not be deductible unless it qualifies for the transition relief described above.

In designing our executive compensation program and determining the compensation of our executive officers, including the named executive officers, the Compensation Committee considers a variety of factors, including the possible tax consequences to us and our executive officers, such as the potential impact of the Section 162(m) deduction limit. To maintain flexibility to compensate our executive officers in a manner designed to promote short-term and long-term corporate goals and objectives, the

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Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee believes, however, that our stockholder interests are best served if its discretion and flexibility in structuring compensation programs to attract, motivate, and retain key executives is not restricted, even though such arrangements may result in non-deductible compensation expense. Thus, the Compensation Committee may approve compensation for the named executive officers that does not comply with an exemption from the deduction limit when it believes that such compensation is consistent with the goals of our executive compensation program and is in the best interests of the Company and our stockholders.

“Golden Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of Sabre that exceeds certain prescribed limits, and that we, or a successor, may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 during 2018, and we have not agreed and are not otherwise obligated to provide any named executive officer with such a “gross-up” or other reimbursement.

Accounting for Stock-Based Compensation

We follow ASC Topic 718 for our stock-based compensation awards, which requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, stock appreciation rights and other awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our employees, including our executive officers, and directors may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an employee or director is required to render service in exchange for the stock option, stock appreciation right, or other award.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based upon this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2018.

COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS

Gary Kusin, Chair

Joseph Osnoss

Karl Peterson

Zane Rowe

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EXECUTIVE COMPENSATION

2018 Summary Compensation Table

The following table sets forth the compensation paid to, received by, or earned during fiscal years 2018, 2017 and 2016 by our named executive officers:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)(5)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)
Sean Menke
President and CEO	2018	$943,269	–	$7,044,225	$1,355,765	$1,414,904	$14,182	$10,772,345
	2017	$844,231	–	$4,258,891	$741,097	$1,025,741	$50,973	$6,920,933
	2016	$609,615	–	$3,602,186	$697,790	$368,110	$190,153	$5,467,854
Douglas Barnett(1)
Executive Vice President and Chief Financial Officer	2018	$291,923	$500,000	$3,629,255	$620,739	$291,923	$13,591	$5,347,431
Clinton Anderson
Executive Vice President, Sabre and President, Hospitality Solutions	2018	$514,615	–	$1,677,188	$322,800	$437,423	$20,008	$2,972,034
Wade Jones
Executive Vice President Sabre and President, Travel Network	2018	$536,539	–	$2,096,507	$403,504	$456,058	$17,004	$3,509,612
David Shirk(2)
Executive Vice President, Sabre and President, Travel Solutions	2018	$637,039	–	$3,330,470	$669,535	$569,768	$29,782	$5,236,594
	2017	$334,615	$75,000	$3,080,437	$519,559	$459,000	$12,763	$4,481,374

Richard Simonson(3)
Senior Advisor and Former Chief Financial Officer	2018	$463,269	–	–	–	$412,500	$26,498	$902,267
	2017	$695,769	–	$2,129,445	$370,549	$626,192	$24,624	$3,846,579
	2016	$671,539	–	$5,069,550	$430,442	$394,338	$24,630	$6,590,499

(1)	Mr. Barnett joined us as our Executive Vice President and Chief Financial Officer effective July 23, 2018.

(2)	Effective July 23, 2018, Mr. Shirk was promoted from Executive Vice President, Sabre and President, Airline Solutions to Executive Vice President, Sabre and President, Travel Solutions.

(3)	Effective July 23, 2018, Mr. Simonson retired as Executive Vice President and Chief Financial Officer and became Senior Advisor.

(4)	The amounts reported in the “Bonus” column represent a sign-on bonus paid in 2018 to Mr. Barnett and a sign-on bonus paid in 2017 to Mr. Shirk.

(5)

The amounts reported in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of the stock-based awards granted to our named executive officers in the years indicated, as computed in accordance with ASC Topic 718, disregarding the impact of estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 12, Equity-Based Awards, to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. Note that the amounts reported in these columns reflect the accounting cost for these stock-based awards, and do not correspond to the actual economic value that may be received by our named executive officers from these awards.

(6)

The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the amounts paid to our named executive officers for the years indicated pursuant to the EIP. For a discussion of this plan, see “—Compensation Elements of Total Direct Compensation—Annual Incentive Compensation” above.

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(7)

The amounts reported in the “All Other Compensation” column are described in more detail in the following table. The amounts reported for perquisites and other personal benefits represent the actual incremental cost incurred by us in providing these benefits to the indicated named executive officer.

Name	Year	Group Term Life Insurance Premiums	Executive Physical Examination	Financial Planning Services(a)	Relocation(b)	Section 401(k) Plan Matching Contribution	Tax Gross-Up(c)	Other(d)	Total
Sean Menke	2018	$932	–	$5,000	–	$8,250	–	–	$14,182
	2017	$832	$3,132	$5,000	$32,515	$9,494	–	–	$50,973
	2016	$792	$3,898	$4,985	$164,578	$15,900	–	–	$190,153
Douglas Barnett	2018	$696	–	–	–	–	$3,074	$9,821	$13,591
Clinton Anderson	2018	$504	$3,004	–	–	$16,500	–	–	$20,008
Wade Jones	2018	$504	–	–	–	$16,500	–	–	$17,004
David Shirk	2018	$605	$3,127	$8,850	–	$16,500	–	$700	$29,782
	2017	$595	$3,889	–	–	$8,279	–	–	$12,763
Richard Simonson	2018	$721	$4,277	$5,000	–	$16,500	–	–	$26,498
	2017	$696	$3,028	$5,000	–	$15,900	–	–	$24,624
	2016	$832	$2,898	$5,000	–	$15,900	–	–	$24,630

(a)	Represents financial planning services reimbursed to Mr. Shirk in 2018 for services provided in the amounts of $3,850 and $5,000 in 2017 and 2018, respectively.

(b)

In connection with his joining us in October 2015 as our Executive Vice President, Sabre and President, Travel Network, and pursuant to the terms and conditions of his employment agreement, we paid Mr. Menke the reported amounts to reimburse him for the costs associated with his relocation to Dallas, Texas.

(c)	Paid in connection with the reimbursement of Mr. Barnett’s reasonable attorneys’ fees and disbursements incurred by him in connection with the negotiation of his offer letter.

(d)

For Mr. Barnett, represents (i) reimbursement of $9,552 for his reasonable attorneys’ fees and disbursements incurred by him in connection with the negotiation of his offer letter, per the terms of his offer letter, and (ii) contributions of $269 to Mr. Barnett’s Health Savings Account. For Mr. Shirk, represents contributions of $700 to Mr. Shirk’s Health Savings Account.

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2018 Grants of Plan-Based Awards Table

The following table sets forth, for each of our named executive officers, the plan-based awards granted to him or her during 2018.

Name	Grant Type	Grant Date	Approval Date(1)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (Target) ($)(2)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (Maximum) ($)(2)	Estimated Future Payouts Under Equity Incentive Plan Awards (Target) (#)(3)	Estimated Future Payouts Under Equity Incentive Plan Awards (Maximum) (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Sean Menke	Annual cash incentive			$1,414,904	$2,829,808
	Stock option	03/15/2018	02/06/2018					319,756	$22.03	$1,355,765
	Performance- based RSU	03/15/2018	02/06/2018			319,756	479,634			$7,044,225
Douglas Barnett	Annual cash incentive			$291,923	$583,846
	Stock option	08/15/2018	06/20/2018					116,900	$24.63	$620,739
	Performance- based RSU	08/15/2018	06/20/2018			30,451	30,451			$750,008
	Time-based RSU	08/15/2018	06/20/2018			116,900	116,900			$2,879,247
Clinton Anderson	Annual cash incentive			$437,423	$874,846
	Stock option	03/15/2018	02/06/2018					76,132	$22.03	$322,800
	Performance- based RSU	03/15/2018	02/06/2018			76,132	114,198			$1,677,188
Wade Jones	Annual cash incentive			$456,058	$912,116
	Stock option	03/15/2018	02/06/2018					95,166	$22.03	$403,504
	Performance- based RSU	03/15/2018	02/06/2018			95,166	142,749			$2,096,507
David Shirk	Annual cash incentive			$569,768	$1,139,536
	Stock option	03/15/2018	02/06/2018					95,166	$22.03	$403,504
	Performance- based RSU	03/15/2018	02/06/2018			95,166	95,166			$2,096,507
	Stock option	08/15/2018	07/12/2018					50,100	$24.63	$266,031
	Performance- based RSU	08/15/2018	07/12/2018			50,100	50,100			$1,233,963
Richard Simonson	Annual cash incentive			$412,500	$825,000

(1)	Date of Compensation Committee (or sub-committee thereof) approval of the reported awards.

(2)

The amounts reported reflect the target and maximum annual cash incentive opportunities payable to our named executive officers under the 2018 EIP. See “Compensation Elements of Total Direct Compensation—Annual Incentive Compensation” for information on the funding of these non-equity incentive plan awards.

(3)

The performance-based restricted stock unit awards granted on March 15, 2018 under the 2016 Omnibus Plan to our named executive officers vest as to 25% of the shares of our common stock subject to each such award on March 15 in each of calendar years 2019, 2020, 2021, and 2022, subject to each named executive officer’s continued employment through each such vesting date, with the total number of units eligible to be earned for each tranche ranging from zero to 150% of the number of units in that tranche, depending on the degree to which we achieve the revenue and Pre-Tax Adjusted EPS target

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levels established by the Board of Directors for 2018, 2019, 2020 and 2021, respectively. The performance-based restricted stock unit awards granted effective August 15, 2018 to Messrs. Barnett and Shirk vests as to one-third of the shares of our common stock subject to that award on March 15 in each of calendar years 2020, 2021 and 2022, subject to continued employment through each vesting date, with the total number of units eligible to be earned for each tranche ranging from zero to 100% of the number of units in that tranche, depending on the degree to which we achieve the revenue and Pre-Tax Adjusted EPS target levels established by the Board of Directors for the second half of 2018 and 2019, for 2020 and for 2021, respectively. The restricted stock unit awards granted effective August 15, 2018 to Mr. Barnett under the 2016 Omnibus Plan in connection with his hiring vests as to 25% of the shares of Sabre common stock subject to such award on August 15 in each of calendar years 2019, 2020, 2021 and 2022, subject to continued employment through the vesting date.

(4)

All options to purchase shares of our common stock granted to our named executive officers in 2018 were granted under our 2016 Omnibus Plan and are subject to time-based vesting conditions. Each of these options has an exercise price equal to the fair market value of the shares of our common stock on the date of grant and a term of 10 years. With respect to the options granted on March 15, 2018, 25% of the shares of our common stock subject to each such option vests on March 15, 2019 and as to 6.25% of such shares at the end of each successive three-month period thereafter, subject to the named executive officer’s continued employment through each vesting date. The options granted to Messrs. Barnett and Shirk on August 15, 2018 vest as to 25% of the shares subject to such options on the first anniversary of the date of grant and as to 6.25% of such shares at the end of each successive three-month period thereafter, subject to continued employment through each vesting date.

(5)

These amounts reflect the aggregate grant date fair value of option and stock awards computed in accordance with ASC Topic 718. The fair value of each option award was estimated on the date of grant using the Black-Scholes option-pricing model, which generated a Black-Scholes-computed value of $4.24 per share on March 15, 2018 and a value of $5.31 per share on August 15, 2018.

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2018 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth, for each of our named executive officers, their equity awards outstanding as of December 31, 2018.

Name	Date of Grant of Equity Award	Option Awards— Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Option Awards— Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Awards— Option Exercise Price ($)	Option Awards— Option Expiration Date	Equity Incentive Plan Awards— Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards— Market or Payout Value of Unearned Shares, Units, Other Rights That Have Not Vested ($)
Sean Menke	10/15/2015	63,489	21,164	(3)	$29.23	10/15/2025
	03/15/2016	36,863	16,756	(4)	$27.79	03/15/2026
	12/15/2016	41,528	41,528	(3)	$25.43	12/15/2026
	03/15/2017	84,655	108,843	(4)	$22.01	03/15/2027
	03/15/2018	0	319,756	(4)	$22.03	03/15/2028
	10/15/2015						21,164	(5)	$457,989
	03/15/2016						26,810	(6)	$580,168
	12/15/2016						41,528	(5)	$898,666
	03/15/2017						145,124	(6)	$3,140,483
	03/15/2018						319,756	(6)	$6,919,520
Douglas Barnett	08/15/2018	0	116,900	(3)	$24.63	08/15/2028
	08/15/2018						116,900	(5)	$2,529,716
	08/15/2018						30,451	(8)	$658,960
Clinton Anderson	12/15/2014	82,600	0		$19.24	12/15/2024
	03/13/2015	12,774	852	(4)	$22.15	03/13/2025
	03/15/2016	12,287	5,586	(4)	$27.79	03/15/2026
	03/15/2017	12,698	16,327	(4)	$22.01	03/15/2027
	03/15/2018	0	76,132	(4)	$22.03	03/15/2028
	03/13/2015						3,407	(6)	$73,727
	03/15/2016						8,937	(6)	$193,397
	03/15/2017						21,769	(6)	$471,081
	07/14/2017						25,910	(5)	$560,692
	03/15/2018						76,132	(6)	$1,647,496
Wade Jones	01/15/2015	29,164	1,945	(3)	$19.47	01/15/2025
	03/13/2015	7,665	511	(4)	$22.15	03/13/2025
	03/15/2016	8,703	3,957	(4)	$27.79	03/15/2026
	03/15/2017	10,158	13,062	(4)	$22.01	03/15/2027
	05/15/2017	9,139	15,234	(3)	$24.35	05/15/2027
	03/15/2018	0	95,166	(4)	$22.03	03/15/2028
	01/15/2015						1,766	(5)	$38,216
	03/13/2015						2,044	(6)	$44,232
	03/15/2016						6,330	(6)	$136,981
	03/15/2017						17,415	(6)	$376,861
	05/15/2017						18,280	(5)	$395,579
	03/15/2018						95,166	(6)	$2,059,392

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Name	Date of Grant of Equity Award	Option Awards— Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Option Awards— Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Awards— Option Exercise Price ($)	Option Awards— Option Expiration Date	Equity Incentive Plan Awards— Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards— Market or Payout Value of Unearned Shares, Units, Other Rights That Have Not Vested ($)
David Shirk	06/15/2017	51,272	85,454	(3)	$22.53	06/15/2027
	03/15/2018	0	95,166	(4)	$22.03	03/15/2028
	08/15/2018	0	50,100	(3)	$24.63	08/15/2028
	06/15/2017						102,545	(5)	$2,219,074
	03/15/2018						95,166	(6)	$2,059,392
	08/15/2018						50,100	(8)	$1,084,164
Richard Simonson	03/11/2013	158,646	0		$9.97	03/11/2023
	04/17/2014	58,877	0		$16.68	04/17/2024
	03/13/2015	68,131	4,543	(4)	$22.15	03/13/2025
	03/15/2016	51,198	23,273	(4)	$27.79	03/15/2026
	03/15/2017	42,327	54,422	(4)	$22.01	03/15/2027
	03/13/2015						18,169	(6)	$393,177
	03/15/2016						37,236	(6)	$805,787
	06/15/2016						110,742	(7)	$2,396,457
	03/15/2017						72,562	(6)	$1,570,242

(1)

Each option to purchase shares of our common stock (i) granted in 2013 was pursuant to our 2012 Management Equity Incentive Plan, (ii) granted in 2014 through May 2016 was pursuant to the 2014 Omnibus Plan, or (iii) granted after May 2016 was pursuant to the 2016 Omnibus Plan.

(2)

Each restricted stock unit award covering shares of our common stock (i) granted in 2014 through May 2016 was granted pursuant to the 2014 Omnibus Plan and (ii) granted after May 2016 was granted pursuant to the 2016 Omnibus Plan.

(3)

These options to purchase shares of our common stock vest and become exercisable as to 25% of the shares subject to each such option on the first anniversary of the date of grant and as to 6.25% of such shares at the end of each successive three-month period thereafter, subject to the named executive officer’s continued employment through each vesting date.

(4)

These options to purchase shares of our common stock vest and become exercisable as to 25% of the shares subject to each such option on March 15 in the year following the grant and as to 6.25% of such shares at the end of each successive three-month period thereafter, subject to the named executive officer’s continued employment through each vesting date.

(5)

This restricted stock unit award vests as to 25% of the shares of our common stock on each the first four anniversaries of the date of grant, subject to the named executive officer’s continued employment through each vesting date.

(6)

The performance-based restricted stock unit awards granted on March 13, 2015 and March 15, 2016 under the 2014 Omnibus Plan and on March 15, 2017 under the 2016 Omnibus Plan, vest as to 25% of the shares of our common stock subject to each such award on March 15 in each of the calendar years following the year of grant, with the total number of units eligible to vest being a minimum of 50% and a maximum of 100%, contingent upon our achievement of 90% or greater of the revenue target levels established for 2015, 2016, and 2017, respectively, as determined by our Board of Directors, consistent with the annual business plan for such fiscal year, subject to each named executive officer’s continued employment through each such vesting date. The performance-based restricted stock unit awards granted on March 15, 2018 under the 2016 Omnibus Plan vest as to 25% of the shares of our common stock subject to each such award on March 15 in

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each of calendar years 2019, 2020, 2021, and 2022, subject to each named executive officer’s continued employment through each such vesting date, with the total number of units eligible to be earned for each tranche ranging from zero to 150% of the number of units in that tranche, depending on the degree to which we achieve the revenue and Pre-Tax Adjusted EPS target levels established by the Board of Directors for 2018, 2019, 2020 and 2021, respectively.

(7)

This restricted stock unit award granted under the 2016 Omnibus Plan vests in full on the third anniversary of the grant date, subject to the named executive officer’s continued employment through the vesting date.

(8)

The performance-based restricted stock unit awards granted under the 2016 Omnibus Plan effective August 15, 2018 to Messrs. Barnett and Shirk vest as to one-third of the shares of our common stock subject to that award on March 15 in each of calendar years 2020, 2021 and 2022, subject to continued employment through each vesting date, with the total number of units eligible to be earned for each tranche ranging from zero to 100% of the number of units in that tranche, depending on the degree to which we achieve the revenue and Pre-Tax Adjusted EPS target levels established by the Board of Directors for the second half of 2018 and 2019, for 2020 and for 2021, respectively.

2018 Options Exercises and Stock Vested Table

The following table sets forth, for each of our named executive officers, the number of shares of our common stock acquired and the aggregate value realized upon the exercise of options during the year ended December 31, 2018 and the number of shares of our common stock acquired and the aggregate value realized upon the vesting of restricted stock awards and restricted stock unit awards during the year ended December 31, 2018. For purposes of the table, the value realized is, in the case of options, based upon the difference between the exercise price of our common stock on the exercise date and the option exercise price and, in the case of restricted stock awards and restricted stock unit awards, based upon the fair market value of our common stock on the various vesting dates.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Sean Menke	–	–	103,706	$2,353,069

Douglas Barnett	–	–	–	–

Clinton Anderson	–	–	31,563	$743,037

Wade Jones	–	–	18,872	$425,618

David Shirk	–	–	34,181	$904,087

Richard Simonson	60,354	$967,678	75,587	$1,670,836

Employment Agreements and Offer Letters

We have entered into employment agreements or offer letters with each of our named executive officers, as described below.

Typically, the employment agreements provide for employment for a specified period of time (typically, two or three years), subject to automatic renewal for additional one-year terms unless either party provided written notice of non-renewal in accordance with the terms and conditions of the agreement.

In addition, these agreements and offer letters included the named executive officer’s initial base salary or base salary at the time the agreement or offer letter was executed, an annual incentive opportunity under our EIP, and standard employee benefit plan and program participation. These agreements and offer

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letters also typically provided for a recommended equity award grant to be submitted to our Board of Directors for approval, with an exercise price, in the case of an option to purchase shares of our common stock, equal to the fair market value of the shares of our common stock on the date of grant and subject to our specified vesting requirements. These offers of employment were each subject to covenants during the period of employment and for a specified period thereafter involving non-solicitation of customers, suppliers, and employees, non-competition, and non-disclosure of confidential information and trade secrets.

Mr. Menke

Effective December 31, 2016, we entered into an employment agreement with Mr. Menke in connection with his promotion to the position of President and CEO, which provides for his general employment terms, including certain compensation arrangements. Effective January 1, 2018, his employment agreement was amended to provide that any termination of employment will be governed by the Executive Severance Plan, which is described in greater detail under “Potential Payments upon Termination or Change in Control” below.

Under the terms of his employment agreement, Mr. Menke received an initial annual base salary of $825,000, subject to annual review for appropriate increases (but not decreases). See the “2018 Summary Compensation Table” for information on Mr. Menke’s base salary paid in 2018.

Mr. Menke is also eligible to receive an annual target incentive based on his attainment of one or more pre-established performance criteria, with his initial target incentive opportunity equal to 135% of his then-current annual base salary.

Under the terms of his employment agreement, on December 15, 2016, Mr. Menke received an equity grant valued at $2,500,000, in an equal number of stock options and restricted stock unit awards. The stock options vest as to 25% of the shares subject to such options on the first anniversary of the date of grant and as to 6.25% of such shares at the end of each successive three-month period thereafter, subject to his continued employment through each vesting date. The restricted stock unit award vest as to 25% of the shares of Sabre common stock subject to such award on December 15 in each of calendar years 2017, 2018, 2019 and 2020, subject to his continued employment through each vesting date. The vesting of the shares subject to such awards is also subject to acceleration as described in greater detail under “Potential Payments upon Termination or Change in Control” below.

Mr. Barnett

Effective July 23, 2018, we entered into an offer letter with Mr. Barnett in connection with his appointment as our Executive Vice President and Chief Financial Officer, which provided for his compensation and benefit package and described other general aspects of his employment. Mr. Barnett’s offer letter also provided for his participation in the Executive Severance Plan, which is described in greater detail under “Potential Payments upon Termination or Change in Control” below.

Under the terms of his offer letter, Mr. Barnett received an initial annual base salary of $690,000, less applicable withholding taxes, which is subject to annual review for a possible increase (but not decrease). See “2018 Summary Compensation Table” for information on Mr. Barnett’s base salary paid in 2018. Mr. Barnett also received a one-time “sign-on” bonus in the amount of $500,000 as a make-whole payment with respect to a foregone bonus and near-term equity vesting, subject to repayment under certain conditions.

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Mr. Barnett is also eligible to receive an annual bonus based on his attainment of one or more pre-established performance criteria established by our Board of Directors or a committee of our Board of Directors, with his initial target bonus opportunity equal to 100% of his then-current annual base salary, with a prorated target bonus opportunity for 2018.

Under the terms of his offer letter, on August 15, 2018, Mr. Barnett received an equity grant valued at $4,250,000, with $3,500,000 provided in an equal number of stock options and restricted stock unit awards, and $750,000 in performance-based restricted stock unit awards. The option to purchase shares of our common stock vests as to 25% of the shares of common stock subject to such option on the first anniversary of the date of grant and as to 6.25% of such shares at the end of each successive three-month period thereafter, subject to his continued employment through each vesting date. The restricted stock unit award vests as to 25% of the shares of our common stock subject to such award on August 15 in each of calendar years 2019, 2020, 2021 and 2022, subject to his continued employment through each vesting date. The performance-based restricted stock unit award vests as to one-third of the shares of our common stock subject to that award on March 15 in each of calendar years 2020, 2021 and 2022, subject to continued employment through each vesting date, with the total number of units eligible to be earned for each tranche ranging from zero to 100% of the number of units in that tranche, depending on the degree to which we achieve the revenue and Pre-Tax Adjusted EPS target levels established by the Board of Directors for the second half of 2018 and 2019, for 2020 and for 2021, respectively. Subject in each case to Board of Directors or Compensation Committee approval, he will also receive an equity award with a grant-date value of no less than $2,500,000 on or about March 15, 2019, and for future grants beginning in 2020, he will receive an equity award with a target value of $2,500,000. The vesting of the shares of common stock subject to such awards is also subject to acceleration as described in greater detail under “Potential Payments upon Termination or Change in Control” below.

Mr. Anderson

Effective August 7, 2017, we entered into an employment agreement with Mr. Anderson in connection with his appointment as our Executive Vice President, Sabre and President of Sabre Hospitality Solutions that provided for his general employment terms, including certain compensation arrangements. Effective January 1, 2018, his employment agreement was amended to provide that any termination of employment will be governed by the Executive Severance Plan, which is described in greater detail under “Potential Payments upon Termination or Change in Control” below.

Under the terms of his employment agreement, Mr. Anderson received an initial annual base salary of $500,000, less applicable withholding taxes, which is subject to annual review. See the “2018 Summary Compensation Table” for information on Mr. Anderson’s base salary paid in 2018.

Under the terms of his employment agreement, Mr. Anderson is also eligible to receive an annual incentive based on his attainment of one or more pre-established performance criteria established by our Board of Directors or a committee of our Board of Directors, with his initial target incentive opportunity equal to 80% of his then-current annual base salary.

Mr. Jones

Effective April 27, 2017, we entered into an employment agreement with Mr. Jones in connection with his appointment as our Executive Vice President, Sabre and President of the Sabre Travel Network that provided for his general employment terms, including certain compensation arrangements. Effective January 1, 2018, his employment agreement was amended to provide that any termination of employment

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will be governed by the Executive Severance Plan, which is described in greater detail under “Potential Payments upon Termination or Change in Control” below.

Under the terms of his employment agreement, Mr. Jones received an initial annual base salary of $500,000, less applicable withholding taxes, which is subject to annual review. See the “2018 Summary Compensation Table” for information on Mr. Jones’ base salary paid in 2018.

Under the terms of his employment agreement, Mr. Jones is also eligible to receive an annual incentive based on his attainment of one or more pre-established performance criteria established by our Board of Directors or a committee of our Board of Directors, with his initial target incentive opportunity equal to 80% of his then-current annual base salary.

Under the terms of his employment agreement, on May 15, 2017, Mr. Jones received an equity grant valued at $700,000, in an equal number of stock options and restricted stock unit awards. The stock options vest as to 25% of the shares subject to such options on the first anniversary of the date of grant and as to 6.25% of such shares at the end of each successive three-month period thereafter, subject to his continued employment through each vesting date. The restricted stock unit award vest as to 25% of the shares of Sabre common stock subject to such award on May 15 in each of calendar years 2018, 2019, 2020 and 2021, subject to his continued employment through each vesting date. The vesting of the shares subject to such awards is also subject to acceleration as described in greater detail under “Potential Payments upon Termination or Change in Control” below.

Mr. Shirk

Effective June 5, 2017, we entered into an employment agreement with Mr. Shirk in connection with his appointment as our Executive Vice President, Sabre and President of the Sabre Airline Solutions division that provided for his general employment terms, including certain compensation arrangements. Effective January 1, 2018, his employment agreement was amended to provide that any termination of employment will be governed by the Executive Severance Plan, which is described in greater detail under “Potential Payments upon Termination or Change in Control” below.

Under the terms of his employment agreement, Mr. Shirk received an initial annual base salary of $600,000, less applicable withholding taxes, which is subject to annual review. See the “2018 Summary Compensation Table” for information on Mr. Shirk’s base salary paid in 2018. Mr. Shirk also received a one-time “sign-on” incentive in the amount of $75,000, subject to repayment under certain conditions.

Under the terms of his employment agreement, Mr. Shirk is also eligible to receive an annual incentive based on his attainment of one or more pre-established performance criteria established by our Board of Directors or a committee of our Board of Directors, with his initial target incentive opportunity equal to 85% of his then-current annual base salary. Under the terms of his agreement, his annual cash incentive was not prorated for his service in 2017.

Further, under his employment agreement, Mr. Shirk was granted an option to purchase 136,726 shares of our common stock with an exercise price equal to the fair market value of such shares on the date of grant and a restricted stock unit award covering 136,726 shares of our common stock. The option to purchase shares of our common stock vests as to 25% of the shares subject to such option on the first anniversary of the date of grant and as to 6.25% of such shares at the end of each successive three-month period thereafter, subject to his continued employment through each vesting date. The restricted stock unit

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award vests as to 25% of the shares of our common stock subject to such award on June 15 in each of calendar years 2018, 2019, 2020 and 2021, subject to his continued employment through each vesting date. The vesting of the shares subject to such awards is also subject to acceleration as described in greater detail under “Potential Payments upon Termination or Change in Control” below.

In connection with Mr. Shirk’s promotion to Executive Vice President and President, Travel Solutions, on July 17, 2018, we and Mr. Shirk entered into an amendment to his employment agreement, which became effective on July 23, 2018. Under the amendment, Mr. Shirk’s base salary will be $675,000 per year, his target bonus under our annual incentive plan is 95% of his base salary, and he received an equity grant valued at $1,500,000, consisting of an equal number of performance-based restricted stock unit awards and stock options. The performance-based restricted stock unit awards are to be earned in three equal tranches on each of March 15, 2020, 2021 and 2022, subject to Mr. Shirk’s continued employment through each such date, with the total number of units eligible to be earned for each tranche ranging from zero to 100% of the number of units in that tranche, depending on the degree to which Sabre achieves the revenue and Pre-Tax Adjusted EPS target levels established by our Board for the second half of 2018 and for 2019, for 2020 and for 2021, respectively. The stock options will vest as to 25% of the shares subject to such options on the first anniversary of the date of grant and as to 6.25% of such shares at the end of each successive three-month period thereafter, subject to Mr. Shirk’s continued employment through each vesting date. The vesting of the shares subject to such awards is also subject to acceleration as described in greater detail under “Potential Payments upon Termination or Change in Control” below.

Mr. Simonson

Effective March 11, 2013, we entered into an employment agreement with Mr. Simonson in connection with his appointment as our Executive Vice President and Chief Financial Officer that provided for his general employment terms, including certain compensation arrangements. Effective January 1, 2018, his employment agreement was amended to provide that any termination of employment will be governed by the Executive Severance Plan, which is described in greater detail under “Potential Payments upon Termination or Change in Control” below.

In connection with Mr. Simonson’s retirement from his position as Executive Vice President and Chief Financial Officer, on January 11, 2018, we and Mr. Simonson entered into an amendment to his employment agreement, which became effective on July 23, 2018. Under the amendment, Mr. Simonson serves as Senior Advisor of Sabre. The amendment provides that the term of Mr. Simonson’s employment will end on June 30, 2019, unless we and Mr. Simonson mutually agree to extend the term for one-month periods, and that the termination of Mr. Simonson’s employment will be deemed to be a voluntary termination of his employment. Effective as of July 23, 2018, Mr. Simonson is entitled to receive a base salary of $10,000 per month (less applicable withholdings and deductions). Mr. Simonson was entitled to receive his annual incentive with respect to fiscal year 2017 and a prorated annual incentive with respect to fiscal year 2018, reflecting the period he served as Chief Financial Officer. His outstanding equity grants will continue to vest in accordance with their terms, but beginning on July 23, 2018, he will not be entitled to receive any additional annual incentive or any additional equity grants, unless otherwise determined by the Compensation Committee of the Board of Directors in its sole discretion. See “Potential Payments upon Termination or Change in Control” for additional information regarding the acceleration of the vesting of the shares in certain circumstances. The Amendment further provides that Mr. Simonson waives the right to terminate his employment for “Good Reason” under his employment agreement or the Executive Severance Plan as a result of the change in his responsibilities or compensation related to his moving to the Senior Advisor position.

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Potential Payments upon Termination or Change in Control

Effective January 1, 2018, any termination of employment of our named executive officers is governed by the Executive Severance Plan. The Executive Severance Plan is designed to provide post-employment compensation payments and benefits that approximate the termination benefits that our executive officers with employment agreements were entitled to receive under their respective agreements. See “Compensation Discussion and Analysis—Post-Employment Compensation.”

The estimated potential payments and benefits payable to each of the named executive officers in the event of a termination of employment as of December 31, 2018 are described below. The actual amounts that would be paid or distributed to the named executive officers as a result of one of the termination events occurring in the future may be different than those presented below as many factors will affect the amount of any payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include the named executive officer’s base salary and the market price of the shares of our common stock. Although we have entered into written arrangements to provide these payments and benefits to these named executive officers in connection with a termination of employment under particular circumstances, we, or an acquirer, may mutually agree with our named executive officers on post-employment compensation terms that vary from those provided in these pre-existing arrangements. Finally, in addition to the amounts presented below, each named executive officer would also be able to exercise any previously-vested options to purchase shares of our common stock that he or she held. For more information about our named executive officers outstanding equity awards as of December 31, 2018, see “2018 Outstanding Equity Awards at Fiscal Year-End Table.”

Along with the payments and benefits described in these named executive officers’ individual post-employment compensation arrangements, these executive officers are eligible to receive any benefits accrued under our broad-based benefit plans, such as accrued vacation pay, in accordance with the terms of those plans and policies.

Executive Severance Plan

Effective January 1, 2018, the Board adopted the Executive Severance Plan for key executives, including our named executive officers. Under the Executive Severance Plan, participants are eligible to receive certain payments and benefits in the event of a termination of their employment by Sabre without “cause” or a termination of employment by the participant for “good reason,” as well as upon “disability” (as each of these terms is defined in the Executive Severance Plan) and death.

In the event of a termination by Sabre without “cause” or by a participant for “good reason,” the participant, upon execution of a general release of liability against Sabre and subject to compliance with applicable post-termination restrictive covenants and other obligations, will generally be eligible to receive:

•

for a participant designated as a Level 1 Employee, an amount equal to 200% of the sum of his or her then-current annual base salary and 110% of the participant’s target incentive opportunity for the prior year (paid in installments over a period of 24 months following the date of termination), and (ii) for a participant designated as a Level 2 Employee, an amount equal to 150% of the sum of his or her then-current annual base salary and 110% of the participant’s target incentive opportunity for the prior year (paid in installments over a period of 18 months following the date of termination), and

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•

continued medical, dental, and vision insurance coverage for the participant and his or her eligible dependents for the 24-month period (for a Level 1 Employee) or for the 18-month period (for a Level 2 Employee) following the date of termination, and senior executive level outplacement services for a period of one year; provided, however, that if the participant becomes re-employed and eligible to receive health insurance benefits under another employer-provided plan, the continued insurance coverage will terminate.

In the case of the participant’s death or disability (as well as in the event of a termination of employment by us without “cause” or by the participant for “good reason”), the participant will be eligible to receive (i) his or her base salary through the date of termination, (ii) reimbursement of any unreimbursed business expenses properly incurred prior to the date of termination that are subject to reimbursement, (iii) payment for vacation time accrued as of the date of termination but unused, in accordance with our vacation policy as in effect as of the date of termination, and (iv) an amount equal to any accrued but unpaid annual incentive for the immediately preceding year. The same amounts, except for the amount of any accrued but unpaid annual incentive for the immediately preceding year, are payable to the participant in the event of (A) a termination of employment by us for cause or (B) a voluntary termination of employment by the participant.

The Chief Executive Officer has been designated as a Level 1 Employee and each of Sabre’s Executive Vice Presidents has been designated as Level 2 Employees under the Executive Severance Plan.

Equity Awards

Generally, under our 2014 Omnibus Plan and our 2016 Omnibus Plan, in the event of a termination of employment:

•	all outstanding unvested time-based options to purchase shares of our common stock and other unvested time-based equity awards (and awards where all restrictions have not lapsed) expire, and

•

all outstanding vested and unexercised options to purchase shares of our common stock may continue to be exercised within 90 days following the date of the termination of employment, other than a termination for cause (extended to a one-year period if the termination of employment is due to disability or death).

Further, under our 2014 Omnibus Plan and our 2016 Omnibus Plan, except as otherwise provided in the award agreement, if following a change in control of Sabre, an executive officer’s employment is terminated by us for any reason other than “cause” or he or she terminates his or her employment for “good reason,” or if following a change in control of Sabre, the outstanding awards are not assumed, continued or substituted by the surviving corporation, then all restrictions applicable to awards granted under the 2014 Omnibus Plan and the 2016 Omnibus Plan will lapse as of the time of the change in control, and any unvested award will become fully exercisable and vested as of the time of the change in control.

The terms of the 2014, 2015 and 2016 grant agreements under the 2014 Omnibus Plan, as applicable, provide that, if awards and grants are not assumed and if following a change in control of Sabre, an executive officer’s employment is terminated by us for any reason other than “cause” or he or she terminates his or her employment for “good reason”:

•

any outstanding and unvested time-based options to purchase shares of our common stock will vest immediately and become exercisable or transferable in accordance with the terms of the applicable equity incentive plan,

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•

any shares of our common stock subject to restricted stock unit awards granted under our 2014 Omnibus Plan that would have vested on the first vesting date following the executive officer’s termination of employment and that are subject to performance achievement will vest if a percentage of our revenue target for the fiscal year in which the award was granted was met, as determined by our Board of Directors, and

•

any shares of our common stock subject to restricted stock unit awards granted under our 2014 Omnibus Plan that would have vested on the first vesting date following the executive officer’s termination of employment based on vesting dates alone and that do not have any performance requirements set forth in the award agreements will vest.

The terms of the 2016 grant agreements under the 2016 Omnibus Plan provide that, if awards and grants are not assumed and if following a change in control of Sabre, an executive officer’s employment is terminated by us for any reason other than “cause” or he or she terminates his or her employment for “good reason”:

•

any outstanding and unvested time-based options to purchase shares of our common stock will vest immediately and become exercisable or transferable in accordance with the terms of the applicable equity incentive plan, and

•

any shares of our common stock subject to restricted stock unit awards granted under our 2016 Omnibus Plan based on vesting dates alone and that do not have any performance requirements set forth in the award agreements will vest in full following the executive officer’s termination of employment.

The terms of the 2017 and 2018 grant agreements under the 2016 Omnibus Plan provide that, except in the case of “retirement” of the executive officer, if awards and grants are not assumed and if following a change in control of Sabre (for a one-year period under the terms of the 2017 and 2018 grant agreements), an executive officer’s employment is terminated by us for any reason other than “cause” or he or she terminates his or her employment for “good reason”:

•

any outstanding and unvested time-based options to purchase shares of our common stock will vest immediately and become exercisable or transferable in accordance with the terms of the applicable equity incentive plan, and

•

any shares of our common stock subject to restricted stock unit awards granted under our 2016 Omnibus Plan based on vesting dates alone and that do not have any performance requirements set forth in the award agreements will vest in full following the executive officer’s termination of employment.

In the event of the “retirement” of the executive officer, the terms of the 2017 and 2018 grant agreements under the 2016 Omnibus Plan provide that:

•	any outstanding and unvested time-based options to purchase shares of our common stock will vest immediately and become exercisable for one year as of the date of termination, and

•

any shares of our common stock subject to restricted stock unit awards granted under our 2016 Omnibus Plan that would have vested on the first and second vesting dates following the executive officer’s retirement date based on vesting dates alone and that do not have any performance requirements set forth in the award agreements will vest.

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“Retirement” means a voluntary or involuntary termination of employment, not for “cause,” at a minimum age of 60 with no less than five years of continuous employment, and with the sum of the executive’s age and number of years of continuous employment being no less than 70.

We have entered into certain non-competition agreements with the named executive officers that restrict their ability to compete with us during a specified post-employment period.

Summary of Estimated Payments and Benefits

The following table summarizes the estimated post-employment payments and benefits that would have been payable to the other named executive officers in the event that their employment had been terminated or a change in control of Sabre had occurred as of December 31, 2018. No post-employment compensation is payable to any named executive officer who voluntarily terminates his or her employment with us (other than a voluntary resignation for good reason). The information set forth in the table for the other named executive officers is based on the assumption, in each case, that termination of employment or the change in control of Sabre occurred on December 31, 2018.

The table below provides an estimate for the other named executive officers of the value of accelerated vesting of outstanding and unvested equity awards assuming that a change in control of Sabre and a qualifying termination of employment occurred on December 31, 2018 and assuming a stock price of $21.64 per share, the closing price of a share of our common stock on the NASDAQ Stock Market on December 31, 2018.

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Potential Payments and Benefits upon Termination of Employment or Change in Control Table

Name and Triggering Event(1)	Severance or Multiple of Salary and Bonus(2)	Current Year Bonus(3)	Valuation of Equity Vesting Acceleration Assuming Cash-Out(4)	Value of Other Benefits(5)	Total
Sean Menke
Involuntary termination not in connection with change in control	$4,407,366	$1,414,904	—	$56,602	$5,878,872
Involuntary termination in connection with change in control(6)(7)	$4,407,366	$1,414,904	$11,706,742	$56,602	$17,585,614
Retirement	—	—	—	—	—
Death	—	$1,414,904	—	$2,400,000	$3,814,904
Disability	—	$1,414,904	—	$1,700,000	$3,114,904
Douglas Barnett
Involuntary termination not in connection with change in control	$1,945,800	$291,923	—	$42,587	$2,280,310
Involuntary termination in connection with change in control(6)(7)	$1,945,800	$291,923	$3,188,676	$42,587	$5,468,986
Retirement	—	—	—	—	—
Death	—	$291,923	—	$1,380,000	$1,671,923
Disability	—	$291,923	—	$1,200,000	$1,491,923
Clinton Anderson
Involuntary termination not in connection with change in control	$1,386,311	$437,423	—	$47,451	$1,871,185
Involuntary termination in connection with change in control(6)(7)	$1,386,311	$437,423	$2,849,685	$47,451	$4,720,870
Retirement	—	—	—	—	—
Death	—	$437,423	—	$1,040,000	$1,477,423
Disability	—	$437,423	—	$600,000	$1,037,423
Wade Jones
Involuntary termination not in connection with change in control	$1,450,223	$456,058	—	$53,447	$1,959,728
Involuntary termination in connection with change in control(6)(7)	$1,450,223	$456,058	$2,986,992	$53,447	$4,946,720
Retirement	—	—	—	—	—
Death	—	$456,058	—	$1,100,000	$1,556,058
Disability	—	$456,058	—	$1,200,000	$1,656,058
David Shirk
Involuntary termination not in connection with change in control	$1,854,000	$569,768	—	$42,587	$2,466,355
Involuntary termination in connection with change in control(6)(7)	$1,854,000	$569,768	$5,362,630	$42,587	$7,828,985
Retirement	—	—	—	—	—
Death	—	$569,768	—	$1,350,000	$1,919,768
Disability	—	$569,768	—	$600,000	$1,169,768
Richard Simonson
Involuntary termination not in connection with change in control	$1,328,019	$412,500	—	$53,447	$1,793,966
Involuntary termination in connection with change in control(6)(7)	$1,328,019	$412,500	$4,762,769	$53,447	$6,556,735
Retirement	—	—	—	—	—
Death	—	$412,500	—	$740,000	$1,152,500
Disability	—	$412,500	—	$800,000	$1,212,500

(1)

The calculations presented in this table illustrate the estimated payments and benefits that would have been paid to each of the named executive officers had their employment been terminated on December 31, 2018 for each of the following reasons: a termination of

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employment without cause or a termination of employment by a named executive officer for good reason (including following a change in control of Sabre), retirement, death, or disability. The calculations are based on the closing price of our common stock on December 31, 2018 of $21.64 per share.

(2)	Termination benefits calculated in accordance with the Executive Severance Plan.

(3)

The amount indicated for each named executive officer represents the actual bonus earned for 2018. In the event of death or disability, each named executive officer’s heirs or estate, as applicable, is eligible to receive his or her accrued, but unpaid annual cash incentive opportunity for the year of his or her death and disability that would have been paid on the date such amount is paid, as set forth in the 2018 Summary Compensation Table.

(4)	For purposes of this analysis, assumes the following equity award information:

•

For Mr. Menke, amount includes the value of (1) outstanding unvested options to purchase 508,047 shares of our common stock, the vesting of which would accelerate, (2) outstanding unvested restricted stock unit awards covering 34,569 shares of our common stock, in which the vesting of the next tranche would accelerate, and (3) outstanding unvested restricted stock unit awards covering 506,408 shares of our common stock, the vesting of which would accelerate.

•

For Mr. Barnett, amount includes the value of (1) outstanding unvested options to purchase 116,900 shares of our common stock, the vesting of which would accelerate and (2) outstanding unvested restricted stock unit awards covering 147,351 shares of our common stock, the vesting of which would accelerate

•

For Mr. Anderson, amount includes the value of (1) outstanding unvested options to purchase 98,897 shares of our common stock, the vesting of which would accelerate, (2) outstanding unvested restricted stock unit awards covering 7,875 shares of our common stock, in which the vesting of the next tranche would accelerate, and (3) outstanding unvested restricted stock unit awards covering 123,811 shares of our common stock, the vesting of which would accelerate.

•

For Mr. Jones, amount includes the value of (1) outstanding unvested options to purchase 129,875 shares of our common stock, the vesting of which would accelerate, (2) outstanding unvested restricted stock unit awards covering 6,975 shares of our common stock, in which the vesting of the next tranche would accelerate, and (3) outstanding unvested restricted stock unit awards covering 130,861 shares of our common stock, the vesting of which would accelerate.

•

For Mr. Shirk, amount includes the value of (1) outstanding unvested options to purchase 230,720 shares of our common stock, the vesting of which would accelerate and (2) outstanding unvested restricted stock unit awards covering 247,811 shares of our common stock, the vesting of which would accelerate.

•

For Mr. Simonson, amount includes the value of (1) outstanding unvested options to purchase 82,238 shares of our common stock, the vesting of which would accelerate, (2) outstanding unvested restricted stock unit awards covering 36,787 shares of our common stock, in which the vesting of the next tranche would accelerate, and (3) outstanding unvested restricted stock unit awards covering 183,304 shares of our common stock, the vesting of which would accelerate.

(5)

For an involuntary termination of employment, amount includes the value of COBRA benefits and a $20,000 value for outplacement services. For death and disability, amount represents the payment of benefits under Sabre’s group life insurance plan, accidental death and disability plan, or long-term disability plan, as applicable (which are available to all U.S. salaried employees).

(6)

The change-in-control calculations assume that on December 31, 2018 (i) a change in control of Sabre occurred and (ii) the employment of each of the named executive officers was terminated without “cause.”

(7)

The potential payments and benefits reflect the maximum amounts that may be paid. Should the actual payments and benefits trigger an excise tax under Section 4999 of the Code, pursuant to such named executive officer’s employment agreement, each will either (x) have his or her payments reduced to the extent necessary to avoid the excise tax or (y) receive the full payment and be subject to the excise tax, whichever results in a better net after-tax benefit to such named executive officer.

CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Act, we are providing the following information about the relationship of the annual total compensation of our employees (other than our CEO) and the annual total compensation of our CEO, Sean Menke. For 2018:

•	the annual total compensation of our median employee was $88,297, and

•	the annual total compensation of our CEO, as reported in the 2018 Summary Compensation Table and adjusted as described below, was $10,797,250.

Based on this information, for 2018 we estimate the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 122 to 1. This ratio is a reasonable estimate

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calculated in a manner consistent with Item 402(u) of Regulation S-K. As explained by the SEC when it adopted Item 402(u), the rule was designed to allow stockholders to better understand and assess our compensation practices and pay ratio disclosures rather than to facilitate a comparison of this information from one company to another.

In accordance with Item 402(u), we are using the same “median employee” identified in 2017 in our 2018 pay ratio calculation, as we believe that there has been no change in our employee population or employee compensation arrangements that we believe would result in a significant change to our pay ratio disclosure for 2018. See our 2017 proxy statement for information regarding the process we utilized to identify our “median employee.” We then identified and calculated the elements of this employee’s total compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $88,297. This annual total compensation includes the estimated value of the employee’s health care benefits (estimated for the employee and the employee’s eligible dependents to be $1,890) and other statutory benefits. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table, adjusted as follows. To maintain consistency between the annual total compensation of our CEO and the “median employee,” we added the estimated value of our CEO’s health care benefits (estimated for our CEO and our CEO’s eligible dependents at $24,905) to the amount reported in the 2018 Summary Compensation Table. This resulted in annual total compensation for purposes of determining the ratio in the amount of $10,797,250, which exceeds the amount reported for him in the Summary Compensation Table by this amount.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock, determined in accordance with the SEC’s rules and regulation, as of December 31, 2018 for (1) each person or group who is known by us to own beneficially more than 5% of our outstanding shares, (2) each of our named executive officers, (3) each of our directors, and (4) all of our executive officers and directors as a group.

	Shares of Common Stock Beneficially Owned(1)
	Number	Percent
5% Stockholders:

The Vanguard Group(2)	28,050,977	10.2%

Blackrock, Inc.(3)	26,366,015	9.6%

Burgundy Asset Management Ltd.(4)	18,281,918	6.6%

Brown Brothers Harriman & Co.(5)	17,160,769	6.2%

Named Executive Officers, Directors and Nominees for Director:

Sean Menke(6)	345,372	*

Douglas Barnett	–	–

Clinton Anderson(7)	171,504	*

Wade Jones(8)	80,950	*

David Shirk(9)	63,171	*

Richard Simonson(10)	511,914	*

George Bravante, Jr. (11)	39,873	*

Hervé Couturier	5,117	*

Renée James(12)	25,881	*

Lawrence W. Kellner(13)	572,175	*

Gary Kusin	42,966	*

Greg Mondre(14)	–	–

Judy Odom(15)	33,904	*

Joseph Osnoss	–	–

Karl Peterson	–	–

Zane Rowe(16)	16,591	*

John Siciliano(17)	–	–

All Executive Officers and Directors as a group (18 Persons)(18)	1,909,418	*

*	Represents beneficial ownership of less than 1%.

(1)

Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Unless otherwise noted, the address of each beneficial owner listed in the table is c/o Sabre Corporation, 3150 Sabre Drive, Southlake, Texas 76092. Unless otherwise noted and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares shown as beneficially owned by the stockholder. Percentage of beneficial ownership is based on the number of shares outstanding as of December 31, 2018.

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(2)

The number of shares of our common stock beneficially owned by The Vanguard Group (“Vanguard”) is based on the Schedule 13G/A filed by Vanguard with the SEC on January 10, 2019 (the “Vanguard 13G”). According to the Vanguard 13G, (i) the address of Vanguard is 100 Vanguard Blvd., Malvert, PA 19355 and (ii) Vanguard has sole voting power with respect to 204,412 shares, shared voting power with respect to 52,535 shares, sole dispositive power with respect to 27,801,503 shares and shared dispositive power with respect to 249,474 shares.

(3)

The number of shares of our common stock beneficially owned by BlackRock, Inc. (“BlackRock”) is based on the Schedule 13G/A filed by BlackRock with the SEC on February 6, 2019 (the “BlackRock 13G”). According to the BlackRock 13G, (i) the address of BlackRock is 55 East 52nd Street, New York, NY 10055 and (ii) BlackRock has sole voting power with respect to 24,719,971 shares, sole dispositive power with respect to 26,366,015 shares and no shared voting or dispositive power.

(4)

The number of shares of our common stock beneficially owned by Burgundy Asset Management Ltd. (“Burgundy”) is based on the Schedule 13G/A filed by BlackRock with the SEC on February 13, 2019 (the “Burgundy 13G”). According to the Burgundy 13G, (i) the address of Burgundy is 181 Bay Street, Suite 4510, Toronto, Ontario M5J 2T3 Canada and (ii) Burgundy has sole voting power with respect to 17,575,994 shares, sole dispositive power with respect to 18,281,918 shares and no shared voting or dispositive power.

(5)

The number of shares of our common stock beneficially owned by Brown Brothers Harriman & Co. (“Brown Brothers”) is based on the Schedule 13G/A filed by Brown Brothers with the SEC on February 14, 2019 (the “Brown Brothers 13G”). According to the Brown Brothers 13G, (i) the address of Brown Brothers is 140 Broadway, New York, NY 10005 and (ii) Brown Brothers has sole voting power with respect to 6,081,544 shares, shared voting power with respect to 10,181,294 shares, sole dispositive power with respect to 6,081,544 shares and shared dispositive power with respect to 10,956,227 shares.

(6)	Includes 231,826 shares underlying options that are currently exercisable or exercisable within 60 days of December 31, 2018.

(7)	Includes 120,359 shares underlying options that are currently exercisable or exercisable within 60 days of December 31, 2018.

(8)

Includes 68,298 shares underlying options that are currently exercisable or exercisable within 60 days of December 31, 2018 and 1,766 time-based restricted stock unit awards that vest within 60 days of December 31, 2018.

(9)	Includes 51,272 shares underlying options that are currently exercisable or exercisable within 60 days of December 31, 2018.

(10)	Includes 379,179 shares underlying options that are currently exercisable or exercisable within 60 days of December 31, 2018.

(11)	Includes 19,923 shares that are deferred pursuant to the Sabre Corporation Non-Employee Directors Compensation Deferral Plan (“Deferral Plan”).

(12)	Includes 12,659 shares that are deferred pursuant to the Deferral Plan and 945 time-based restricted stock unit awards that vest within 60 days of December 31, 2018.

(13)	Includes 168,535 shares that are deferred pursuant to the Deferral Plan and 385,082 shares underlying options that are currently exercisable or exercisable within 60 days of December 31, 2018.

(14)	Mr. Mondre retired from the Board effective December 31, 2018.

(15)	Includes 19,923 shares that are deferred pursuant to the Deferral Plan.

(16)	Includes 889 time-based restricted stock unit awards that vest within 60 days of December 31, 2018.

(17)	Mr. Siciliano is a nominee for director and does not currently serve on the Board.

(18)

Includes 221,040 shares that are deferred pursuant to the Deferral Plan, 1,236,016 shares underlying options that are currently exercisable or exercisable within 60 days of December 31, 2018, and 3,600 time-based restricted stock unit awards that vest within 60 days of December 31, 2018.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of material provisions of various transactions we have entered into with our executive officers, Board members or 5% or greater stockholders and their affiliates since January 1, 2018. We believe the terms and conditions in these agreements are reasonable and customary for transactions of these types.

We have adopted a written related party transaction policy. Pursuant to this policy, the Audit Committee of the Board of Directors is responsible for evaluating each related party transaction and determining whether the transaction is fair, reasonable and within our policy, and whether it should be ratified or approved. The Audit Committee, in evaluating a transaction, considers various factors, including the benefit of the transaction to us, the terms of the transaction and whether they are at arm’s-length and in the ordinary course of our business, the direct or indirect nature of the related party’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. If less than a majority of the members of the Audit Committee is qualified to ratify or approve a transaction, the Audit Committee will submit the transaction to the disinterested directors of the Board of Directors, who will apply the same factors to evaluate, ratify or approve the transaction. The Audit Committee reviews, at least annually, a summary of our transactions with our directors and officers and with firms that employ our directors, as well as any other related party transactions.

Stockholders’ Agreement

We were a party to a second amended and restated Stockholders’ Agreement with the Silver Lake Funds, the TPG Funds and Sovereign Co-Invest II. The Stockholders’ Agreement provided that the Silver Lake Funds and the TPG Funds had certain nomination rights to designate candidates for nomination to our Board of Directors and, subject to any restrictions under applicable law or the NASDAQ rules, the ability to appoint members to each Board committee. In addition, the Stockholders’ Agreement contained agreements among the parties, including with respect to transfer restrictions and rights of first refusal. In the case of a vacancy on our Board of Directors created by the removal or resignation of a director designated by the Silver Lake Funds or the TPG Funds, as applicable, the Stockholders’ Agreement required us to nominate an individual designated by that entity for election to fill the vacancy. The Stockholders’ Agreement expired pursuant to its terms in November 2018. See “Corporate Governance—Other Corporate Governance Practices and Matters—Stockholders’ Agreement” for additional information regarding the Stockholders’ Agreement.

Registration Rights Agreement

We were a party to an amended and restated Registration Rights Agreement with the TPG Funds, the Silver Lake Funds and Sovereign Co-Invest II. This Registration Rights Agreement provided the Silver Lake Funds and the TPG Funds with demand and shelf registration rights and Sovereign Co-Invest II with the right to participate in such demand and shelf registrations. In addition, the Registration Rights Agreement also provided the Principal Stockholders with piggyback registration rights on any registration statement, other than on Forms S-4, S-8 or any other successor form, to be filed by Sabre. These registration rights

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were subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration statement and our right to delay a registration statement under certain circumstances. Under the Registration Rights Agreement, we had agreed to pay certain expenses related to any such registration to indemnify the Principal Stockholders against certain liabilities that may arise under the Securities Act. The Registration Rights Agreement expired pursuant to its terms in November 2018.

Management Stockholders’ Agreement

We and certain stockholders, including certain executive officers and directors, were previously parties to a management stockholders agreement (the “Management Stockholders’ Agreement”). The Management Stockholders’ Agreement contained certain agreements among the parties including with respect to call rights in certain specified situations for shares then-currently owned, drag along rights and tag along rights. Pursuant to the Management Stockholders’ Agreement, certain stockholders, which group of stockholders excluded the Principal Stockholders, had also agreed not to transfer, sell, assign, pledge, hypothecate or encumber any of the shares then-currently owned by such stockholder (which can be waived by us at our option at any time), subject to certain limited exceptions, at any time prior to the termination of such Management Stockholders’ Agreement. The restrictions on transfer were waived.

In addition, the Management Stockholders’ Agreement provided certain stockholders with piggyback registration rights to participate on a pro rata basis in any registered offering in which the TPG Funds or the Silver Lake Funds are registering shares and such piggyback registration rights expired pursuant to the terms of the Management Stockholders’ Agreement.

Tax Receivable Agreement

Immediately prior to the closing of our initial public offering, we entered into a tax receivable agreement (the “TRA”) that provides stockholders and equity award holders that were our stockholders and equity award holders, respectively, immediately prior to the closing of our initial public offering (collectively, the “Pre-IPO Existing Stockholders”) the right to receive future payments from us. The future payments will equal 85% of the amount of cash savings, if any, in U.S. federal income tax that we and our subsidiaries realize as a result of the utilization of certain tax assets attributable to periods prior to our initial public offering, including federal net operating losses (“NOLs”), capital losses and the ability to realize tax amortization of certain intangible assets (collectively, the “Pre-IPO Tax Assets”). Based on current tax laws and assuming that we and our subsidiaries earn sufficient taxable income to realize the full tax benefits subject to the TRA, we estimate that future payments under the TRA relating to Pre-IPO Tax Assets will total approximately $102 million, excluding interest. Primarily due to the enactment of the TCJA, which reduced the U.S. corporate income tax rate, we recorded a total net reduction in the TRA liability of $55 million across the years ended December 31, 2018 and 2017. The TRA payments accrue interest in accordance with the terms of the TRA subsequent to the tax year in which the tax benefits are realized through the date of the benefit payment. No material payments occurred in 2016, and we made payments of approximately $74 million, $60 million and $101 million, including interest, in January 2019, 2018 and 2017, respectively. We expect to make a payment of approximately $30 million in April 2019, including approximately $1 million of accrued interest. In January 2018, as Pre-IPO Existing Stockholders, the TPG Funds, the Silver Lake Funds and the Sovereign Co-Invest II received TRA payments of approximately $27 million, $17 million and $14 million, respectively. The estimate of future payments considers the

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

impact of Section 382 of the Code, which imposes an annual limit on the ability of a corporation that undergoes an ownership change to use its NOLs to reduce its liability. We do not anticipate any material limitations on our ability to utilize U.S. federal NOLs under Section 382 of the Code.

These payment obligations are our obligations and not obligations of any of our subsidiaries. The actual utilization of the Pre-IPO Tax Assets, as well as the timing of any payments under the TRA, will vary depending upon a number of factors, including the amount, character and timing of our and our subsidiaries’ taxable income in the future.

In addition, the TRA provides that upon certain mergers, stock and asset sales, other forms of business combinations or other changes of control, the TRA will terminate and we will be required to make a payment intended to equal to the present value of future payments under the TRA, which payment would be based on certain assumptions, including those relating to our and our subsidiaries’ future taxable income. In these situations, our obligations under the TRA could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. Different timing rules will apply to payments under the TRA to be made to holders that, prior to the completion of the initial public offering, held stock options and restricted stock units (collectively, the “Pre-IPO Award Holders”). These payments will generally be deemed invested in a notional account rather than made on the scheduled payment dates, and the account will be distributed on the fifth anniversary of the initial public offering, together with (a) interest accrued on these payments from the scheduled payment date to the distribution date, and (b) an amount equal to the net present value of the Award Holder’s future expected payments, if any, under the TRA. Moreover, payments to holders of stock options that were unvested prior to the completion of the initial public offering are subject to vesting on the same schedule as such holder’s unvested stock options.

The TRA contains a Change of Control definition that includes, among other things, a change of a majority of the board of directors without approval of a majority of the then existing Board members (the “Continuing Directors Provision”). Recent Delaware case law has stressed that such Continuing Directors Provisions could have a potential adverse impact on stockholders’ right to elect a company’s directors. In this regard, decisions of the Delaware Chancery Court (not involving us or our securities) have considered change of control provisions and noted that a board of directors may “approve” a dissident stockholders’ nominees solely to avoid triggering the change of control provisions, without supporting their election, if the board determines in good faith that the election of the dissident nominees would not be materially adverse to the interests of the corporation or its stockholders. Further, according to these decisions, the directors’ duty of loyalty to stockholders under Delaware law may, in certain circumstances, require them to give such approval.

Our counterparties under the TRA will not reimburse us for any payments previously made under the TRA if such benefits are subsequently disallowed (although future payments would be adjusted to the extent possible to reflect the result of such disallowance). As a result, in certain circumstances, payments could be made under the TRA in excess of our cash tax savings. Certain transactions by the company could cause it to recognize taxable income (possibly material amounts of income) without a current receipt of cash. Payments under the TRA with respect to such taxable income would cause a net reduction in our available cash. For example, transactions giving rise to cancellation of debt income, the accrual of income from original issue discount or deferred payments, a “triggering event” requiring the recapture of dual consolidated losses, or “Subpart F” or “GILTI” income would each produce income with no corresponding

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increase in cash. In these cases, we may use some of the Pre-IPO Tax Assets to offset income from these transactions and, under the TRA, would be required to make a payment to our Pre-IPO Existing Stockholders even though we receive no cash from such income.

Because Sabre Corporation, on an unconsolidated basis, is a holding company with no operations of its own, its ability to make payments under the TRA is dependent on the ability of its subsidiaries to make distributions to Sabre Corporation. The TRA is designed with the objective of causing our annual cash costs attributable to federal income taxes (without regard to our continuing 15% interest in the Pre-IPO Tax Assets) to be the same as we would have paid had we not had the Pre-IPO Tax Assets available to offset our federal taxable income. As a result, stockholders who are not Pre-IPO Existing Stockholders will not be entitled to the economic benefit of the Pre-IPO Tax Assets that would have been available if the TRA were not in effect (except to the extent of our continuing 15% interest in the Pre-IPO Tax Assets).

In the event that any determinations must be made under or any dispute arises involving the TRA, the Pre-IPO Existing Stockholders will be represented by a shareholder representative that is an entity controlled by the TPG Funds and the Silver Lake Funds. In any such instance, should any representatives of the TPG Funds and the Silver Lake Funds then be serving on our Board of Directors, these directors will be excluded from decisions of the Board of Directors related to the relevant determination or dispute.

The TRA has been filed with the SEC as an exhibit to the Current Report on Form 8-K on April 23, 2014, and the foregoing description of the TRA is qualified by reference to that filing.

Other Matters

During 2018, we paid affiliates of the TPG Funds $238,000 for certain strategy and financial consulting services. Based on an analysis of services provided, we believe the terms to be comparable to those that could be obtained in arm’s-length dealings with an unrelated third party. The Audit Committee reviewed and ratified the payments.

From time to time, we do business with other companies affiliated with the Principal Stockholders. We believe that all such arrangements have been entered into in the ordinary course of business and have been conducted on an arm’s-length basis.

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OTHER INFORMATION

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and any person owning more than 10% of a class of our common stock to file reports with the SEC regarding their ownership of our stock and any changes in ownership. We maintain a compliance program to assist our directors and executive officers in making these filings. We believe that our executive officers, directors and 10% stockholders timely complied with their filing requirements for 2018.

2020 Stockholder Proposals

Proposals by stockholders for inclusion in our proxy statement and form of proxy for the Annual Meeting of Stockholders to be held in 2020 pursuant to Rule 14a-8 of the Exchange Act should be addressed to the Corporate Secretary, Sabre Corporation, 3150 Sabre Drive, Southlake, Texas 76092, and must be received at this address no later than November 9, 2019. Any such proposals must also otherwise comply with the requirements of the SEC relating to stockholder proposals. Upon receipt of a proposal, we will determine whether or not to include the proposal in the proxy statement and form of proxy in accordance with applicable law. It is suggested that proposals be forwarded by certified mail, return receipt requested.

Annual Meeting Advance Notice Requirements

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors, to be submitted to the stockholders for consideration at an annual meeting but without being including in the Company’s proxy statement. In order for any matter to be “properly brought” before a meeting in accordance with the advance notice procedures in our Bylaws, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not earlier than the opening of business 120 days prior, and not later than the close of business 90 days before, the first anniversary date of the immediately preceding the Annual Meeting of Stockholders, or December 25, 2019 and January 24, 2020 for the 2020 Annual Meeting of Stockholders. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. Under our Bylaws, the Board of Directors may authorize rules and regulations for the conduct of meetings. Except to the extent inconsistent with such rules and regulations adopted by the Board of Directors, the chairman of the meeting of stockholders shall have the right to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These procedures are only a summary of the provisions regarding stockholder nominations of directors and proposals of other business in our Bylaws. Please refer to our Bylaws for more information on these requirements.

The Chairman or other officer presiding at the Annual Meeting has the sole authority to determine whether any nomination or other proposal has been properly brought before the meeting in accordance with our Bylaws. If we receive a proposal other than pursuant to Rule 14a-8 or a nomination for the 2020 Annual Meeting of Stockholders, and such nomination or other proposal is not delivered within the time frame specified in our Bylaws, then the persons appointed by the Board and named in the proxies for the 2020 Annual Meeting of Stockholders may exercise discretionary voting power if a vote is taken with respect to that nomination or other proposal.

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OTHER INFORMATION

Householding

Some stockholders as of the record date who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single proxy package containing one annual report, one proxy statement and multiple proxy cards for each stockholder. This procedure helps us reduce printing and postage costs associated with providing our proxy materials.

Once you have received notice that your broker or Sabre will be householding your materials, householding will continue until you are notified otherwise or you revoke your consent. You may request a separate copy of the Notice and/or set of our printed proxy materials by sending a written request to Sabre Corporation, 3150 Sabre Drive, Southlake, Texas 76092, Attention: Corporate Secretary, or by calling (682) 605-1000.

If, at any time: (1) you no longer wish to participate in householding and would prefer to receive a separate set of our printed proxy materials or (2) you and another stockholder sharing the same address wish to participate in householding and prefer to receive one set of our printed proxy materials, please notify either your broker (if you hold your shares in street name) or Sabre (if you are a stockholder of record). You can notify Sabre by sending a written request to Sabre Corporation, 3150 Sabre Drive, Southlake, Texas 76092, Attention: Corporate Secretary.

By Order of the Board of Directors.

Steve Milton
Corporate Secretary

SABRE CORPORATION

3150 Sabre Drive

Southlake, Texas 76092

Telephone: (682) 605-1000

March 8, 2019

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APPENDIX A

Appendix A

Proposed Fourth Amended and Restated Certificate of Incorporation of Sabre Corporation

The Fourth Amended and Restated Certificate of Incorporation would amend and restate our Certificate of Incorporation as follows:

Article I – Name

The name of the corporation (hereinafter referred to as the “Corporation”) is Sabre Corporation.

Article II – Agent

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle in the State of Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

Article III – Purpose

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

Article IV – Stock

Section 1. Authorized Stock. The total number of shares of stock that the Corporation shall have authority to issue is 1,225,000,000 shares of capital stock, consisting of:

1,000,000,000 shares of common stock with a par value of $0.01 per share (the “Common Stock”); and

225,000,000 shares of preferred stock with a par value of $0.01 per share (the “Preferred Stock”).

Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of either the Common Stock or Preferred Stock voting separately as a class shall be required therefor.

Section 2. Preferred Stock.

(a) The Board of Directors of the Corporation (the “Board of Directors”) is hereby authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, without approval of the stockholders of the Corporation, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”), to

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APPENDIX A

establish from time to time the number of shares to be included in each such series, and to fix the designations, powers (including voting powers, if any), preferences and relative, participating, optional or other special rights, if any, of the shares of each such series, and the qualifications, limitations and restrictions thereof, if any. Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, as shall be authorized by the Board of Directors and stated in the applicable Preferred Stock Designation.

(b) The Common Stock shall be subject to the express terms of any series of Preferred Stock. Except as expressly provided in a Preferred Stock Designation or required by applicable law, shares of Preferred Stock shall not entitle the holders thereof to vote at or receive notice of any meeting of stockholders.

(c) No holder of shares of Preferred Stock shall be entitled to any pre-emptive rights, unless specifically authorized by the Board of Directors in a Preferred Stock Designation.

Section 3. Common Stock.

(a) Voting. Except as otherwise expressly provided herein or the relevant Preferred Stock Designation of any class or series of Preferred Stock or required by law, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters submitted to a vote of the stockholders of the Corporation. Except as otherwise expressly provided herein or required by law, each holder of outstanding shares of Common Stock shall be entitled to one vote in respect of each share of Common Stock held thereby of record on the books of the Corporation for the election of directors and on all other matters submitted to a vote of stockholders of the Corporation. Except as otherwise required by law, shares of Common Stock shall not entitle the holders thereof to vote on any amendment to this Certificate of Incorporation (including to a Preferred Stock Designation) that alters or changes the powers, preferences, rights or other terms of solely one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, separately or together with the holders of one or more other such series, to vote on such amendment pursuant to this Certificate of Incorporation (including a Preferred Stock Designation) or pursuant to the DGCL, or if no vote of stockholders is required pursuant to the DGCL.

(b) Dividends. Subject to applicable law, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion, subject to any preferential dividend rights of outstanding Preferred Stock as expressly set forth herein or in the relevant Preferred Stock Designation.

(c) Liquidation. Upon any liquidation, dissolution or winding up of the affairs of the Corporation and its subsidiaries, whether voluntary or involuntary (a “Liquidation Event”), after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of any outstanding class or series of Preferred Stock may be entitled pursuant to the terms thereof with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution. The term “Liquidation Event” shall not be deemed to be occasioned by or to include any voluntary consolidation, reorganization, conversion or merger of the Corporation with or into any other corporation or entity or other corporations or entities or a sale, lease or conveyance of all or a part of the Corporation’s assets.

(d) No Pre-Emptive Rights. Shares of Common Stock shall not entitle any holder thereof to any pre-emptive, subscription, redemption or conversion rights.

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APPENDIX A

~~Section 4~~. ~~Series A Cumulative Preferred Stock.~~

~~(a) Designation; Amount. The shares of such series shall be designated as the Series A Cumulative Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and the number of shares constituting such series shall be 87,500,000, which number may be decreased by a resolution of the Board without a vote of stockholders; provided that such number may not be decreased below the aggregate number of shares of Series A Preferred Stock then outstanding. The date on which the Corporation initially issues any share of Series A Preferred Stock will be deemed the “Date of Issuance” of such share regardless of the number of times transfer of such share is made on the stock records of the Corporation and regardless of the number of certificates which may be issued to evidence such share.~~

~~(b) Stated Value. The shares of Series A Preferred Stock shall have a stated value of $5.7468681218772 per share (the “Series A Stated Value”).~~

~~(c) Ranking. The shares of Series A Preferred Stock shall, with respect to dividend and other distribution rights, preference or other rights on redemption, liquidation, dissolution or winding-up of the Corporation or otherwise, rank (i) pari passu with any class of capital stock or series of preferred stock hereafter created which expressly provides that it ranks pari passu with the Series A Preferred Stock as to dividends, other distributions, liquidation preference and otherwise (collectively, the “Series A Parity Stock”) and (ii) senior to the Common Stock and any other class of capital stock or series of preferred stock hereafter created which does not expressly provide that it ranks senior to or pari passu with the Series A Preferred Stock as to dividends, other distributions, liquidation preference and otherwise (collectively, the “Junior Stock”).~~

~~(d) Restrictive Covenants; Voting Rights.~~

~~(i) Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class, the Corporation shall not: (A) authorize, create or issue, or increase the authorized amount of, (1) any class or series, or any shares of any class or series, of capital stock of the Corporation having any preference or priority (either as to dividends or upon redemption, liquidation, dissolution, or winding up) over Series A Preferred Stock or (2) any class or series of capital stock or any security convertible into or exercisable for any class or series of capital stock, that is redeemable mandatorily or redeemable at the option of the registered holder thereof at any time on or prior to the redemption of the Series A Preferred Stock (whether or not only upon the occurrence of a specified event); (B) amend, alter or repeal any provision of the Certificate of Incorporation or the By-laws of the Corporation, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely; or (C) authorize or take any other action if such action would be inconsistent with the provisions set forth herein.~~

~~(ii) The Corporation shall not, from and after the date of the Date of Issuance of any share of the Series A Preferred Stock, enter into any agreement, amend or modify any existing agreement or obligation, or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation’s performance of its obligations hereunder.~~

~~(iii) Except as otherwise expressly provided hereby, or as required by law, the holders of shares of Series A Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action.~~

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APPENDIX A

~~(e) Dividends.~~

~~(i) Shares of Series A Preferred Stock shall accumulate dividends at a rate per annum equal to 6% of the Series A Stated Value. Such rate shall be referred to as the “Dividend Rate.”~~

~~(ii) Dividends shall be computed and paid quarterly on the 15th day of April, July, October and January of each year (in respect of the quarterly periods ending March 31, June 30, September 30 and December 31), or if any such date is not a Business Day (as defined below), on the Business Day next preceding such day (each such date, regardless of whether any dividends have been paid or declared and set aside for payment on such date, a “Dividend Payment Date”), to holders of record as they appear on the stock record books of the Corporation on the fifteenth day prior to the relevant Dividend Payment Date; provided, however, that the Corporation expressly elects to make any dividend payment due hereunder on any Dividend Payment Date. In the event that the Corporation does not elect to make a dividend payment due hereunder on any Dividend Payment Date, any such amount then due in respect of dividends shall constitute an Arrearage (as defined below).~~

~~(iii) Dividends shall be paid only when, as and if declared by the Board of Directors out of funds at the time legally available for the payment of dividends. Dividends shall begin to accumulate on outstanding shares of Series A Preferred Stock from the Date of Issuance and shall be deemed to accumulate from day to day whether or not earned or declared until paid. Dividends shall accumulate on the basis of a 360-day year consisting of twelve 30-day months (four 90-day quarters) and the actual number of days elapsed in the period for which payable.~~

~~(iv) Dividends on the Series A Preferred Stock shall be cumulative, and from and after any Dividend Payment Date on which any dividend that has accumulated or been deemed to have accumulated through such date has not been paid in full, additional dividends shall accumulate in respect of the amount of such unpaid dividends (such amount, the “Arrearage”) at the Dividend Rate. Such additional dividends in respect of any Arrearage shall be deemed to accumulate from day to day whether or not earned or declared until the Arrearage is paid, shall be calculated as of such successive Dividend Payment Date and shall constitute an additional Arrearage from and after any Dividend Payment Date to the extent not paid on such Dividend Payment Date. References herein to dividends that have accumulated or that have been deemed to have accumulated with respect to the Series A Preferred Stock shall include the amount, if any, of any Arrearage together with any dividends accumulated or deemed to have accumulated on such Arrearage pursuant to the immediately preceding two sentences. Additional dividends in respect of any Arrearage may be declared and paid at any time, in whole or in part, without reference to any regular Dividend Payment Date, to the holders of record as they appear on the stock record books of the Corporation on such record date as may be fixed by the Board of Directors (which record date shall be no less than 10 days prior to the corresponding payment date).~~

~~(v) Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on all outstanding shares of Series A Preferred Stock shall be allocated pro rata on a share-by-share basis among all such shares then outstanding. Notwithstanding the provisions of Section 4(e)(iv), any such partial payment shall be made in cash. Dividends that are declared and paid in an amount less than the full amount of dividends accumulated on the Series A Preferred Stock (and on any Arrearage) shall be applied first to the earliest dividend which has not theretofore been paid. All cash payments of dividends on the shares of Series A Preferred Stock shall be made in such coin or~~

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~~currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.~~

~~(vi) For so long as any shares of Series A Preferred Stock shall be outstanding, (A) no dividend or distribution, whether in cash, stock or other property, shall be paid, declared or set apart for payment or made on any date on or in respect of the Junior Stock and (B) no payment on account of the redemption, purchase or other acquisition or retirement for value by the Corporation shall be made on any date of shares of any Junior Stock, unless, in each case, the full amount of unpaid dividends accrued on all outstanding shares of Series A Preferred Stock shall have been paid or contemporaneously are declared and paid.~~

~~(f) Liquidation Rights; Redemption.~~

~~(i) Preference for Series A Preferred. Upon the occurrence of any Liquidation Event (as defined below), each holder of Series A Preferred Stock shall have the right to require the Corporation to repurchase each outstanding share of Series A Preferred Stock, but only out of funds legally available therefor, by paying in cash, in respect of each share of Series A Preferred Stock, an amount equal to the Series A Stated Value of such share and any Arrearage, plus all other accumulated dividends as of the repurchase date. If, upon any such Liquidation Event, the assets of the Corporation available for distribution to stockholders shall be insufficient to provide for the payment in full of the preference accorded to the Series A Preferred Stock hereunder, then such assets shall be distributed ratably among the shares of Series A Preferred Stock. Within 30 days following any Liquidation Event, the Corporation shall mail a notice to each holder of Series A Preferred Stock describing the transaction or transactions that constitute the Liquidation Event and offering to repurchase each share of Series A Preferred Stock on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The Corporation shall comply with the requirements of Rule 14e-l under the Securities Exchange Act of 1934, and any other applicable securities laws and regulations thereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.~~

~~(ii) In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (A) the holders of issued and outstanding shares of Series A Preferred Stock shall be entitled to receive for each such share, out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made to the holders of Common Stock or any other Junior Stock, an amount per share of Series A Preferred Stock, in cash, equal to the sum of the Series A Stated Value of such share and any Arrearage, plus all other accumulated dividends as of the date of final distribution and (B) no distribution shall be made to the holders of Series A Parity Stock unless the holders of shares of Series A Preferred Stock shall have received distributions ratably with the holders of Series A Parity Stock in proportion to the total amount to which the holders of all such shares of Series A Preferred Stock and Series A Parity Stock are entitled upon such dissolution, liquidation or winding-up of the Corporation. If, upon any such dissolution, liquidation or winding-up of the Corporation, the assets of the Corporation available for distribution to stockholders shall be insufficient to provide for the payment in full of the preference accorded to the Series A Preferred Stock hereunder, then such assets shall be distributed ratably among the shares of Series A Preferred Stock.~~

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~~(iii) “Liquidation Event” means:~~

~~(A)~~

~~any consolidation or merger of the Corporation in which the Corporation is not the surviving entity, to the extent that (1) in connection therewith, the holders of Common Stock of the Corporation receive as consideration, whether in whole or in part, for such Common Stock (x) cash, (y) notes, debentures or other evidences of indebtedness or obligations to pay cash or (z) preferred stock of the surviving entity (whether or not the surviving entity is the Corporation) which ranks on a parity with or senior to the preferred stock received by holders of the Series A Preferred Stock with respect to liquidation or dividends or (2) the holders of the Series A Preferred Stock do not receive preferred stock of the surviving entity with rights, powers and preferences equal to (or more favorable to the holders than) the rights, powers and preferences of the Series A Preferred Stock;~~

~~(B)~~

~~the sale, lease, transfer or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, except where such sale, lease, transfer or other disposition is to a wholly-owned subsidiary of the Corporation;~~

~~(C)~~

~~any Person (as defined below), or group of Persons acting in concert, other than the holders on the Date of Issuance becoming the beneficial owner, directly or indirectly, of in excess of 50% of the total voting power or equity interest in the Corporation or any successor thereto. As used in the preceding sentence, “voting power” in any Person shall mean the right to vote for the election of directors or other equivalent managing body of such Person or, if there are no such directors or managing body, the right to make material business decisions with respect to such Person;~~

~~(D)~~

~~the closing of the first underwritten public offering and sale of the equity securities of the Corporation for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act of 1933, as amended (an “IPO”); or~~

~~(E)~~	~~the date which is the 30th anniversary of the Date of Issuance.~~

~~(iv) Redemption. The Corporation shall have the right, at its option and election at any time, or from time to time, to redeem all or part of the issued and outstanding Series A Preferred Stock, but only out of funds legally available therefor and/or out of authorized and unissued shares of Common Stock or shares of Common Stock owned by the Corporation as treasury shares, by delivering the Redemption Amount in respect of each share of Series A Preferred Stock so redeemed, provided that any partial redemption shall be made ratably in proportion to the number of Series A Preferred Stock held by each stockholder. If, upon any such redemption, the funds or assets of the Corporation available for distribution to stockholders shall be insufficient to provide for the payment in full of the preference accorded to the Series A Preferred Stock hereunder, then such funds or assets shall be distributed ratably among the shares of Series A Preferred Stock. The Corporation may exercise its election to redeem in whole or in part the issued and outstanding Series A Preferred Stock, by mailing a notice (which shall be irrevocable) to each holder of Series A Preferred Stock, which shall describe: (A) its intention to redeem the Series A Preferred Stock; (B) the number of shares of Series A Preferred Stock to be redeemed; (C) the Redemption Amount; (D) the Form of Consideration; (E) the date of payment~~

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~~of the Redemption Amount, which date may be approximate and may be variable based on specified conditions, and which may be concurrent with, but shall occur no later than 60 days following, the mailing of such notice; and (F) the conditions precedent, if any, to the Company’s obligation to make payment of the Redemption Amount. The Corporation shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, and any other applicable securities laws and regulations thereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.~~

~~(v) Preferences are not Participating. After the payment to the holders of the shares of Series A Preferred Stock of the full preferential amounts provided for in this Section 4(f), the holders of shares of Series A Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation solely by virtue of holding shares of Series A Preferred Stock.~~

~~(g) Pro Rata Distribution and Payments. For so long as any shares of Series A Preferred Stock shall be outstanding, (i) no dividend or distribution, whether in cash, stock or other property, shall be paid, declared or set apart for payment or made (any such dividend or distribution, or payment thereof, or setting apart for payment therefor or declaration thereof, for purposes of this Section 4, a “Distribution”) on any date on or in respect of any Series A Parity Stock and (ii) no payment shall be made by the Corporation on any date in respect of the redemption, purchase or other acquisition or retirement for value of shares of any Series A Parity Stick (any such payment, for purposes of this Section 4, a “Payment”) unless, in each case, the holders of shares of Series A Preferred Stock shall have received, where clause (i) applies, a corresponding Distribution and, where clause (ii) applies, a corresponding Payment, ratably with the holders of Series A Parity Stock in proportion to the total amount to which the holders of all such shares of Series A Preferred Stock and Series A Parity Stock are entitled upon any such Distribution or Payment.~~

~~(h) Transferability; Unit Certificates.~~

~~(i) The Series A Preferred Stock shall be evidenced in units (“Units”), each of which shall consist of 2 shares of Common Stock and 5 shares of Series A Preferred Stock. The shares of Series A Preferred Stock and shares of Common Stock underlying the Units shall be transferable only in Units. The Series A Preferred Stock may be certificated by the Board of Directors in the form of a Unit Certificate comprised of Common Stock and Series A Preferred Stock in the aforementioned ratio. The form of the Unit Certificate shall be as prescribed by the Board of Directors from time to time.~~

~~(ii) A repurchase for cash pursuant to Section 4(f)(i) or a redemption pursuant to Section 4(f)(iv) of any shares of Series A Preferred Stock shall be effected through a recapitalization (within the meaning of section 368(a)(l)(E) of the Internal Revenue Code), pursuant to which the Unit shall be exchanged for (A) with respect to the each share of Series A Preferred Stock represented by such Unit, the Redemption Amount, and property (pursuant to Section 4(f)(i) or (iv)), if any, and (B) with respect to each share of Common Stock represented by such Unit, a share of Common Stock to be certificated or reflected in book-entry form. The Series A Preferred Stock and the Common Stock with which it is represented by a Unit will be treated, for tax purposes, as a single class of common stock with a preference on dividends and liquidation.~~

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~~(iii) Upon any repurchase under Section 4(f)(i) or redemption under Section 4(f)(iv), each holder of shares of Series A Preferred Stock shall surrender to the Corporation at the place designated in the notice under Section 4(f)(i) or (iv) (as the case may be), the Units (if certificated) evidencing shares of Series A Preferred Stock to be repurchased or redeemed (each a “Surrendered Unit”). As promptly as practical, and in any event within five Business Days after receipt by the Corporation of the Surrendered Units pursuant to the preceding sentence, the Corporation shall take all the necessary actions to certificate or reflect in book-entry form the number of shares of Common Stock to which each such holder shall be entitled, which number shall be equal to the number of shares of Common Stock that were certificated or reflected in book-entry form in the Surrendered Units delivered by such holder.~~

~~(i) Definitions. For the purposes of this Section 4 of Article IV, the following terms shall have the following meanings:~~

~~(i) “Business Day” means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.~~

~~(ii) “Form of Consideration” means the proportion of cash and Common Stock that will constitute the Redemption Amount.~~

~~(iii) “Person” means an individual, corporation, limited liability company, partnership, association, trust, estate, unincorporated organization or other entity or organization.~~

~~(iv) “Redemption Amount” means, with respect to a redemption of all or part of the Series A Preferred Stock occurring on a single date, an amount per share of Series A Preferred Stock equal to the sum of the Series A Stated Value of such share and any Arrearage related to such share, plus all other accumulated and unpaid dividends, as of such date, which shall be payable, in the discretion of the Corporation, in cash, Common Stock or a combination thereof; provided, that each share of Common Stock issued as payment of the Redemption Amount shall (i) be valued at fair market value, as determined in good faith by the Board of Directors, and (ii) if issued in connection with an IPO, shall be presumed to be valued at fair market value if valued at the initial offering price per share to the public for the Common Stock as indicated on the front cover of the final prospectus for such IPO.~~

Article V – Existence

The Corporation is to have perpetual existence.

Article VI – Board of Directors

Section 1. Number and Classification.

(a) Number. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not fewer than 5 individuals, nor more than 13 individuals (exclusive of directors referred to in Section 1(e) of this Article VI). The exact number of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office.

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(b) Classes. Other than those directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to Section 1(e) of this Article VI, the Board of Directors shall be divided into three classes, with the term of office of one class expiring at each annual meeting of stockholders (each annual meeting of stockholders, an “Annual Meeting”), and with directors of each class the term of which expires at that Annual Meeting being elected for a term expiring at the third Annual Meeting following election and until the election and qualification of their respective successors in office. For so long as there are three classes of directors, each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Notwithstanding the foregoing, at the 2019 Annual Meeting, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2020 Annual Meeting; at the 2020 Annual Meeting, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2021 Annual Meeting; and at each annual meeting of stockholders of the Corporation thereafter, the directors shall be elected for terms expiring at the next succeeding Annual Meeting, with each director to hold office until his or her successor shall have been duly elected and qualified. Commencing with the 2021 Annual Meeting, the classification of the Board of Directors shall cease.

(c) Election of Directors. The directors shall be elected in the manner set forth in the Bylaws.

(d) Written Ballot Required. Unless and except to the extent that the Bylaws of the Corporation (the “Bylaws”) shall so require, the election of directors of the Corporation need not be by written ballot.

(e) Preferred Stock Directors. Notwithstanding the foregoing and notwithstanding Section 2 of this Article VI, during any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Section 2 of Article IV, then upon commencement and for the duration of the period during which such right continues: (i) the total number of directors of the Corporation authorized pursuant to Section 1(a) of this Article VI shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant this Section 1(e) of this Article VI, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

Section 2. Vacancies and Newly Created Directorships. Unless otherwise required by applicable law ~~and subject to any requirements under the Stockholders’ Agreement~~, any newly created directorship that results from an increase in the number of directors, or any vacancy that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a newly created directorship shall hold office for the remaining term of the class, if any, to which such director shall have been elected, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

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Section 3. Removal. Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Section 2 of Article IV and any resolution or resolutions adopted by the Board of Directors pursuant thereto, any director may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of at least a majority ~~75%~~of the voting power of the outstanding Common Stock.

Article VII – Liability of Directors and Officers and Certain Other Persons

Section 1. Elimination of Certain Liability of Directors. To the fullest extent authorized by the DGCL, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of this Article VII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

Section 2. Indemnification of Directors, Officers and Certain Other Persons. The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all current or former directors and officers of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section; provided, however, that except with respect to proceedings to enforce rights to indemnification, the Bylaws may provide that the Corporation shall indemnify any current or former director or officer in connection with a proceeding (or a part thereof) initiated by such director or officer only if such proceeding (or part thereof) was authorized by the Board of Directors. The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, have the power to advance expenses to any and all current or former directors and officers of the Corporation and to provide indemnification or advance expenses to any and all current or former employees and agents of the Corporation or other persons.

Article VIII – Corporate Opportunity

Section 1. Corporate Opportunity.

(a) Notwithstanding any provision of this Certificate of Incorporation to the contrary, to the fullest extent permitted by applicable law, if any Exempted Person acquires knowledge of a potential Corporate Opportunity or otherwise is then exploiting any Corporate Opportunity, the Corporation and its Affiliates and Subsidiaries shall have no interest or expectancy in such Corporate Opportunity, or in being offered an opportunity to participate in such Corporate Opportunity, and any interest or expectancy in any Corporate Opportunity or any expectation in being offered the opportunity to participate in any Corporate Opportunity is hereby renounced and waived so that, such Exempted Person, to the fullest extent permitted by applicable law, (i) shall have no duty (fiduciary, contractual or otherwise) to communicate or present such Corporate Opportunity to the Corporation or any of its Affiliates or Subsidiaries or any stockholder; (ii) shall have the right to hold or pursue, directly or indirectly, any such Corporate

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Opportunity for such Exempted Person’s own account and benefit or such Exempted Person may direct such Corporate Opportunity to another Person; and (iii) shall not be liable to the Corporation, any of its Affiliates or Subsidiaries, their respective Affiliates or their respective direct or indirect partners, members, or stockholders, for breach of any duty (fiduciary, contractual or otherwise) as a stockholder, director or officer of the Corporation or otherwise by reason of the fact that it pursues or acquires such Corporate Opportunity, directs such Corporate Opportunity to another Person or does not communicate information regarding such Corporate Opportunity to the Corporation or any of its Affiliates or Subsidiaries.

(b) The Corporation hereby expressly acknowledges and agrees, in accordance with the preceding subsection (a), that the Exempted Persons have the right to, and shall have no duty (contractual or otherwise) not to, (i) directly or indirectly engage in the same or similar business activities or lines of business as the Corporation or any of its Affiliates or Subsidiaries engages or proposes to engage, on such Exempted Person’s own behalf, or in partnership with, or as an employee, officer, director, member or stockholder of any other Person, including those lines of business deemed to be competing with the Corporation or any of its Subsidiaries; (ii) do business with any potential or actual customer or supplier of the Corporation or any of its Affiliates or Subsidiaries; and (iii) employ or otherwise engage any officer or employee of the Corporation or any of its Affiliates or Subsidiaries. The Corporation hereby expressly acknowledges and agrees that neither the Corporation nor any of its Affiliates or Subsidiaries nor any stockholder shall have any rights in and to the business ventures of any Exempted Person, or the income or profits derived therefrom. To the fullest extent permitted by law, none of the Exempted Persons shall be liable to the Corporation, any of its Affiliates or Subsidiaries, their respective Affiliates or their respective direct or indirect partners, members, or stockholders, for breach of any duty (fiduciary, contractual or otherwise) as a stockholder, director or officer of the Corporation or otherwise by reason that such Exempted Person is engaging in any activities or lines of business or competing with the Corporation or its Subsidiaries.

(c) The Corporation hereby acknowledges and agrees that, to the fullest extent permitted by applicable law, (i) in the event of any conflict of interest between the Corporation or any of its Subsidiaries, on the one hand, and any Exempted Person, on the other hand, such Exempted Person may act in its best interest or in the best interest or any other Exempted Person and (ii) no Exempted Person shall be obligated to (A) reveal to the Corporation or any of its Subsidiaries confidential information belonging to or relating to the business of any Exempted Person or (B) recommend or take any action in its capacity as stockholder, director or officer, as the case may be, that prefers the interest of the Corporation or any of its Subsidiaries over the interest of any Exempted Person.

(d) The Company hereby acknowledges and agrees that, an Exempted Person may have access to information about the Company that will enhance such Person’s knowledge and understanding of the industries in which the Company operates and that, to the fullest extent permitted by applicable law, there is no restriction on such Exempted Person from using such knowledge and understanding in connection with (i) any Corporate Opportunity, (ii) any business activities or lines of business, including those lines of business deemed to be competing with the Corporation or any of its direct or indirect subsidiaries, or (iii) otherwise making investment, voting, monitoring, governance or other decisions relating to other entities or securities.

Section 2. Deemed Notice. Any Person purchasing or otherwise acquiring any interest in any shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VIII.

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Section 3. Severability. If this Article VIII or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, this Article VIII shall be deemed to be modified to the minimum extent necessary to avoid a violation of law and, as so modified, this Article VIII and the remaining provisions hereof shall remain valid and enforceable in accordance with their terms to the fullest extent permitted by law.

Neither the alteration, amendment or repeal of this Article VIII nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VIII shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VIII, would accrue or arise, prior to such alteration, amendment, repeal or adoption. Following the repeal of this Article VIII, any contract, agreement, arrangement or transaction involving a Corporate Opportunity shall not by reason thereof result in any breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper benefit or personal economic gain, but shall be governed by the other provisions of this Certificate of Incorporation, the Bylaws, the DGCL and other applicable law.

Section 4. Effect of Stockholders’ Agreement; Exempted Persons. The provisions of Sections 1 through 4 of this Article VIII (i) shall be supplemental to any procedures regarding Corporate Opportunities specified in the Stockholders’ Agreement and (ii) shall continue with respect to an Exempted Person related to a Controlling Owner until the first date that both of the following conditions are true: (A) such Controlling Owner, as applicable, is not entitled to designate for nomination at least one (1) individual to the Board of Directors of the Corporation pursuant to the Stockholders’ Agreement and (B) no individual is serving on the Board of Directors who has at any time been designated as a nominee by such Controlling Owner.

Section 5. Definitions. For the purposes of this Article VIII,

(a) “Corporate Opportunity” means (i) an investment or business opportunity or activity, including without limitation those that might be considered the same as or similar to the Corporation’s business or the business of any Affiliate or Subsidiary of the Corporation, including those deemed to be competing with the Corporation or any Affiliate or Subsidiary of the Corporation, or (ii) a prospective economic or competitive advantage in which the Corporation or any Affiliate or Subsidiary of the Corporation could have an interest or expectancy. In addition to and notwithstanding the foregoing, a Corporate Opportunity shall not be deemed to be a potential opportunity for the Corporation or any Affiliates or Subsidiary if it is a business opportunity that (i) the Corporation, Affiliate or Subsidiary, as applicable, is not financially able or contractually permitted or legally able to undertake, (ii) from its nature, is not in the line of the Corporation’s, Affiliate’s or Subsidiary’s, as applicable, business or is of no practical advantage to it or (iii) is one in which the Corporation, Affiliate or Subsidiary, as applicable, has no interest or reasonable expectancy.

(b) “Exempted Person” means each Silver Lake Affiliated Person or TPG Affiliated Person, as applicable.

(c) “Subsidiary” with respect to any Person means: (i) a corporation, a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, without regard to whether the voting of such capital stock is subject to a voting agreement or similar restriction, (ii) a partnership or limited liability company in which such Person

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or a Subsidiary of such Person is, at the date of determination, (A) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (B) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company or (iii) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (A) the power to elect or direct the election of a majority of the members of the governing body of such Person (whether or not such power is subject to a voting agreement or similar restriction) or (B) in the absence of such a governing body, a majority ownership interest.

(d) “Silver Lake Affiliated Person” means, each of Silver Lake and all of its respective partners, principals, directors, officers, members, managers, managing directors, advisors, consultants and employees, Silver Lake’s Affiliates, the directors designated for nominated by Silver Lake pursuant to the Stockholders’ Agreement, or any officer of the Corporation that is an Affiliate of Silver Lake.

(e) “TPG Affiliated Person” means, each of TPG and all of its respective partners, principals, directors, officers, members, managers, managing directors, advisors, consultants and employees, TPG’s Affiliates, the directors designated for nominated by TPG pursuant to the Stockholders’ Agreement, or any officer of the Corporation that is an Affiliate of TPG.

Article IX – Stockholder Action

Section 1. Actions at Meetings Duly Called; No Written Consents. Except as may be otherwise expressly provided with respect to the holders of any series of Preferred Stock in any Preferred Stock Designation, ~~(i) prior to the Trigger Date, any action required or permitted to be taken by the stockholders of the Corporation may be taken upon the vote of the stockholders at an annual or special meeting duly called or taken by written consent of the stockholders and (ii) from and after the Trigger Date,~~ any action required or permitted to be taken by the stockholders of the Corporation may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

Section 2. Regulation of Stockholder Submissions. The Bylaws may establish procedures regulating the submission by stockholders of nominations, proposals and other business for consideration at meetings of stockholders of the Corporation.

Section 3. Special Meetings. Subject to the rights of the holders of Preferred Stock, special meetings of the stockholders of the Corporation may be called at any time only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office or by the Chairman of the Board of Directors~~; provided, however, prior to the Trigger Date, special meetings of the stockholders of the Corporation may be called at any time by (i) the affirmative vote of a majority of the total number of directors then in office, (ii) the Chairman of the Board of Directors or (iii) either the Board of Directors or the Chairman of the Board of Directors at the request of either of the Controlling Owners~~.

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APPENDIX A

Article X – Amendment of Certificate of Incorporation

Subject to any requirement of applicable law and to any voting rights granted to or held by the holders of any series of Preferred Stock, the Corporation reserves the right from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the DGCL at the time in force, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X. ~~Notwithstanding anything to the contrary contained in this Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Article VI, Article VII, Article VIII, Sections 1 and 3 of Article IX, Article X, Article XI, Article XII and Article XIII may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted or added, unless in addition to any other vote required by this Certificate of Incorporation, specified in any agreement or otherwise required by law, and in addition, to any voting rights granted to or held by the holders of any outstanding series of Preferred Stock (i) prior to the Trigger Date, such alteration, amendment, repeal, adoption or addition is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock and (ii) from and after the Trigger Date, such alteration, amendment, repeal, adoption or addition is approved by the affirmative vote of the holders of at least 75% of the voting power of the outstanding Common Stock.~~

Article XI – Bylaws

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, make, alter, amend or repeal the Bylaws of the Corporation. ~~The stockholders of the Corporation may not adopt, amend or repeal any Bylaw provision, and no provision inconsistent therewith shall be adopted by the stockholders, unless (i) prior to the Trigger Date, such action is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding Common stock and (ii) from and after the Trigger Date, such action is approved by 75% of the voting power of the outstanding Common Stock.~~

Article XII – Section 203 of the DGCL

~~Section 203 of the DGCL shall not apply to the Corporation; provided, however, that~~ Section 203 of the DGCL shall apply to the Corporation ~~on and from the first date on which each of the Controlling Owners no longer meets the requirements to be an “interested stockholder” as defined by Section 203 of the DGCL, but, excluding, for purposes of this proviso, clause (ii) of such definition of “interested stockholder.”~~.

Article XIII – Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (iii) any action asserting

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a claim against the Corporation or any director or officer of the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or Bylaws (as either may be amended and/or restated from time to time), or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each such case subject to said court having personal jurisdiction over the indispensable parties named as defendants therein; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware. To the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in shares of the Common Stock of the Corporation shall be deemed to have notice of and consents to the provisions of this Article XIII.

Article XIV – Definitions

(a) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. For this purpose, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of management and policies of the party, whether through the ownership of voting securities, by contract, or otherwise.

(b) “Controlling Owners” means Silver Lake and/or TPG.

(c) “Person” means any individual, corporation, partnership, unincorporated association or other entity.

(d) “Stockholders’ Agreement” means the Stockholders Agreement by and among the Corporation, Silver Lake, TPG, the Co-Invest and the other stockholders party thereto from time to time, as amended from time to time.

(e) [Reserved]~~“Trigger Date” means the first date on which any investment funds affiliated with (i) Silver Lake Group, L.L.C. and their respective successors and Affiliates (other than the Corporation and its subsidiaries and the Co-Invest (as defined hereinafter)) (collectively, “Silver Lake”); (ii) TPG Global, LLC and their respective successors and Affiliates (other than the Corporation and its subsidiaries and the Co-Invest) (collectively, “TPG”), and (iii) the Sovereign Co-Invest LLC (the “Co-Invest”) cease to directly or indirectly beneficially own, collectively, the number of shares of common stock representing at least 40% of the then-issued and outstanding shares of the Common Stock of the Corporation, with such beneficial ownership to be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. For purposes of the foregoing calculation, in addition to any shares of Common Stock of the Corporation that the Co-Invest beneficially owns directly or indirectly, the Co-Invest shall also be deemed to own any additional shares of Common Stock of the Corporation for so long as the managing member of the Co-Invest has been granted a proxy to vote such Shares of Common Stock of the Corporation on behalf of the former members of the Co-Invest.~~

(f) As used herein, the phrase “total number of directors then in office” shall not be deemed to permit the taking of any action when the total number of directors then in office is less than a quorum, except with respect to the filling of vacancies and newly created directorships pursuant to Section 2 of Article VI hereof.

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APPENDIX B

Appendix B

Proposed Amendment to Bylaws of Sabre Corporation

Section 8.5 of our Bylaws would be amended by the Board as follows:

8.5    Amendments. Except as otherwise specifically provided by the DGCL, these Bylaws may be added to, amended, altered or repealed, in the manner provided in the Certificate of Incorporation, by the Board of Directors. ~~The stockholders of the Corporation may not adopt, amend or repeal any Bylaw provision, and no provision inconsistent therewith shall be adopted by the stockholders, unless (i) prior to the Trigger Date, such action is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding common stock and (ii) from and after the Trigger Date, such action is approved by 75% of the voting power of the outstanding common stock~~.

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APPENDIX C

Appendix C

Sabre Corporation 2019 Omnibus Incentive Compensation Plan

1.	Purpose of the Plan.

This Sabre Corporation 2019 Omnibus Incentive Compensation Plan is intended to promote the interests of the Company and its stockholders by providing the employees of the Company, who are largely responsible for the management, growth, and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company. The Plan is designed to meet this intent by providing such employees with a proprietary interest in pursuing the long-term growth, profitability, and financial success of the Company.

2.	Definitions.

As used in the Plan or in any instrument governing the terms of any Award, the following definitions apply to the terms indicated below:

(a) “Affiliate” means the Company and any of its direct or indirect subsidiaries.

(b) “Affiliated Entity” means any entity related to the Company as a member of a controlled group of corporations in accordance with Section 414(b) of the Code or as a trade or business under common control in accordance with Section 414(c) of the Code, for so long as such entity is so related, including without limitation any Affiliate.

(c) “Awards” mean all awards granted pursuant to the terms of the Plan including, but not limited to, Cash Incentive Awards, Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, restricted stock awards and restricted stock unit awards.

(d) “Award Agreement” means the written agreement, in a form determined by the Committee from time to time, between the Company and a Participant that evidences the grant of an Award and sets out the terms and conditions of an Award.

(e) “Board” means the Board of Directors of Sabre Corporation.

(f) “Cash Incentive Award” means an award granted pursuant to Section 8 of the Plan.

(g) “Cause” shall mean, when used in connection with the termination of a Participant’s Employment, (i) if the Participant is a participant in the Sabre Corporation Executive Severance Plan, the definition used in such Executive Severance Plan as of the Grant Date, (ii) if the Participant is not a participant in the Sabre Corporation Executive Severance Plan as of the Grant Date but has an effective employment agreement with the Company or any Affiliated Entity as of the Grant Date, the definition used in such employment agreement as of the Grant Date, or (iii) if the Participant is not a participant in the Sabre Corporation Executive Severance Plan and does not have an effective employment agreement, unless otherwise provided in the Participant’s Award Agreement, the termination of the Participant’s Employment on account of (i) a failure of the Participant to substantially perform his or her duties (other than as a result of physical or mental illness or injury); (ii) the Participant’s willful misconduct or gross negligence which is injurious to the Company or any Affiliated Entity (whether financially, reputationally or otherwise); (iii) a

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APPENDIX C

breach by a Participant of the Participant’s fiduciary duty or duty of loyalty to the Company or any Affiliated Entity; (iv) the Participant’s unauthorized removal from the premises of the Company or any Affiliated Entity of any document (in any medium or form) relating to the Company, any Affiliated Entity, or the customers of the Company or any Affiliated Entity other than in the good faith performance of the Participant’s duties; or (v) the indictment or a plea of nolo contendere by the Participant of any felony or other serious crime involving moral turpitude. Any rights the Company or any Affiliated Entity may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company or Affiliated Entity may have under any other agreement with the Employee or at law or in equity. If, subsequent to the termination of Employment of a Participant without an effective employment agreement as of the Grant Date, it is discovered that such Participant’s Employment could have been terminated for Cause, as such term is defined above (unless otherwise defined in a Grant Agreement), the Participant’s Employment shall, at the election of the Board, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred. Once an entity ceases to be an Affiliated Entity, even if an effective employment agreement as of the Grant Date was with such entity, such agreement shall continue to apply with regard to defining Cause (and for such purpose references to such entity shall be deemed to be references to the Company and any entity that continues to be an Affiliated Entity).

(h) “Change in Control” means the occurrence of any of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company on a consolidated basis to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof; (ii) the approval by the holders of the outstanding voting power of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) any Person or Group(other than any employee benefit plan sponsored by Sabre Corporation) shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of Common Stock representing more than 40% of the aggregate outstanding voting power of the Company and such Person or Group actually has the power to vote such Common Stock in any such election; (iv) the replacement of a majority of the Board over a two-year period from the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or (v) consummation of a merger or consolidation of the Company with another entity in which the holders of the Common Stock of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, less than 50% of the common equity interests in the surviving corporation in such transaction. Notwithstanding the foregoing, with respect to any Award that is characterized as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of any payment in respect of such Award unless such event is also a “change in ownership,” “change in effective control” or “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations, and administrative guidance issued thereunder.

(j) “Committee” means the Compensation Committee of the Board or such other committee as the Board shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

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(k) “Common Stock” means Sabre Corporation Common Stock, $0.01 par value per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 11 of the Plan.

(l) “Company” means Sabre Corporation and all of its Subsidiaries, collectively.

(m) “Deferred Compensation Plan” means any plan, agreement or arrangement maintained by the Company from time to time that is established or maintained under this Plan and that provides opportunities for deferral of compensation.

(n) “Disability” shall mean a permanent disability as defined in the Company’s or an Affiliate’s disability plans, or as determined from time to time by the Company, in its sole discretion, or as specified in the Participant’s Award Agreement, provided that (i) in the event the Participant is a participant in the Sabre Corporation Executive Severance Plan and such Executive Severance Plan contains a different definition of the term “Disability” (or any derivation of such term), the definition in such Executive Severance Plan shall control or (ii) in the event the Participant is not a participant in the Sabre Corporation Executive Severance Plan but is a party to an effective employment agreement with the Company or any Affiliated Entity as of the Grant Date, and such agreement contains or operates under a different definition of “Disability” (or any derivative of such term), the definition of Disability used in such agreement at the time of grant shall be substituted for the definition set forth above for all purposes hereunder.

(o) “Effective Date” means the date the Plan is approved by the Company’s stockholders.

(p) “Employment” shall mean, except as otherwise required by Section 409A of the Code, employment with the Company or any Affiliated Entity, and shall include the provision of services as a consultant for the Company or any Affiliated Entity. A Participant’s Employment shall terminate on the date the Participant is no longer employed by an entity that is at least one of (i) the Company, (ii) an Affiliate, or (iii) an entity that is an Affiliated Entity as of such date. “Employed” shall have a correlative meaning.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, with respect to a share of Common Stock, as of the applicable date of determination (i) closing price of a share of Common Stock on the date of grant as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on the date of grant as reported on the NASDAQ Stock Market. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its sole discretion taking into account the requirements of Section 409A of the Code.

(s) “Good Reason” shall mean, unless otherwise defined in a Participant’s Award Agreement (i) a material diminution in a Participant’s duties and responsibilities other than a change in such Participant’s duties and responsibilities that results from becoming part of a larger organization following a Change in Control, (ii) a decrease in a Participant’s base salary or bonus opportunity other than a proportionate decrease in bonus opportunity of less than 10% that applies to employees generally of the Company or its Affiliates otherwise eligible to participate in the affected plan, or (iii) a relocation of a Participant’s primary work location more than 50 miles from the Participant’s work location immediately prior to the Participant’s commencement of participation in the Plan, without the Participant’s prior written consent;

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APPENDIX C

provided, that, within twenty days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of his or her intention to terminate his or her Employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate Employment for Good Reason, and the Company shall not have cured such circumstances within thirty days following the Company’s receipt of such notice. Notwithstanding the foregoing, if, as of the Grant Date, the Participant is a participant in the Sabre Corporation Executive Severance Plan and such Executive Severance Plan contains a different definition of the term “Good Reason” (or any derivation of such term), the definition in such Executive Severance Plan shall control or, if the Participant is not a participant in the Sabre Corporation Executive Severance Plan but is a party to an effective employment with the Company or any Affiliated Entity that contains a different definition of the term “Good Reason” (or any derivation of such term), the definition in such employment agreement shall control. Once an entity ceases to be an Affiliated Entity, even if an effective employment agreement as of the Grant Date was with such entity, such agreement shall continue to apply with regard to defining Good Reason (and for such purpose references to such entity shall be deemed to be references to the Company and any entity that continues to be an Affiliated Entity).

(t) “Grant Date” means the date designated by the Committee and specified in the Award Agreement as the date the Award is granted.

(u) “Incentive Stock Option” means an Option qualified under Section 422 of the Code.

(v) “Non-Qualified Stock Option” means an Option that is not an “incentive stock option” within the meaning of Section 422 of the Code.

(w) “Option” means a stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6 of the Plan.

(x) “Other Stock-Based Award” means an award granted to a Participant pursuant to Section 7 of the Plan.

(y) “Participant” means an employee or other individual service provider of the Company who is eligible to participate in the Plan and to whom one or more Awards have been granted and, following the death of any such Person, his successors, heirs, executors, and administrators, as the case may be. For the avoidance of doubt, an individual who is serving as both an employee or individual consultant or other service provider in addition to his or her service as a member of the Board, such as an individual serving as an Executive Chairman of the Board or in another similar position, will be eligible to participate in the Plan and receive Awards hereunder (to the extent determined by the Committee from time to time) in respect of such employment or other provision of services.

(z) “Performance Measures” means such measures as are described in Section 9.

(aa) “Person” means a “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) of the Exchange Act.

(ab) “Plan” means this Sabre Corporation 2019 Omnibus Incentive Compensation Plan, as it may be amended from time to time.

(ac) “Prior Plans” means the Sabre Corporation 2016 Omnibus Incentive Compensation Plan, the Sabre Corporation 2014 Omnibus Incentive Compensation Plan, the Sovereign Holdings, Inc. 2012

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Management Equity Incentive Plan, the Sovereign Holdings, Inc. 2007 Management Equity Incentive Plan (as amended in 2010), and the Sovereign Holdings, Inc. Stock Incentive Plan.

(ad) “Qualifying Termination” shall mean, with respect to a Participant, (i) a termination of such Participant’s Employment by the Company or any of its then-Affiliated Entities) without Cause or by the Participant for Good Reason, or (ii) a termination of such Participant’s Employment in the event of a Participant’s death or Disability, in each of (i) or (ii), following a Change in Control of the Company. It is understood that a Participant shall not have a Qualifying Termination by virtue of ceasing to be Employed by an entity or its subsidiaries undergoing a Change in Control where, following such Change in Control, the Participant remains employed by an entity that was an Affiliated Entity of the entity or its subsidiaries undergoing a Change in Control immediately prior to such Change in Control.

(ae) “Sabre Corporation” means Sabre Corporation, a Delaware corporation, and any successor thereto.

(af) “Securities Act” means the Securities Act of 1933, as amended.

(ag) “Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.

3.	Stock Subject to the Plan, Share Counting Rules, and Individual Award Limits.

(a) Subject to adjustment as provided in Section 11 and the provisions of this Section 3, the number of shares of Common Stock that may be covered by Awards granted under the Plan shall be the sum of: (i) 12,500,000 shares of Common Stock, (ii) the number of shares remaining available for issuance under the Prior Plans that are not the subject of outstanding Awards as of the Effective Date, and (iii) any shares subject to outstanding Awards under any Prior Plan as of the Effective Date that become available for issuance in accordance with the share counting provisions of such Prior Plans. Shares of Common Stock issued under the Plan may be either authorized and unissued shares or treasury shares, or both, in the sole discretion of the Committee.

(b) For purposes of the preceding paragraph, shares of Common Stock covered by Awards shall only be counted as used or issued to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan provided, however, that if the exercise price or tax withholding requirements related to any Award granted under the Plan is satisfied through the withholding by the Company of shares of Common Stock that are otherwise then deliverable in respect of such Award or through actual or constructive transfer to the Company of shares of Common Stock already owned, the number of shares of Common Stock withheld or transferred, will be deemed delivered for purposes of determining the number of shares of Common Stock available for issuance or transfer under the Plan. Furthermore, any shares of Common Stock received by a Participant in connection with an exercise of Options that are subsequently repurchased by the Company will be deemed delivered for purposes of determining the number of shares of Common Stock available for issuance or transfer under the Plan. However, if all or any portion of an Award issued pursuant to the Plan expires, or is forfeited, terminated or cancelled, without the issuance of shares of Common Stock, or is exchanged with the Committee’s permission, prior to the issuance of shares of Common Stock, for an Award not involving shares of Common Stock, the number of shares of Common Stock subject to Awards that have been so forfeited, terminated, cancelled, or have expired, as the case may be, will again be available for issuance or transfer under the Plan. In addition, because shares of Common Stock will count against the number reserved in Section 3(a) upon delivery, and subject to the share counting rules under this

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APPENDIX C

Section 3(b), the Committee may determine that Awards may be outstanding that relate to a greater number of shares of Common Stock than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares of Common Stock in excess of the number then available under the Plan.

(c) Shares of Common Stock covered by Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion, or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of NASDAQ Listing Rule 5635) as provided in Section 11 of the Plan shall not count as used under the Plan for purposes of Section 3.

(d) Notwithstanding anything in the Plan to the contrary, and subject to adjustment as provided in Section 11:

(i) the number of shares of Common Stock that may be covered by Incentive Stock Options shall not exceed 12,500,000 shares of Common Stock in the aggregate;

(ii) the number of shares of Common Stock that may be covered by Awards (other than Options or stock appreciation rights) granted under the Plan to any Participant in a single fiscal year of the Company may not exceed 1,000,000 shares and the number of shares of Common Stock that may be covered by Options or stock appreciation rights granted under the Plan to any Participant in a single fiscal year of the Company may not exceed 1,000,000 shares; and

(iii) the amount payable with respect to any Cash Incentive Award granted under the Plan to any Participant in a single fiscal year of the Company that is subject to performance-based vesting may not exceed (i) $5,000,000.

4.	Administration of the Plan.

(a) The Committee

The Plan shall be administered by the Board or a Committee of the Board consisting of two or more persons, each of whom may, from time to time, qualify as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and as “independent” within the meaning of any applicable stock exchange or similar regulatory authority on which the Common Stock is then listed, in each case if and to the extent required by applicable law.

(b) Grant of Awards

(i) The Committee shall, consistent with the terms of the Plan, from time to time designate those individuals who shall be granted Awards under the Plan and the amount, type, and other terms and conditions of such Awards, which need not be identical for each Participant. The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Award (and any Award Agreement) granted thereunder and to adopt, amend and rescind from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate. Decisions of the Committee shall be final, binding, and conclusive on all parties.

(ii) Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award, any award granted

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under another plan of the Company or any business entity to be acquired by the Company, or any other right of a Participant to receive payment from the Company. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards.

(iii) On or after the Grant Date of an Award under the Plan, the Committee may (i) accelerate the date on which any such Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Award, including, without limitation, extending the period following a termination of a Participant’s Employment during which any such Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability, or transferability, as the case may be, of any such Award, (iv) grant other Awards in addition to, in tandem with, or in substitution or exchange for, any Award, any award granted under another plan of the Company or any business entity to be acquired by the Company, or (v) provide for the accrual and payment of dividends or dividend equivalents with respect to any such Award, provided that in the case of this (v), no dividend equivalents shall be paid on any Award until such time as the underlying Award has vested, and any dividends payable in respect of Awards of restricted stock shall not vest unless and until the restricted stock awards to which such dividends relate have also vested; provided, further, in each of (i) through (v) that the Committee shall not have any such authority and shall not take any such action to the extent that the grant of such authority or the taking of such action would cause any tax to become due under Section 409A of the Code and provided further, that the vesting period for ninety-five percent (95%) of the shares of Common Stock issued pursuant to Options and Other-Stock Based Awards shall be a minimum of one (1) year from the date of grant. Notwithstanding anything herein to the contrary, without the approval of the stockholders of the Company, the Company shall not reprice any stock option (within the meaning of NASDAQ Listing Rule 5635(c) and any other formal or informal guidance issued by the NASDAQ), which for this purpose also means any of the following or any other action that has the same effect: (i) lowering the exercise price of an Option or stock appreciation right after it is granted, (ii) any other action that is treated as a repricing under United States generally accepted accounting principles, or (iii) canceling an Option or stock appreciation right at a time when its exercise price exceeds the Fair Market Value of the underlying shares of Common Stock, in exchange for another Option or stock appreciation right, shares of restricted Common Stock, other Awards, cash or other property; provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment or other action authorized under Section 11.

(iv) The Committee may grant dividend equivalents to any Participant based on the dividends declared on shares of Common Stock that are subject to any Award during the period between the Grant Date and the date the Award is exercised, vests, pays out, or expires. Such dividend equivalents may be awarded or paid in the form of cash, shares of Common Stock, restricted stock, or restricted stock units, or a combination, and shall be determined by such formula and at such time and subject to such accrual, forfeiture, or payout restrictions or limitations as determined by the Committee in its sole discretion.

(v) In addition, the Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant in connection with any Award. If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures, in accordance with Section 409A of the Code (to the extent applicable), for such payment or Common Stock delivery deferrals and any notional earnings to be credited on such deferred amounts.

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APPENDIX C

(c) Delegation of Authority

(i) All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or employees of the Company to grant Awards to persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitations as the Committee may specify and to the requirements of Section 157 of the Delaware General Corporation Law.

(ii) In addition, the Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to Awards, to process or oversee the issuance of Common Stock under Awards, to interpret and administer the terms of Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Awards under the Plan, (ii) to take any action inconsistent with Section 409A of the Code or (iii) to take any action inconsistent with Section 157 of the Delaware General Corporation Law and other applicable provisions of the Delaware General Corporation Law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee.

(d) Payments by the Company and Registration of Common Stock

(i) The Company shall pay any amount payable with respect to an Award in accordance with the terms of such Award, provided that the Committee may, in its discretion, defer the payment of amounts payable with respect to an Award subject to and in accordance with the terms of any Deferred Compensation Plan, to the extent such Deferred Compensation Plan permits deferral of Awards granted hereunder. Payments to be made by the Company upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Common Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Common Stock in connection with such settlement, in the Committee’s discretion or upon occurrence of one or more specified events; provided that, with respect to any Award subject to Section 409A of the Code, such acceleration or payment shall comply with Section 409A of the Code.

(ii) The Company may, to the extent permitted by applicable law and permissible under Section 409A of the Code, deduct from and set off against any amounts the Company may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s

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payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 4.

(iii) Sabre Corporation shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, Sabre Corporation shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until Sabre Corporation is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.

(iv) Furthermore, the Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Common Stock or payment of other benefits under any Award until completion of such registration or qualification of such Common Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Common Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions (including that the certificates evidencing shares of Common Stock bear such legends) as it may consider appropriate in connection with the issuance or delivery of Common Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations; provided that the Committee shall take no action to the extent that the taking of such action would cause any tax to become due under Section 409A of the Code. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Common Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery, or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(e) Limitation on Liability

(i) The Committee may employ attorneys, consultants, accountants, agents, and other persons, and the Committee, the Company, and its officers, directors, and employees shall be entitled, in good faith, to rely or act upon any advice, opinions, or valuations of any such persons. In addition, the Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any officer, director, or employee of the Company, the Company’s independent auditors, consultants, or any other agents assisting in the administration of the Plan.

(ii) No member of the Committee, nor any person acting pursuant to authority delegated by the Committee, nor any officer, director, or employee of the Company acting at the direction or on behalf of the Committee, shall be liable for any action, omission, or determination relating to the Plan, and Sabre Corporation shall, to the fullest extent permitted by law, indemnify and hold harmless each member of the Committee, each person acting pursuant to authority delegated by the Committee, and each other officer, director, or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or

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liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission, or determination was taken or made by such member, director, employee, or other person acting pursuant to authority delegated by the Committee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.	Eligibility.

The Persons who shall be eligible to receive Awards pursuant to the Plan shall be those employees of the Company whom the Committee shall select from time to time. Eligible persons shall include any Person who has been offered Employment by the Company, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced Employment. Each Award granted under the Plan shall be evidenced by an instrument in writing in form and substance approved by the Committee.

6.	Options.

The Committee may from time to time grant Options, subject to the following terms and conditions:

(a) Exercise Price

The exercise price per share of Common Stock covered by any Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date. The Award Agreement of each Option shall fix the exercise price and clearly identify such Option as either an Incentive Stock Option or as a Non-Qualified Stock Option.

(b) Term and Exercise of Options

(i) Each Option shall become vested and exercisable on such date or dates, during such period, and for such number of shares of Common Stock as shall be determined by the Committee on or after the date such Option is granted; provided, however, that no Option shall be exercisable after the expiration of ten years from the date such Option is granted; and, provided, further, that each Option shall be subject to earlier termination, expiration, or cancellation as provided in the Plan or in the relevant Award Agreement.

(ii) Each Option may be exercised in whole or in part. The partial exercise of an Option shall not cause the expiration, termination, or cancellation of the remaining portion thereof.

(iii) An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including, without limitation, through net physical settlement.

(iv) Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however, that the Committee may permit Non-Qualified Stock Options to be sold, pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine. In addition, the Committee may impose such restrictions on any shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or

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market upon which such shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such shares.

(v) Options granted under the Plan are intended to be exempt from Section 409A of the Code.

(c) Special Rules for Incentive Stock Options

(i) The aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company shall not exceed $100,000. Such Fair Market Value shall be determined as of the Grant Date of such Incentive Stock Option. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such Incentive Stock Options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of the Options which shall cease to constitute Incentive Stock Options, Incentive Stock Options granted hereunder shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

(ii) Incentive Stock Options may only be granted to individuals who are employees of the Company. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Sabre Corporation or any of its Subsidiaries, unless (i) the exercise price of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

7.	Other Stock-Based Awards.

The Committee may from time to time grant equity, equity-based or equity-related Awards not otherwise described herein in such amounts and subject to such terms and conditions as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units, or share-denominated performance units, and (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such award. Notwithstanding the foregoing, to the extent any such Other Stock-Based Award is subject to Section 409A of the Code, the Award Agreement of such Other Stock-Based Award shall contain terms and conditions (including, without limitation and to the extent applicable, deferral and payment provisions) that comply with Section 409A of the Code.

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8.	Cash Incentive Awards.

The Committee may grant to any Participant Cash Incentive Awards that are subject to the terms and conditions of the Plan. Cash Incentive Awards granted under the Plan may be settled in cash or in other property, including shares of Common Stock, provided that the term “Cash Incentive Award” shall exclude any Option or Other Stock-Based Award. Without limiting the generality of the foregoing, a Cash Incentive Award may provide for target awards based on allocation among Participants of a bonus or incentive pool. For the avoidance of doubt, nothing herein is intended to limit or shall limit the Company’s ability to grant cash-based awards that are not subject to the Plan.

9.	Performance-Based Compensation.

(a) The Committee may issue Awards under the Plan, the grant, payment or vesting of which is conditioned upon the satisfaction of Performance Measures. Such Performance Measures may include: adjusted net earnings, appreciation in and/or maintenance of the price of Common Stock (including, without limitation, comparisons with various stock market indices), attainment of strategic and operational initiatives, budget, cash flow (including, without limitation, free cash flow), cost of capital, cost reduction, earnings and earnings growth (including, without limitation, earnings per share, earnings before taxes, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization), market share, market value added, net income, net sales, net revenue, operating profit and operating income, pretax income before allocation of corporate overhead and bonus, reductions in costs, return on assets and return on net assets, return on equity, return on invested capital, revenues, sales and sales growth, successful acquisition/divestiture, total stockholder return and improvement of stockholder return, gross margin, measures of liquidity or credit metrics, cash flow per share, improvements or attainments of expense levels, or improvements or attainment of working capital levels or debt reduction, or such other measures as the Committee may determine from time to time. A Performance Measure (i) may relate to the performance of the Participant, Sabre Corporation, a Subsidiary, any business group, business unit or other subdivision of the Company, or any combination of the foregoing, as the Committee deems appropriate and (ii) may be expressed as an amount, as an increase or decrease over a specified period, as a relative comparison to the performance of a group of comparator companies or a published or special index, or any other measure of the selected performance criteria, as the Committee deems appropriate. Performance goals may differ for Awards granted to any one Participant or to different Participants. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render previously established Performance Measures unsuitable, the Committee may in its discretion modify such Performance Measures or the related levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(b) The Committee shall determine the length of the measurement or performance period applicable to each Award whose grant, vesting or payment is subject to the achievement of Performance Measures. Such measurement or performance periods may be overlapping.

(c) Nothing in this Section 9 is intended to limit the Committee’s discretion to adopt conditions with respect to any Award, or to require the Committee to issue Awards. The Committee may, subject to the terms of the Plan, amend previously granted Awards whose grant, vesting or payment is subject to Performance Measures.

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10.	Effect of Separation from Service.

(a) Each Award Agreement shall set forth the effect of the Participant’s termination of Employment on any outstanding Awards. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards issued, and may reflect distinctions based on the reasons for the termination of Employment.

(b) Except as to any awards constituting stock rights exempt from Section 409A of the Code, termination of Employment shall mean a ‘separation from service’ within the meaning of Section 409A, unless the Participant is retained as a consultant pursuant to a written agreement and such agreement provides otherwise. The Employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such person is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise. Subject to Section 409A and unless otherwise determined by the Committee, (i) a Participant who ceases to be an employee of the Company but continues, or simultaneously commences, services as a director on the Board shall not be deemed to have had a termination of Employment for purposes of the Plan and (ii) a Participant who ceases to be an employee of the Company but continues, or simultaneously commences, services as an independent contractor or consultant to the Company shall be deemed to have had a termination of Employment for purposes of the Plan. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of Employment. Furthermore, no payment shall be made with respect to any Awards under the Plan that are subject to Section 409A of the Code as a result of any such authorized leave of absence or absence in military or government service unless such authorized leave or absence constitutes a separation from service for purposes of Section 409A of the Code and the regulations promulgated thereunder.

11.	Adjustment Upon Certain Changes.

(a) Shares Available for Grants

In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Awards in any year, and the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Awards to any individual Participant in any year, shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other similar event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares of Common Stock with respect to which Awards may be granted.

(b) Increase or Decrease in Issued Shares Without Consideration

In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, appropriately adjust the number of shares of Common Stock subject to each outstanding Award and the exercise price per share of Common Stock of each such Award.

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(c) Certain Mergers

In the event that any merger, consolidation or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, adjust each Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Award would have received in such merger or consolidation.

(d) Certain Other Transactions

In the event of (i) a dissolution or liquidation of Sabre Corporation, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation, or similar transaction involving Sabre Corporation in which Sabre Corporation is not the surviving corporation, or (iv) a merger, consolidation or similar transaction involving Sabre Corporation in the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, other than shares of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, but subject to Section 409A of the Code to the extent applicable, have the power to:

(i) cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to the value, as determined by the Committee in its reasonable discretion, of such Award, provided that with respect to any outstanding Option such value shall be equal to the excess of (A) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option; and

(ii) provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to (A) some or all of the property which a holder of the number of shares of Common Stock subject to such Award would have received in such transaction or (B) securities of the acquiror or surviving entity and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price of the Award, or the number of shares or amount of property subject to the Award or provide for a payment (in cash or other property) to the Participant to whom such Award was granted in partial consideration for the exchange of the Award.

(e) Other Changes

In the event of any change in the capitalization of Sabre Corporation or corporate change other than those specifically referred to in paragraphs (b), (c), or (d), including, without limitation, an extraordinary cash dividend, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in such other terms of such Awards as the Committee may consider appropriate.

(f) Cash Incentive Awards

In the event of any transaction or event described in this Section 11, including without limitation any corporate change referred to in paragraph (e) hereof, the Committee may, as the Committee may consider appropriate in respect of such transaction or event, make such adjustments in the terms and conditions of any Cash Incentive Awards.

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(g) No Other Rights

Except as expressly provided in the Plan or any Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or dividend equivalents, any increase or decrease in the number of shares of stock of any class, or any dissolution, liquidation, merger, or consolidation of Sabre Corporation or any other corporation. Except as expressly provided in the Plan, no issuance by Sabre Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award.

(h) Savings Clause

No provision of this Section 11 shall be given effect to the extent that such provision (i) would cause any tax to become due under Section 409A of the Code or (ii) would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act.

12.	Change in Control.

Except as otherwise set forth in a Participant’s Award Agreement, in the event (a) a Participant has a Qualifying Termination following a Change in Control of the Company or (b) of a Change in Control in which outstanding Awards are not assumed, continued, or substituted by the surviving corporation:

(i) All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control without regard to deferral and vesting conditions; and

(ii) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control.

13.	Rights under the Plan.

(a) No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Award granted pursuant to the Plan until the date of the issuance of such shares on the books and records of Sabre Corporation. Except as otherwise expressly provided in Section 11 hereof, no adjustment of any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued. Nothing in this Section 13 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or to grant rights related to such dividends.

(b) Nothing in the Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate. Neither the adoption of the Plan nor the grant of any Award shall be construed as creating any limitations on the power of the Board of Directors or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

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(c) The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

14.	No Special Employment Rights; No Right to Award.

(a) Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

(b) No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

15.	Tax Provisions & Withholding.

(a) Cash Remittance

Whenever shares of Common Stock are to be issued upon the exercise of an Option or the grant or vesting of an Award, and whenever any amount shall become payable in respect of any Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, vesting, or payment prior to the delivery of any certificate or certificates for such shares or the effectiveness of the lapse of such restrictions or making of such payment. In addition, upon the exercise or settlement of any Award in cash, or any payment with respect to any Award, the Company shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, settlement, or payment. The Company can delay the delivery to a Participant of any Common Stock or cash payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.

(b) Stock Remittance

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant, or vesting of an Award, the Participant may tender to Sabre Corporation a number of shares of Common Stock that have been owned by the Participant for at least six months (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, or vesting but not greater than such withholding obligations. Such election (i) shall be irrevocable, made in writing, and signed by the Participant, (ii) shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate, and (iii) shall satisfy the Participant’s obligations under this Section 15, if any. The

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Company can delay the delivery to a Participant of any Common Stock or cash payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.

(c) Stock Withholding

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant, or vesting of an Award, the Company shall withhold a number of such shares having a Fair Market Value at the exercise date determined by the Committee to be sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, or vesting but not greater than such withholding obligations. Such election (i) shall be irrevocable, made in writing, and signed by the Participant, (ii) shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate, and (iii) shall satisfy the Participant’s obligations under this Section 15, if any. The Company can delay the delivery to a Participant of any Common Stock or cash payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.

(d) Consent to and Notification of Section 83(b) Election

No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

(e) Notification Upon Disqualifying Disposition Under Section 421(b)

If any Participant shall make any disposition of shares of Common Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

16.	Amendment or Termination of the Plan.

(a) The Board may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, regulation, or rule of a stock exchange requires stockholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan; provided that no provision of this Section 16 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

(b) Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, materially adversely affect the Participant’s rights under any previously granted and outstanding Award.

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(c) Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

17.	No Obligation to Exercise.

The grant to a Participant of an Award shall impose no obligation upon such Participant to exercise such Award.

18.	Transfer Restrictions.

(a) Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Award, or the right to exercise any Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Award.

(b) Except as provided in the preceding paragraph (regarding transfers upon the death of a Participant) and Section 6 (regarding the transfer of certain Non-Qualified Stock Options), no Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated, or otherwise encumbered or subject to any lien, obligation, or liability of such Participant to any party (other than the Company), or assigned or transferred by such Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act specified by the Securities and Exchange Commission). A beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

19.	Retirement and Welfare Plans.

Neither Awards made under the Plan nor shares of Common Stock or cash paid pursuant to such Awards will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit or except as the Committee may otherwise determine in its discretion.

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20.	Certain Limitations on Awards to Ensure Compliance with Section 409A of the Code.

(a) The Company intends that the Plan and each Award granted hereunder that is subject to Section 409A of the Code shall comply with Section 409A of the Code and that the Plan shall be interpreted, operated and administered accordingly. In the event any term and/or condition of an Award granted hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such term and/or condition shall be restructured, to the extent possible, in a manner, determined by the Committee, which does not cause such an accelerated or additional tax. Any reservation of rights by the Company hereunder affecting the timing of payment of any Award subject to Section 409A of the Code will only be as broad as is permitted by Section 409A of the Code. Notwithstanding anything herein to the contrary, in no event shall the Company be liable for the payment of or gross up in connection with any taxes and or penalties owed by the Participant pursuant to Section 409A of the Code. For purposes of Section 409A of the Code, each installment payment provided under the Plan shall be treated as a separate payment.

(b) Notwithstanding anything herein or in any Award Agreement to the contrary, in the event that a Participant is a “specified employee” (within the meaning of Section 409A(2)(B) of the Code) as of the date of such Participant’s termination of Employment, any Awards subject to Section 409A of the Code payable to such Participant as a result of his or her termination of Employment, shall be paid on the first business day of the first calendar month that begins after the six-month anniversary of the date of the Participant’s termination of Employment, or, if earlier, the date of the Participant’s death.

21.	Participants Based Outside of the United States.

Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company operates or has employees, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b) Determine which employees outside the United States are eligible to participate in the Plan;

(c) Modify the terms and conditions of any Award granted to employees outside the United States to comply with applicable foreign laws;

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21 by the Committee shall be attached to the Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

22.	Legend.

The certificates or book entry for shares of Common Stock may include any legend or coding, as applicable, which the Committee deems appropriate to reflect any restrictions on transfer of such shares.

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23.	Severability; Entire Agreement.

If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal, or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality, or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreement or other agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations, and warranties between them, whether written or oral, with respect to the subject matter thereof.

24.	Descriptive Headings.

The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

25.	Governing Law.

The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

26.	Clawback.

Notwithstanding anything herein to the contrary, the Company will be entitled, to the extent permitted or required by applicable law, Company policy including without limitation the Executive Compensation Recovery Policy and/or the requirements of an exchange on which the Company’s shares of Common Stock are listed for trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by the Company or any of its affiliates at any time to a Participant under the Plan and the Participant, by accepting Awards pursuant to the Plan and any Award Agreement, agrees to comply with any Company request or demand for such recoupment.

27.	Effective Date and Term of Plan.

The Plan was initially adopted and shall be effective as of the Effective Date. The Plan shall terminate automatically on the ten (10) year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 16, but all Awards made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

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Appendix D

Sabre Corporation 2019 Director Equity Compensation Plan

1.	Purpose of the Plan.

This Sabre Corporation 2019 Director Equity Compensation Plan is intended to promote the interests of the Company and its stockholders by providing certain compensation to eligible directors of the Company and to encourage the highest level of director performance by providing such directors with a proprietary interest in the Company’s success and progress by granting them awards hereunder.

2.	Definitions.

As used in the Plan or in any instrument governing the terms of any Award, the following definitions apply to the terms indicated below:

(a) “Affiliate” means the Company and any of its direct or indirect subsidiaries.

(b) “Affiliated Entity” means any entity related to the Company as a member of a controlled group of corporations in accordance with Section 414(b) of the Code or as a trade or business under common control in accordance with Section 414(c) of the Code, for so long as such entity is so related, including without limitation any Affiliate.

(c) “Awards” mean all awards granted pursuant to the terms of the Plan including, but not limited to, Cash Awards, Non-Qualified Stock Options, Stock Appreciation Rights, restricted stock awards and restricted stock unit awards.

(d) “Award Agreement” means the written agreement, in a form determined by the Committee from time to time, between the Company and a Participant that evidences the grant of an Award and sets out the terms and conditions of an Award.

(e) “Board” means the Board of Directors of Sabre Corporation.

(f) “Cash Award” means an award granted pursuant to Section 8 of the Plan.

(g) “Change in Control” means the occurrence of any of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company on a consolidated basis to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof; (ii) the approval by the holders of the outstanding voting power of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) any Person or Group(other than any employee benefit plan sponsored by Sabre Corporation) shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of Common Stock representing more than 40% of the aggregate outstanding voting power of the Company and such Person or Group actually has the power to vote such Common Stock in any such election; (iv) the replacement of a majority of the Board over a two-year period from the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or (v) consummation of a merger or consolidation

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APPENDIX D

of the Company with another entity in which the holders of the Common Stock of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, less than 50% of the common equity interests in the surviving corporation in such transaction. Notwithstanding the foregoing, with respect to any Award that is characterized as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of any payment in respect of such Award unless such event is also a “change in ownership,” “change in effective control” or “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations, and administrative guidance issued thereunder.

(i) “Committee” means the Compensation Committee of the Board or such other committee as the Board shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(j) “Common Stock” means Sabre Corporation Common Stock, $0.01 par value per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 10 of the Plan.

(k) “Company” means Sabre Corporation and all of its Subsidiaries, collectively.

(l) “Director Deferred Compensation Plan” means any plan, agreement or arrangement maintained by the Company from time to time that is established or maintained under this Plan and that provides opportunities for deferral of compensation.

(m) “Effective Date” means the date the Plan is approved by the Company’s stockholders.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, with respect to a share of Common Stock, as of the applicable date of determination (i) closing price of a share of Common Stock on the date of grant as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on the date of grant as reported on the NASDAQ Stock Market. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its sole discretion taking into account the requirements of Section 409A of the Code.

(p) “Grant Date” means the date designated by the Committee and specified in the Award Agreement as the date the Award is granted.

(q) “Non-Qualified Stock Option” means an Option that is not an “incentive stock option” within the meaning of Section 422 of the Code.

(r) “Option” means a stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6 of the Plan.

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(s) “Other Stock-Based Award” means an award granted to a Participant pursuant to Section 7 of the Plan.

(t) “Participant” means a member of the Board who is not an employee of the Company or any of its Subsidiaries who is eligible to participate in the Plan and to whom one or more Awards have been granted and, following the death of any such Person, his successors, heirs, executors, and administrators, as the case may be.

(u) “Person” means a “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) of the Exchange Act.

(v) “Plan” means this Sabre Corporation 2019 Director Equity Compensation Plan, as it may be amended from time to time.

(w) “Sabre Corporation” means Sabre Corporation, a Delaware corporation, and any successor thereto.

(x) “Securities Act” means the Securities Act of 1933, as amended.

(y) “Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.

3.	Stock Subject to the Plan, Share Counting Rules, and Individual Award Limits.

(a) Subject to adjustment as provided in Section 10 and the provisions of this Section 3, the number of shares of Common Stock that may be covered by Awards granted under the Plan shall be 500,000 shares of Common Stock. Shares of Common Stock issued under the Plan may be either authorized and unissued shares or treasury shares, or both, in the sole discretion of the Committee.

(b) For purposes of the preceding paragraph, shares of Common Stock covered by Awards shall only be counted as used or issued to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan provided, however, that if the exercise price or tax withholding requirements related to any Award granted under the Plan is satisfied through the withholding by the Company of shares of Common Stock that are otherwise then deliverable in respect of such Award or through actual or constructive transfer to the Company of shares of Common Stock already owned, the number of shares of Common Stock withheld or transferred, will be deemed delivered for purposes of determining the number of shares of Common Stock available for issuance or transfer under the Plan. Furthermore, any shares of Common Stock received by a Participant in connection with an exercise of Options that are subsequently repurchased by the Company will be deemed delivered for purposes of determining the number of shares of Common Stock available for issuance or transfer under the Plan. However, if all or any portion of an Award issued pursuant to the Plan expires, or is forfeited, terminated or cancelled, without the issuance of shares of Common Stock, or is exchanged with the Committee’s permission, prior to the issuance of shares of Common Stock, for an Award not involving shares of Common Stock, the number of shares of Common Stock subject to Awards that have been so forfeited, terminated, cancelled, or have expired, as the case may be, will again be available for issuance or transfer under the Plan. In addition, because shares of Common Stock will count against the number reserved in Section 3(a) upon delivery, and subject to the share counting rules under this Section 3(b), the Committee may determine that Awards may be outstanding that relate to a greater number of shares of Common Stock than the aggregate remaining available under the Plan, so long as

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Awards will not result in delivery and vesting of shares of Common Stock in excess of the number then available under the Plan.

(c) Shares of Common Stock covered by Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion, or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of NASDAQ Listing Rule 5635) as provided in Section 10 of the Plan shall not count as used under the Plan for purposes of Section 3.

(d) Notwithstanding anything in the Plan to the contrary, and subject to adjustment as provided in Section 10:

(i) except as provided in Section 2(d)(ii) below, the aggregate value of Options and Other Stock-Based Awards granted to any Participant in a single fiscal year of the Company, solely with respect to his or her service as a non-employee director on the Board, may not exceed $400,000, determined based on the aggregate Fair Market Value of such Awards as of the Grant Date;

(ii) the aggregate values of Options and Other-Stock-Based Awards granted to any Participant in connection with his or her initial appointment as a non-employee director on the Board may not exceed $500,000, determined based on the aggregate Fair Market Value of such Options and Other Stock-Based Awards as of the Grant Date, which, for the avoidance of doubt, may be in addition to any Awards granted to such Participant under Sections 2(d)(i) and 2(d)(iii) of the Plan; and

(iii) the amount payable with respect to any Cash Award granted under the Plan to any Participant in a single fiscal year of the Company, solely with respect to his or her service as a non-employee director on the Board, may not exceed $500,000.

4.	Administration of the Plan.

(a) The Committee

The Plan shall be administered by the Board or a Committee of the Board consisting of two or more persons, each of whom may, from time to time, qualify as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and as “independent” within the meaning of any applicable stock exchange or similar regulatory authority on which the Common Stock is then listed, in each case if and to the extent required by applicable law.

(b) Grant of Awards

(i) The Committee shall, consistent with the terms of the Plan, from time to time designate those individuals who shall be granted Awards under the Plan and the amount, type, and other terms and conditions of such Awards, which need not be identical for each Participant. The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Award (and any Award Agreement) granted thereunder and to adopt, amend and rescind from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate. Decisions of the Committee shall be final, binding, and conclusive on all parties.

(ii) Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award, any award granted

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under another plan of the Company or any business entity to be acquired by the Company, or any other right of a Participant to receive payment from the Company. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards.

(iii) On or after the Grant Date of an Award under the Plan, the Committee may (i) accelerate the date on which any such Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Award, including, without limitation, extending the period following a termination of a Participant’s provision of services during which any such Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability, or transferability, as the case may be, of any such Award, (iv) grant other Awards in addition to, in tandem with, or in substitution or exchange for, any Award, any award granted under another plan of the Company or any business entity to be acquired by the Company, or (v) provide for the payment of dividends or dividend equivalents with respect to any such Award; provided, in each of (i) through (v) that the Committee shall not have any such authority and shall not take any such action to the extent that the grant of such authority or the taking of such action would cause any tax to become due under Section 409A of the Code. Notwithstanding anything herein to the contrary, without the approval of the stockholders of the Company, the Company shall not reprice any stock option (within the meaning of NASDAQ Listing Rule 5635(c) and any other formal or informal guidance issued by the NASDAQ), which for this purpose also means any of the following or any other action that has the same effect: (i) lowering the exercise price of an Option or stock appreciation right after it is granted, (ii) any other action that is treated as a repricing under United States generally accepted accounting principles, or (iii) canceling an Option or stock appreciation right at a time when its exercise price exceeds the Fair Market Value of the underlying shares of Common Stock, in exchange for another Option or stock appreciation right, shares of restricted Common Stock, other Awards, cash or other property; provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment or other action authorized under Section 10.

(iv) The Committee may grant dividend equivalents to any Participant based on the dividends declared on shares of Common Stock that are subject to any Award during the period between the Grant Date and the date the Award is exercised, vests, pays out, or expires. Such dividend equivalents may be awarded or paid in the form of cash, shares of Common Stock, restricted stock, or restricted stock units, or a combination, and shall be determined by such formula and at such time and subject to such accrual, forfeiture, or payout restrictions or limitations as determined by the Committee in its sole discretion.

(v) In addition, the Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant in connection with any Award. If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures, in accordance with Section 409A of the Code (to the extent applicable), for such payment or Common Stock delivery deferrals and any notional earnings to be credited on such deferred amounts.

(c) Delegation of Authority

(i) All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee in its discretion and in accordance with applicable law, in writing, to any subcommittee thereof, or to any other individual as it deems to be advisable, under any conditions and subject to any limitations that the Committee may establish.

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(ii) In addition, the Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to Awards, to process or oversee the issuance of Common Stock under Awards, to interpret and administer the terms of Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Awards under the Plan, (ii) to take any action inconsistent with Section 409A of the Code or (iii) to take any action inconsistent with Section 157 of the Delaware General Corporation Law and other applicable provisions of the Delaware General Corporation Law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee.

(d) Payments by the Company and Registration of Common Stock

(i) The Company shall pay any amount payable with respect to an Award in accordance with the terms of such Award, provided that the Committee may, in its discretion, defer the payment of amounts payable with respect to an Award subject to and in accordance with the terms of any Director Deferred Compensation Plan, to the extent such Director Deferred Compensation Plan permits deferral of Awards granted hereunder. Payments to be made by the Company upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Common Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Common Stock in connection with such settlement, in the Committee’s discretion or upon occurrence of one or more specified events; provided that, with respect to any Award subject to Section 409A of the Code, such acceleration or payment shall comply with Section 409A of the Code.

(ii) Sabre Corporation shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, Sabre Corporation shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until Sabre Corporation is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.

(iii) Furthermore, the Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Common Stock or payment of other benefits under any Award until completion of such registration or qualification of such Common Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Common Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions (including that the certificates

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evidencing shares of Common Stock bear such legends) as it may consider appropriate in connection with the issuance or delivery of Common Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations; provided that the Committee shall take no action to the extent that the taking of such action would cause any tax to become due under Section 409A of the Code. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Common Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery, or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(e) Limitation on Liability

(i) The Committee may employ attorneys, consultants, accountants, agents, and other persons, and the Committee, the Company, and its officers, directors, and employees shall be entitled, in good faith, to rely or act upon any advice, opinions, or valuations of any such persons. In addition, the Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any officer, director, or employee of the Company, the Company’s independent auditors, consultants, or any other agents assisting in the administration of the Plan.

(ii) No member of the Committee, nor any person acting pursuant to authority delegated by the Committee, nor any officer, director, or employee of the Company acting at the direction or on behalf of the Committee, shall be liable for any action, omission, or determination relating to the Plan, and Sabre Corporation shall, to the fullest extent permitted by law, indemnify and hold harmless each member of the Committee, each person acting pursuant to authority delegated by the Committee, and each other officer, director, or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission, or determination was taken or made by such member, director, employee, or other person acting pursuant to authority delegated by the Committee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.	Eligibility.

The Persons who shall be eligible to receive Awards pursuant to the Plan shall be those members of the Board who are not also employees of the Company or any of its Subsidiaries whom the Committee shall select from time to time. Each Award granted under the Plan shall be evidenced by an instrument in writing in form and substance approved by the Committee.

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6.	Options.

The Committee may from time to time grant Options, subject to the following terms and conditions:

(a) Exercise Price

The exercise price per share of Common Stock covered by any Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date. The Award Agreement of each Option shall fix the exercise price and clearly identify such Option as a Non-Qualified Stock Option.

(b) Term and Exercise of Options

(i) Each Option shall become vested and exercisable on such date or dates, during such period, and for such number of shares of Common Stock as shall be determined by the Committee on or after the date such Option is granted; provided, however, that no Option shall be exercisable after the expiration of ten years from the date such Option is granted; and, provided, further, that each Option shall be subject to earlier termination, expiration, or cancellation as provided in the Plan or in the relevant Award Agreement.

(ii) Each Option may be exercised in whole or in part. The partial exercise of an Option shall not cause the expiration, termination, or cancellation of the remaining portion thereof.

(iii) An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including, without limitation, through net physical settlement;

(iv) Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however, that the Committee may permit Non-Qualified Stock Options to be sold, pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine. In addition, the Committee may impose such restrictions on any shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such shares.

(v) Options granted under the Plan are intended to be exempt from Section 409A of the Code.

7.	Other Stock-Based Awards.

The Committee may from time to time grant equity, equity-based or equity-related Awards not otherwise described herein in such amounts and subject to such terms and conditions as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units, or share-denominated performance units, and (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each Other Stock-Based Award shall be

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denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such award. Notwithstanding the foregoing, to the extent any such Other Stock-Based Award is subject to Section 409A of the Code, the Award Agreement of such Other Stock-Based Award shall contain terms and conditions (including, without limitation and to the extent applicable, deferral and payment provisions) that comply with Section 409A of the Code.

8.	Cash Awards.

The Committee may grant to any Participant Cash Awards that are subject to the terms and conditions of the Plan. Cash Awards granted under the Plan may be settled in cash or in other property, including shares of Common Stock, provided that the term “Cash Award” shall exclude any Option or Other Stock-Based Award. For the avoidance of doubt, nothing herein is intended to limit or shall limit the Company’s ability to pay cash-based compensation, such as a cash retainer, that is not subject to the Plan.

9.	Effect of Termination of Services.

Each Award Agreement shall set forth the effect of the Participant’s termination of services as a director on any outstanding Awards. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards issued, and may reflect distinctions based on the reasons for the termination.

10.	Adjustment Upon Certain Changes.

(a) Shares Available for Grants

In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Awards in any year, and the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Awards to any individual Participant in any year, shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other similar event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares of Common Stock with respect to which Awards may be granted.

(b) Increase or Decrease in Issued Shares Without Consideration

In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, appropriately adjust the number of shares of Common Stock subject to each outstanding Award and the exercise price per share of Common Stock of each such Award.

(c) Certain Mergers

In the event that any merger, consolidation or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of the surviving

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APPENDIX D

corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, adjust each Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Award would have received in such merger or consolidation.

(d) Certain Other Transactions

In the event of (i) a dissolution or liquidation of Sabre Corporation, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation, or similar transaction involving Sabre Corporation in which Sabre Corporation is not the surviving corporation, or (iv) a merger, consolidation or similar transaction involving Sabre Corporation in the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, other than shares of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, but subject to Section 409A of the Code to the extent applicable, have the power to:

(i) cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to the value, as determined by the Committee in its reasonable discretion, of such Award, provided that with respect to any outstanding Option such value shall be equal to the excess of (A) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option; and

(ii) provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to (A) some or all of the property which a holder of the number of shares of Common Stock subject to such Award would have received in such transaction or (B) securities of the acquiror or surviving entity and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price of the Award, or the number of shares or amount of property subject to the Award or provide for a payment (in cash or other property) to the Participant to whom such Award was granted in partial consideration for the exchange of the Award.

(e) Other Changes

In the event of any change in the capitalization of Sabre Corporation or corporate change other than those specifically referred to in paragraphs (b), (c), or (d), including, without limitation, an extraordinary cash dividend, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in such other terms of such Awards as the Committee may consider appropriate.

(f) Cash Awards

In the event of any transaction or event described in this Section 10, including without limitation any corporate change referred to in paragraph (e) hereof, the Committee may, as the Committee may consider appropriate in respect of such transaction or event, make such adjustments in the terms and conditions of any Cash Awards.

(g) No Other Rights

Except as expressly provided in the Plan or any Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend

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APPENDIX D

or dividend equivalents, any increase or decrease in the number of shares of stock of any class, or any dissolution, liquidation, merger, or consolidation of Sabre Corporation or any other corporation. Except as expressly provided in the Plan, no issuance by Sabre Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award.

(h) Savings Clause

No provision of this Section 10 shall be given effect to the extent that such provision (i) would cause any tax to become due under Section 409A of the Code or (ii) would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act.

11.	Change in Control

Except as otherwise set forth in a Participant’s Award Agreement, in the event (a) a Participant’s service on the Board terminates in connection with a Change in Control of the Company or (b) of a Change in Control in which outstanding Awards are not assumed, continued, or substituted by the surviving corporation:

(i) All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control without regard to deferral and vesting conditions; and

(ii) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control.

12.	Rights under the Plan.

(a) No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Award granted pursuant to the Plan until the date of the issuance of such shares on the books and records of Sabre Corporation. Except as otherwise expressly provided in Section 10 hereof, no adjustment of any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued. Nothing in this Section 12 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or to grant rights related to such dividends.

(b) Nothing in the Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate. Neither the adoption of the Plan nor the grant of any Award shall be construed as creating any limitations on the power of the Board of Directors or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

(c) The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights

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APPENDIX D

to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

13.	No Right to Continued Services; No Right to Award.

(a) Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his service to the Company or interfere in any way with the right of the Company at any time to terminate such service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

(b) No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

14.	Tax Provisions & Withholding.

(a) Cash Remittance

Whenever shares of Common Stock are to be issued upon the exercise of an Option or the grant or vesting of an Award, and whenever any amount shall become payable in respect of any Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, vesting, or payment prior to the delivery of any certificate or certificates for such shares or the effectiveness of the lapse of such restrictions or making of such payment. In addition, upon the exercise or settlement of any Award in cash, or any payment with respect to any Award, the Company shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, settlement, or payment. The Company can delay the delivery to a Participant of any Common Stock or cash payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.

(b) Stock Remittance

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant, or vesting of an Award, the Participant may tender to Sabre Corporation a number of shares of Common Stock that have been owned by the Participant for at least six months (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, or vesting but not greater than such withholding obligations. Such election (i) shall be irrevocable, made in writing, and signed by the Participant, (ii) shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate, and (iii) shall satisfy the Participant’s obligations under this Section 14, if any. The Company can delay the delivery to a Participant of any Common Stock or cash payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.

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APPENDIX D

(c) Stock Withholding

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant, or vesting of an Award, the Company shall withhold a number of such shares having a Fair Market Value at the exercise date determined by the Committee to be sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, or vesting but not greater than such withholding obligations. Such election (i) shall be irrevocable, made in writing, and signed by the Participant, (ii) shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate, and (iii) shall satisfy the Participant’s obligations under this Section 14, if any. The Company can delay the delivery to a Participant of any Common Stock or cash payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.

(d) Consent to and Notification of Section 83(b) Election

No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

15.	Amendment or Termination of the Plan.

(a) The Board may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, regulation, or rule of a stock exchange requires stockholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan; provided that no provision of this Section 15 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

(b) Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, materially adversely affect the Participant’s rights under any previously granted and outstanding Award.

(c) Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

16.	No Obligation to Exercise.

The grant to a Participant of an Award shall impose no obligation upon such Participant to exercise such Award.

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APPENDIX D

17.	Transfer Restrictions.

(a) Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Award, or the right to exercise any Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Award.

(b) Except as provided in the preceding paragraph (regarding transfers upon the death of a Participant) and Section 6 (regarding the transfer of certain Non-Qualified Stock Options), no Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated, or otherwise encumbered or subject to any lien, obligation, or liability of such Participant to any party (other than the Company), or assigned or transferred by such Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act specified by the Securities and Exchange Commission). A beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

18.	Retirement and Welfare Plans.

Neither Awards made under the Plan nor shares of Common Stock or cash paid pursuant to such Awards will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit or except as the Committee may otherwise determine in its discretion.

19.	Certain Limitations on Awards to Ensure Compliance with Section 409A of the Code.

(a) The Company intends that the Plan and each Award granted hereunder that is subject to Section 409A of the Code shall comply with Section 409A of the Code and that the Plan shall be interpreted, operated and administered accordingly. In the event any term and/or condition of an Award granted hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such term and/or condition shall be restructured, to the extent possible, in a manner, determined by the Committee, which does not cause such an accelerated or additional tax. Any reservation of rights by the Company hereunder affecting the timing of payment of any Award subject to Section 409A of the Code will only be as broad as is permitted by Section 409A of the Code. Notwithstanding anything herein to the contrary, in no event shall the Company be liable for the payment

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APPENDIX D

of or gross up in connection with any taxes and or penalties owed by the Participant pursuant to Section 409A of the Code. For purposes of Section 409A of the Code, each installment payment provided under the Plan shall be treated as a separate payment.

(b) Notwithstanding anything herein or in any Award Agreement to the contrary, in the event that a Participant is a “specified employee” (within the meaning of Section 409A(2)(B) of the Code) as of the date of such Participant’s termination of services, any Awards subject to Section 409A of the Code payable to such Participant as a result of his or her termination, shall be paid on the first business day of the first calendar month that begins after the six-month anniversary of the date of the Participant’s termination of services, or, if earlier, the date of the Participant’s death.

20.	Participants Based Outside of the United States.

Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company operates or which are applicable to a Participant, the Committee, in its sole discretion, shall have the power and authority to:

(a) Modify the terms and conditions of any Award granted to a director if necessary to comply with applicable foreign laws;

(b) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20 by the Committee shall be attached to the Plan document as appendices; and

(c) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.	Legend.

The certificates or book entry for shares of Common Stock may include any legend or coding, as applicable, which the Committee deems appropriate to reflect any restrictions on transfer of such shares.

22.	Severability; Entire Agreement.

If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal, or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality, or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreement or other agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations, and warranties between them, whether written or oral, with respect to the subject matter thereof.

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APPENDIX D

23.	Descriptive Headings.

The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

24.	Governing Law.

The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

25.	Clawback.

Notwithstanding anything herein to the contrary, the Company will be entitled, to the extent permitted or required by applicable law, Company policy, and/or the requirements of an exchange on which the Company’s shares of Common Stock are listed for trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by the Company or any of its affiliates at any time to a Participant under the Plan and the Participant, by accepting Awards pursuant to the Plan and any Award Agreement, agrees to comply with any Company request or demand for such recoupment.

26.	Effective Date and Term of Plan.

The Plan was initially adopted and shall be effective as of the Effective Date. The Plan shall terminate automatically on the ten (10) year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 15, but all Awards made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

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APPENDIX E

Appendix E

Reconciliations of Non-GAAP and GAAP Financial Measures

The following table sets forth the reconciliation of net income attributable to common stockholders to Adjusted Net Income, Adjusted EBITDA and Adjusted Operating Income (in thousands):

	Year Ended December 31,
	2018	2017

Net income attributable to common stockholders	$337,531	$242,531

Loss (income) from discontinued operations, net of tax	(1,739)	1,932

Net income attributable to noncontrolling interests(1)	5,129	5,113

Income from continuing operations	340,921	249,576

Adjustments:

Impairment and related charges(2)	—	81,112

Acquisition-related amortization(3a)	68,008	95,860

Loss on extinguishment of debt	633	1,012

Other, net(5)	8,509	(36,530)

Restructuring and other costs(6)	—	23,975

Acquisition-related costs(7)	3,266	—

Litigation costs (reimbursements)(8)	8,323	(35,507)

Stock-based compensation	57,263	44,689

Tax impact of net income adjustments(9)	(59,353)	(34,069)

Adjusted Net Income from continuing operations	$427,570	$390,118

Adjusted Net Income from continuing operations per share	$1.54	$1.40

Diluted weighted-average common shares outstanding	277,518	278,320

Adjusted Net Income from continuing operations	$427,570	$390,118

Adjustments:

Depreciation and amortization of property and equipment(3b)	303,612	264,880

Amortization of capitalized implementation costs(3c)	41,724	40,131

Amortization of upfront incentive consideration(4)	77,622	67,411

Interest expense, net	157,017	153,925

Remaining provision for income taxes	116,845	162,106

Adjusted EBITDA	1,124,390	1,078,571

Less:

Depreciation and amortization(3)	413,344	400,871

Amortization of upfront incentive consideration(4)	77,622	67,411

Acquisition-related amortization(3a)	(68,008)	(95,860)

Adjusted Operating Income	$701,432	$706,149

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APPENDIX E

The following table sets forth the reconciliation of operating income (loss) in our statement of operations to Adjusted Gross Profit, Adjusted EBITDA and Adjusted Operating Income (Loss) by business segment (in thousands):

	Year Ended December 31, 2018
	Travel Network	Airline Solutions	Hospitality Solutions	Corporate	Total

Operating income (loss)	$753,255	$111,146	$12,881	$(315,266)	$562,016

Add back:

Selling, general and administrative	160,298	73,675	33,626	245,927	513,526

Cost of revenue adjustments:

Depreciation and amortization(3)	106,877	170,258	36,826	27,692	341,653

Amortization of upfront incentive consideration(4)	77,622	—	—	—	77,622

Stock-based compensation	—	—	—	26,591	26,591

Adjusted Gross Profit	1,098,052	355,079	83,333	(15,056)	1,521,408

Selling, general and administrative	(160,298)	(73,675)	(33,626)	(245,927)	(513,526)

Joint venture equity income	2,556	—	—	—	2,556

Selling, general and administrative adjustments:

Depreciation and amortization(3)	11,399	12,173	3,117	45,002	71,691

Acquisition-related costs(7)	—	—	—	3,266	3,266

Litigation reimbursements(8)	—	—	—	8,323	8,323

Stock-based compensation	—	—	—	30,672	30,672

Adjusted EBITDA	951,709	293,577	52,824	(173,720)	1,124,390

Less:

Depreciation and amortization(3)	118,276	182,431	39,943	72,694	413,344

Amortization of upfront incentive consideration(4)	77,622	—	—	—	77,622

Acquisition-related amortization(3a)	—	—	—	(68,008)	(68,008)

Adjusted Operating Income (Loss)	$755,811	$111,146	$12,881	$(178,406)	$701,432

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APPENDIX E

	Year Ended December 31, 2017
	Travel Network	Airline Solutions	Hospitality Solutions	Corporate	Total

Operating income (loss)	$744,045	$137,932	$9,670	$(398,207)	$493,440

Add back:

Selling, general and administrative	162,997	78,638	47,121	221,319	510,075

Impairment and related charges(2)	—	—	—	81,112	81,112

Cost of revenue adjustments:

Depreciation and amortization(3)	96,796	149,685	31,686	39,645	317,812

Restructuring and other costs(6)	—	—	—	12,604	12,604

Amortization of upfront incentive consideration(4)	67,411	—	—	—	67,411

Stock-based compensation	—	—	—	17,732	17,732

Adjusted Gross Profit	1,071,249	366,255	88,477	(25,795)	1,500,186

Selling, general and administrative	(162,997)	(78,638)	(47,121)	(221,319)	(510,075)

Joint venture equity income	2,580	—	—	—	2,580

Selling, general and administrative adjustments:

Depreciation and amortization(3)	12,783	8,820	1,428	60,028	83,059

Restructuring and other costs(6)	—	—	—	11,371	11,371

Litigation reimbursements(8)	—	—	—	(35,507)	(35,507)

Stock-based compensation	—	—	—	26,957	26,957

Adjusted EBITDA	923,615	296,437	42,784	(184,265)	1,078,571

Less:

Depreciation and amortization(3)	109,579	158,505	33,114	99,673	400,871

Amortization of upfront incentive consideration(4)	67,411	—	—	—	67,411

Acquisition-related amortization(3a)	—	—	—	(95,860)	(95,860)

Adjusted Operating Income (Loss)	$746,625	$137,932	$9,670	$(188,078)	$706,149

Non-GAAP Footnotes

(1)

Net income attributable to non-controlling interests represents an adjustment to include earnings allocated to non-controlling interest held in (i) Sabre Travel Network Middle East of 40%, (ii) Sabre Seyahat Dagitim Sistemleri A.S. of 40%, (iii) Abacus International Lanka Pte Ltd of 40%, and (iv) Sabre Bulgaria of 40% beginning in November 2017.

(2)

Impairment and related charges represents an $81 million charge in 2017 associated with net capitalized contract costs related to an Airline Solutions’ customer based on our analysis of the recoverability of such amounts.

(3)	Depreciation and amortization expenses:

a.	Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date.

b.	Depreciation and amortization of property and equipment includes software developed for internal use.

c.	Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(4)

Our Travel Network business at times provides upfront incentive consideration to travel agency subscribers at the inception or modification of a service contract, which are capitalized and amortized to cost of revenue over an average expected life of the service contract, generally over three to five years. This consideration is made with the objective of increasing the number

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APPENDIX E

of clients or to ensure or improve customer loyalty. These service contract terms are established such that the supplier and other fees generated over the life of the contract will exceed the cost of the incentive consideration provided up front. These service contracts with travel agency subscribers require that the customer commit to achieving certain economic objectives and generally have terms requiring repayment of the upfront incentive consideration if those objectives are not met.

(5)

In 2018, Other, net, includes an expense of $5 million related to our liability under the Tax Receivable Agreement (“TRA”) offset by a gain of $8 million on the sale of an investment. In 2017, we recognized a benefit of $60 million due to a reduction to our liability under the TRA primarily due to a provisional adjustment resulting from the enactment of TCJA which reduced the U.S. corporate income tax rate, offset by a loss of $15 million related to debt modification costs associated with a debt refinancing. In 2016, we recognized a gain of $15 million from the sale of our available-for-sale marketable securities, and a $6 million gain associated with the receipt of an earn-out payment from the sale of a business in 2013. In addition, all periods presented include foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(6)

Restructuring and other costs represents charges associated with business restructuring and associated changes implemented which resulted in severance benefits related to employee terminations, integration and facility opening or closing costs and other business reorganization costs. We recorded $25 million and $20 million in charges associated with an announced action to reduce our workforce in 2017 and 2016, respectively. These reductions aligned our operations with business needs and implemented an ongoing cost and organizational structure consistent with our expected growth needs and opportunities. In 2015, we recognized a restructuring charge of $9 million associated with the integration of Abacus, and reduced that estimate by $4 million in 2016, as a result of the reevaluation of our plan derived from a shift in timing and strategy of originally contemplated actions. As of December 31, 2018, our actions under this plan have been substantially completed and payments under the plan have been made.

(7)

Acquisition-related costs represent fees and expenses incurred associated with the 2018 agreement to acquire Farelogix, which is anticipated to close in 2019, and in 2016, the acquisition of the Trust Group and Airpas Aviation.

(8)

Litigation costs (reimbursements), net represent charges associated with antitrust and other foreign non-income tax contingency matters. In 2018, we recorded non-income tax expense of $4 million for tax, penalties and interest associated with certain non-income tax claims for historical periods regarding permanent establishment in a foreign jurisdiction. In 2017, we recorded a $43 million reimbursement, net of accrued legal and related expenses, from a settlement with our insurance carriers with respect to the American Airlines litigation. In 2016, we recorded an accrual of $32 million representing the trebling of the jury award plus our estimate of attorneys’ fees, expenses and costs in the US Airways litigation.

(9)

The tax impact on net income adjustments includes the tax effect of each separate Adjustment based on the statutory tax rate for the jurisdiction(s) in which the Adjustment was taxable or deductible, and the tax effect of items that relate to tax specific financial transactions, tax law changes, uncertain tax positions and other items. In 2018, the provision for income taxes includes a benefit of $27 million related to the enactment of the TCJA for deferred taxes and foreign tax effects. In 2017, provision for income taxes includes a provisional impact of $47 million recognized as a result of the enactment of the TCJA in December 2017.

E-4	Sabre Corporation 2019 Proxy Statement

ANNUAL MEETING OF SABRE CORPORATION

Date:	Tuesday, April 23, 2019
Time:	9:30 A.M. (Central Daylight Time)
Place:	3150 Sabre Drive, Southlake, Texas 76092

Please make your marks like this: ☒ Use dark black pencil or pen only
Board of Directors Recommends a Vote FOR Proposals 1, 2, 3, 4 and 5.
1:	Election of Directors (term to expire at the 2020 Annual Meeting of Stockholders)
		For	Against	Abstain	Directors Recommend i
	01 George Bravante, Jr.	☐	☐	☐	For
	02 Joseph Osnoss	☐	☐	☐	For
	03 Zane Rowe	☐	☐	☐	For
	04 John Siciliano	☐	☐	☐	For
		For	Against	Abstain
2:	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2019.	☐	☐	☐	For
3:

To adopt the Fourth Amended and Restated Certificate of Incorporation,which eliminates the supermajority voting provisions and deletes certain obsolete provisions from our Certificate of Incorporation.

		☐	☐	☐	For
4:	To approve our 2019 Omnibus Incentive Compensation Plan.	☐	☐	☐	For
5:	To approve our 2019 Director Equity Compensation Plan.	☐	☐	☐	For
In their discretion, the proxies are authorized to vote on any other business that may properly come before the Annual Meeting or any adjournments or postponements.
	To attend the meeting and vote your shares in person, please mark this box.			☐
Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears hereon. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Sabre Corporation

to be held on Tuesday, April 23, 2019

for Holders of Record as of February 25, 2019

This proxy is being solicited on behalf of the Board of Directors

INTERNET	TO VOTE BY:
TELEPHONE 866-206-5104

Go To www.proxypush.com/SABR • Cast your vote online. • View Meeting Documents.	OR	• Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.
MAIL

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Sean Menke, Aimee Williams-Ramey and Steve Milton, and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Sabre Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2, 3, 4 AND 5.

PROXY TABULATOR FOR SABRE CORPORATION P.O. BOX 8016 CARY, NC 27512-9903

Revocable Proxy — Sabre Corporation

Annual Meeting of Stockholders

Tuesday, April 23, 2019 9:30 a.m. (Central Daylight Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Sean Menke, Aimee Williams-Ramey and Steve Milton, and each of them and each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of capital stock of Sabre Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders on Tuesday, April 23, 2019, 9:30 a.m. at our Global Headquarters, 3150 Sabre Drive, Southlake, Texas 76092, and any and all adjournments thereof, as set forth herein.

This proxy is revocable and will be voted as directed. However, if no instructions are specified, the proxy will be voted FOR the nominees for directors specified in Item 1 and FOR Items 2, 3, 4 and 5.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)